UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Wyndham Hotels & Resorts, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☑ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF 2026 ANNUAL MEETING
OF STOCKHOLDERS AND
PROXY STATEMENT

March 25, 2026
Dear Fellow Stockholder:
On behalf of your Board of Directors, we are pleased to invite you to attend the 2026 annual meeting of stockholders to be held on Thursday, May 14, 2026 at 9:00 a.m. Eastern Time. The meeting will be held in person at Wyndham Hotels & Resorts, Inc., 22 Sylvan Way, Parsippany, New Jersey 07054.
Our 2025 results underscore the highly cash generative nature of our business and a resilient business model that has a proven ability to generate growth amid macro-uncertainty. Our performance was driven by strong, record-level development momentum, enhanced ancillary fee growth and prudent cost containment measures. System-wide rooms grew organically by 4% year-over-year, including a record level of organic room openings, and we grew our global development pipeline by 3% year-over-year to 259,000 rooms.
We also signed 870 deals, which was 18% more than 2024’s all-time high. Our record number of new signings and openings are increasing Wyndham’s long-term economics by securing franchise agreements that drive higher average royalty revenue. Our record development pipeline is now carrying an average FeePAR premium of 30% domestically and nearly 20% internationally, compared to our existing system, which will enhance future growth. New strategic partnerships and affiliations, new technology initiatives, and continued momentum in our co-branded credit card program fueled a record level of ancillary revenues in 2025 and we leveraged our technology foundation to align with our AI initiatives, helping to improve our owners’ returns while enabling new AI booking paths. We did all of this while continuing to prioritize targeted investments in the future growth of our business, including sustained key money investments to attract new, high FeePAR hotels in key domestic and international markets.
The strong execution of our team members in 2025 led to the delivery of diluted earnings per share of $2.50 and adjusted diluted earnings per share of $4.58. For 2025, net income was $193 million, adjusted net income was $353 million, and adjusted EBITDA was $718 million. Net cash provided by operating activities was $367 million, and adjusted free cash flow was $433 million in 2025. We also returned $393 million to our stockholders in 2025, including dividend payments of $127 million and stock repurchases of $266 million. This highlights your Board’s continued confidence in our business and our strategy.*1
We are grateful for our team members around the world, whose commitment to our Count on Me culture and to delivering continued support and significant value to owners and guests in the face of a challenging RevPAR environment, remains paramount to our resilience and sustained success. In May 2025, we were named among Newsweek® Magazine’s “Global Most Loved Workplaces” for the third consecutive year.
As described in the accompanying proxy statement, your Board’s Compensation Committee works to ensure that executive pay and performance are appropriately aligned to incentivize management to increase stockholder value. We encourage you to read the proxy statement carefully for more information.
*1    Please see Appendix A to the accompanying proxy statement for (i) cautionary language regarding forward-looking statements and (ii) a reconciliation of non-GAAP financial measures to the corresponding GAAP results and an explanation of the adjustments that we have made to calculate these adjusted non-GAAP financial measures.

Your Board remains committed to providing effective oversight as Wyndham continues to execute our strategy and we’re confident the plan we have in place is the right one – one that is expected to generate significant value over the near and medium term.
Your vote is very important. Whether or not you plan to attend the 2026 annual meeting, please cast your vote as soon as possible. We look forward to our continued dialogue in the future and we, along with our outstanding team, remain committed to creating even greater value for you.
Very truly yours,

Stephen P. Holmes	Geoffrey A. Ballotti
Chair of the Board	President and Chief Executive Officer

WYNDHAM HOTELS & RESORTS, INC.
NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS
March 25, 2026

Date:	Thursday, May 14, 2026
Time:	9:00 a.m. Eastern Time
Place:	Wyndham Hotels & Resorts, Inc., 22 Sylvan Way, Parsippany, New Jersey 07054
Purposes of the Annual Meeting:
•to elect nine Directors for a term expiring at the 2027 Annual Meeting of Stockholders, with each Director to serve until such Director’s successor is elected and qualified or until such Director’s earlier resignation, retirement, disqualification or removal (“Proposal 1”);
•to vote on an advisory resolution to approve our executive compensation program (“Proposal 2”);
•to vote on a proposal to ratify the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2026 (“Proposal 3”);
•to vote on a stockholder proposal, if properly presented at the meeting, regarding stockholder ability to act by written consent ("Proposal 4"); and
•to transact any other business that may be properly brought before the meeting or any postponement, adjournment or continuation of the meeting.
The matters specified for voting above are more fully described in the attached Proxy Statement. Only our stockholders of record at the close of business on March 20, 2026 (the “Record Date”) will be entitled to notice of and to vote at the 2026 Annual Meeting of Stockholders (including any postponements, adjournments or continuations thereof, the “Annual Meeting”).
Who may attend the Annual Meeting:
Attendance at the Annual Meeting will be limited to stockholders as of the close of business on the Record Date, their authorized representatives and guests of the Company. Access to the Annual Meeting may be granted to others at the discretion of the Company and the chair of the Annual Meeting. Cameras and recording devices will not be permitted at the Annual Meeting.
How to attend the Annual Meeting:
All persons attending the Annual Meeting must bring photo identification such as a valid driver’s license or passport for purposes of personal identification along with proof of stock ownership. If you are a stockholder of record, please be prepared to provide the top portion of your proxy card.

If your shares are held in the name of a bank, broker or other nominee, you will need to bring a proxy, letter or recent account statement from that bank, broker or nominee that confirms that you are the beneficial owner of those shares.
Record Date:
March 20, 2026 is the Record Date for the Annual Meeting. This means that owners of Wyndham Hotels & Resorts, Inc. common stock at the close of business on that date are entitled to:
•receive notice of the Annual Meeting; and
•vote at the Annual Meeting.
Information About the Notice of Internet Availability of Proxy Materials for the Annual Meeting of Stockholders: Instead of mailing a printed copy of our proxy materials, including our Annual Report, to all of our stockholders, we provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all stockholders. Accordingly, on or about March 25, 2026, we will begin mailing a Notice of Internet Availability of Proxy Materials ("Notice") to all stockholders as of March 20, 2026, and will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a copy of our proxy materials in printed form by mail or electronically by email. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.
Householding Information:
We have adopted a procedure approved by the Securities and Exchange Commission called householding. Under this procedure, stockholders who have the same address and last name and have not previously requested electronic delivery of proxy materials or otherwise provided instructions to the contrary will receive a single envelope containing the Notices for all stockholders having that address. The Notice for each stockholder will include that stockholder's unique control number needed to vote his or her shares. This procedure will reduce our printing costs and postage fees.
If you do not wish to participate in householding, please contact Broadridge Financial Solutions by calling their toll-free number at (866) 540-7095 or through Broadridge Financial Solutions, Attn.: Householding Department, 51 Mercedes Way, Edgewood, New York 11717, and a Notice in a separate envelope will be promptly delivered to your address. If you are currently receiving Notices in separate envelopes and wish to receive only one, you may use the same contact information to opt in to householding.
For those stockholders who have the same address and last name and who request to receive a printed copy of the proxy materials by mail, we will send only one copy of such materials to each address unless one or more of those stockholders notifies us, in the same manner described above, that they wish to receive a printed copy for each stockholder at that address.
Beneficial stockholders may request information about householding from their banks, brokers or other holders of record.

Proxy Voting:
Your vote is very important, and we encourage you to vote and submit your proxy as promptly as possible, even if you plan to attend the Annual Meeting. You may vote by Internet, by telephone or by requesting a printed copy of the proxy materials and using the enclosed proxy card. If you are a stockholder of record, you may also vote at the Annual Meeting. If you hold your shares in “street name,” you may only vote in person at the Annual Meeting if you obtain a legal proxy from your bank, broker or other nominee.
Please carefully note any voting deadline indicated on your Notice or proxy card, as voting deadlines may vary depending on how you hold your shares.

By order of the Board of Directors,

Paul F. Cash General Counsel, Chief Compliance Officer and Corporate Secretary
YOUR VOTE IS VERY IMPORTANT!
If you have any questions about the Annual Meeting or how to vote your shares, please contact the firm assisting us with the solicitation of proxies:
INNISFREE M&A INCORPORATED:
(877) 750-0625 (toll-free from the U.S. and Canada) or
+1 (412) 232-3651 from other countries

WYNDHAM HOTELS & RESORTS, INC.
PROXY STATEMENT
This Proxy Statement is being provided to you at the request of the Board of Directors of Wyndham Hotels & Resorts, Inc. (the “Board”) in connection with the solicitation of proxies by the Board and to encourage you to vote your shares at our 2026 Annual Meeting of Stockholders (including any postponements, adjournments or continuations thereof, the “Annual Meeting”). This Proxy Statement contains information on matters that will be presented at the Annual Meeting and is provided to assist you in voting your shares. References in this Proxy Statement to “we,” “us,” “our,” “Wyndham Hotels,” “Wyndham” and the “Company” refer to Wyndham Hotels & Resorts, Inc. and our consolidated subsidiaries.
Our Board is making these materials available to you over the Internet or, upon your request, mailing you printed versions or emailing you electronic versions of these materials in connection with the Annual Meeting. The Notice of Internet Availability of Proxy Materials (“Notice”) is first being sent to our stockholders of record as of March 20, 2026, beginning on or about March 25, 2026, and our proxy materials are being posted on the website referenced in the Notice on that same date. We are, on behalf of our Board, soliciting your proxy to vote your shares at the Annual Meeting. We solicit proxies to give all stockholders of record an opportunity to vote on matters that will be presented at the Annual Meeting.
Annual Meeting Details

Date and Time	Place:
9:00 a.m. Eastern Time on Thursday, May 14, 2026	Wyndham Hotels & Resorts, Inc., 22 Sylvan Way, Parsippany, New Jersey 07054
Meeting Agenda and Voting Recommendations

Proposal	Board Recommendation
1.Election of nine Director nominees for a term expiring at the 2027 Annual Meeting of Stockholders	FOR the election of each of the Director nominees
2.Advisory vote to approve named executive officer compensation	FOR
3.Ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026	FOR
4.Stockholder proposal, if properly presented, regarding stockholder ability to act by written consent	AGAINST
If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted at the discretion of the holders of the proxy on such matters to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board knows of no matters, other than those previously described, to be presented for consideration at the Annual Meeting.
We strongly urge you to read this Proxy Statement carefully and vote “FOR” the election of each of the Director nominees and in accordance with the Board’s recommendations on all other proposals.

Board’s Director Nominees (Proposal 1)
The following table provides summary information about each of the Director nominees. We ask you to vote “FOR” the election of each of the Director nominees.

Nominee	Director Since	Principal Occupation	Committees
Stephen P. Holmes (Chair)	2018	Non-Executive Chair of the Board of Wyndham Hotels & Resorts	Executive (Chair)
Geoffrey A. Ballotti	2018	President and Chief Executive Officer of Wyndham Hotels & Resorts (our “CEO”)	Executive
Myra J. Biblowit	2018	President Emeritus of The Breast Cancer Research Foundation	Compensation Governance (Chair)
James E. Buckman (Lead Director)	2018	Former Vice Chairman of York Capital Management	Compensation Governance Executive
Bruce B. Churchill	2018	Former President of DIRECTV Latin America LLC	Audit Compensation (Chair)
Mukul V. Deoras	2018	President, Asia Pacific Division of Colgate-Palmolive Company & Chairman of Colgate-Palmolive (India) Ltd.	Audit Governance
Alexandra A. Jung	2025	Co-Founder and Managing Partner of Amateras Capital Head of Private Debt Funds and Partner at AEA Investors	Audit Governance
Ronald L. Nelson	2019	Former Chairman and Chief Executive Officer of Avis Budget Group, Inc.	Audit Governance
Pauline D.E. Richards	2018	Former Chief Operating Officer of Trebuchet Group Holdings Limited	Audit (Chair) Governance

FREQUENTLY ASKED QUESTIONS
When and where will the Annual Meeting be held?
The Annual Meeting will be held on Thursday, May 14, 2026 at 9:00 a.m. Eastern Time at Wyndham Hotels & Resorts, Inc., 22 Sylvan Way, Parsippany, New Jersey 07054.
Attendance at the Annual Meeting will be limited to stockholders as of the close of business on March 20, 2026 (the “Record Date”), their authorized representatives and guests of the Company. Access to the Annual Meeting may be granted to others at the discretion of the Company and the chair of the Annual Meeting. In accordance with security procedures, all persons attending the Annual Meeting must present photo identification, such as a valid driver's license or passport, along with proof of ownership. If you are a stockholder of record, please be prepared to provide your Notice, proxy card or proof of your stock ownership as of the Record Date. If you hold your shares in “street name,” you will need to provide proof of ownership, such as a recent account statement or letter from your broker. Cameras and recording devices will not be permitted at the Annual Meeting.
Even if you plan to attend the Annual Meeting, we strongly urge you to vote in advance by voting via the Internet or by telephone or if you received (or requested and received) a printed copy of the Annual Meeting materials, by completing, signing, and dating the enclosed voting instruction form or proxy card and returning it in the postage pre-paid envelope provided, as soon as possible.
What am I being asked to vote on at the Annual Meeting?
You are being asked to vote on the following:
•the election of nine Directors for a term expiring at the 2027 Annual Meeting of Stockholders, with each Director to serve until such Director’s successor is elected and qualified or until such Director’s earlier resignation, retirement, disqualification or removal (“Proposal 1”);
•the advisory approval of our executive compensation program (“Proposal 2”);
•the ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2026 ("Proposal 3");
•a stockholder proposal, if properly presented at the Annual Meeting, regarding stockholder ability to act by written consent (“Proposal 4”); and
•to transact any other business that may be properly brought before the Annual Meeting.
If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted at the discretion of the holders of the proxy on such matters to the extent authorized by Rule 14a-4(c) under the Exchange Act. The Board knows of no matters, other than those previously described, to be presented for consideration at the Annual Meeting.
The Board recommends voting “FOR” the election of each of the Director nominees listed in Proposal 1, “FOR” Proposals 2 and 3 and "AGAINST" Proposal 4.

What is a proxy and a proxy statement?
A proxy is your legal designation of another person to vote the stock you own. That other person is called a "proxy." If you designate someone as your proxy in a written document, that document also is called a "proxy" or a "proxy card." Geoffrey A. Ballotti, our President and CEO, and Paul F. Cash, our General Counsel, Chief Compliance Officer and Corporate Secretary, will serve as proxies for the Annual Meeting pursuant to the proxies solicited by our Board.
A proxy statement is a document that the regulations of the U.S. Securities and Exchange Commission (“SEC”) require us to give you when we ask that you designate Geoffrey A. Ballotti and Paul F. Cash as proxies to vote on your behalf. This Proxy Statement includes information about the proposals to be considered at the Annual Meeting and other required disclosures, including information about the Board and our named executive officers, for the purpose of informing your vote.
Who may vote and how many votes does a stockholder have?
All holders of record of Wyndham common stock as of the close of business on the Record Date (March 20, 2026) are entitled to vote at the Annual Meeting. Each stockholder will have one vote for each share of Wyndham common stock held as of the Record Date. As of the Record Date, 75,051,764 shares of Wyndham common stock were outstanding. There is no cumulative voting, and the holders of Wyndham common stock vote together as a single class. Stockholders do not have appraisal rights under Delaware law in connection with this proxy solicitation.
How many votes must be present to hold the Annual Meeting?
The holders of a majority of the outstanding shares of Wyndham common stock entitled to vote at the Annual Meeting must be present in-person or by proxy at the Annual Meeting in order to constitute a quorum necessary to conduct the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the Annual Meeting.
We urge you to vote by proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that a quorum has been achieved.
What is the difference between a stockholder of record and a stockholder who holds stock in street name?
Most stockholders hold their shares through a broker, bank or other nominee (i.e., in “street name”) rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those held in street name.
•Stockholders of Record. If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the “stockholder of record” (also sometimes referred to as a “registered stockholder” or “registered holder”).

•Street Name Stockholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered, with respect to those shares, the beneficial owner of shares held in “street name.” If you are a street name stockholder, you will be forwarded proxy materials by your broker, bank or other nominee, which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to instruct your broker, bank or other nominee how to vote. Your broker, bank or other nominee has provided a voting instruction form for you to use in directing the broker, bank or other nominee how to vote your shares. If you fail to provide sufficient instructions to your broker, bank or other nominee, they may be prohibited from voting your shares. See the below question “Will my shares be voted if I do nothing?” for additional information.
How do I vote?
Even if you plan to attend the Annual Meeting you are encouraged to vote by proxy.
If you are a stockholder of record, you may vote at the Annual Meeting or in one of the following ways:
•By Internet. You may submit a proxy electronically on the Internet at https://www.proxyvote.com. Please have your Notice or proxy card in hand when you log onto the website. Internet voting facilities will be available 24 hours a day.
•By Telephone. You may submit a proxy by telephone by calling the toll-free number 1-800-690-6903. Please have your Notice or proxy card in hand when you call. Telephone voting facilities will be available 24 hours a day.
•By Mail. If you received (or requested and received) a printed copy of the Annual Meeting materials, you may indicate your vote by marking, signing and dating your proxy card and returning it in the enclosed postage pre-paid reply envelope.
If your shares are registered in the name of a bank, broker or other nominee (i.e., in “street name”), you may generally vote your shares or submit a proxy to have your shares voted by one of the following methods:
•By the Methods Listed on the Voting Instruction Form. Please refer to the voting instruction form or other information forwarded to you by your bank, broker or other nominee to determine whether you may submit a proxy by telephone or on the Internet and follow the instructions provided by your bank, broker or other nominee.
•In Person with a Proxy from the Record Holder. You may vote in person at the Annual Meeting if you obtain a legal proxy from your bank, broker or other nominee. Please consult the voting instruction form or other information forwarded to you by your bank, broker or other nominee to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.
If you hold shares in BOTH street name and as a stockholder of record, YOU MUST VOTE SEPARATELY for each set of shares.
When you vote by proxy, your shares will be voted according to your instructions. If you vote by proxy but do not specify how you want your shares to be voted, they will be voted as the Board recommends.

What if I am a participant in the Wyndham Hotel Group Employee Savings Plan?
For participants in the Wyndham Hotel Group Employee Savings Plan with shares of Wyndham common stock credited to their accounts, voting instructions for the trustees of the plan are also being solicited through this Proxy Statement. In accordance with the provisions of the plan, the trustee will vote shares of Wyndham common stock in accordance with instructions received from the participants to whose accounts the shares are credited. If you do not instruct the plan trustee on how to vote the shares of Wyndham common stock credited to your account, the trustee will vote those shares in proportion to the shares for which instructions are received.
How does the Board recommend that I vote?
The Board recommends the following votes:
•“FOR” the election of each of the Director nominees;
•“FOR” the advisory approval of our executive compensation program;
•“FOR” the ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2026; and
•"AGAINST" the stockholder proposal regarding stockholder ability to act by written consent.
Will my shares be voted if I do nothing?
If your shares of Wyndham common stock are registered in your name, you must submit a proxy by telephone or by Internet or you must sign and return a proxy card in order for your shares to be voted.
If your shares of Wyndham common stock are held in “street name,” that is, held for your account by a bank, broker or other nominee, and you do not give your bank, broker or other nominee specific voting instructions for your shares, under the rules of the NYSE, they will have discretion to vote your shares on “routine” matters, including Proposal 3 to ratify the appointment of the independent registered public accounting firm, but not on any other proposals. Therefore, your bank, broker or other nominee will not be permitted to vote on your behalf on Proposals 1, 2, and 4 unless you provide specific instructions before the date of the Annual Meeting by completing and returning the voting instruction form or proxy card or by following the instructions provided to you to vote your shares by telephone or the Internet.
If your shares of Wyndham common stock are held in “street name,” your bank, broker or nominee has enclosed a voting instruction form with this Proxy Statement. We strongly encourage you to authorize your bank, broker or other nominee to vote your shares by following the instructions provided on the voting instruction form. Please contact the person responsible for your account to ensure that a proxy card or voting instruction form is voted on your behalf.
We strongly urge you to vote “FOR” the election of each of the Director nominees listed in Proposal 1, “FOR” Proposals 2 and 3, and "AGAINST" Proposal 4. Vote TODAY by Internet, by telephone or if you received (or requested and received) a printed copy of the Annual Meeting materials, by signing, dating and returning the enclosed proxy card in the envelope provided, and your shares will be voted as you direct. If you are a registered holder and submit a valid proxy but do not specify how you want to vote your shares with respect to all or certain proposals, then your shares will be voted in line with the Board’s recommendation with respect to those proposals.

If your shares are held in “street name,” you should follow the instructions on the voting instruction form provided by your bank, broker or other nominee and provide specific instructions to your bank, broker or other nominee to vote as described above, and your shares will be voted as you direct.
EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND YOU ALSO SUBMIT YOUR PROXY SO THAT YOUR VOTE WILL COUNT IF YOU ARE UNABLE TO ATTEND THE MEETING. SUBMITTING YOUR PROXY VIA INTERNET, TELEPHONE OR MAIL DOES NOT AFFECT YOUR ABILITY TO VOTE IN PERSON AT THE ANNUAL MEETING.
How many votes are required to approve each proposal?
In the election of Directors under Proposal 1, Directors are elected by a majority of the votes cast at the Annual Meeting, meaning that the number of shares voted “FOR” a Director must exceed the number of shares voted “AGAINST” such Director’s election. Abstentions and broker non-votes will have no effect on the outcome of the vote on Proposal 1.
For each of Proposals 2, 3 and 4, the affirmative vote of the holders of a majority of the shares represented at the Annual Meeting in person or by proxy and entitled to vote on the proposal will be required for approval. Abstentions will have the effect of a vote against any of these proposals. Broker non-votes will have no effect on the outcome of these proposals.
If your shares are registered in the name of a bank, broker or other nominee and you do not give your bank, broker or other nominee specific voting instructions for your shares, under the rules of the NYSE, they will have discretion to vote your shares on “routine” matters, including Proposal 3 to ratify the appointment of the independent registered public accounting firm, but not on any other proposals. Therefore, your bank, broker or other nominee will not be permitted to vote on your behalf on Proposals 1, 2 and 4 unless you provide specific instructions before the date of the Annual Meeting by completing and returning the voting instruction form or proxy card or by following the instructions provided to you to vote your shares by telephone or the Internet.
What is a broker non-vote?
A broker non-vote occurs when a bank, broker or other nominee submits a proxy that states that the bank, broker or other nominee does not vote for one or more of the proposals because such bank, broker or other nominees has not received instructions from the beneficial owner on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions.
How do I attend the Annual Meeting?
The Annual Meeting will begin promptly at 9:00 a.m. Eastern Time on Thursday, May 14, 2026 at Wyndham Hotels & Resorts, Inc., 22 Sylvan Way, Parsippany, New Jersey 07054.
To attend the Annual Meeting, you must bring with you a photo identification such as a valid driver’s license or passport for purposes of personal identification. If you are a stockholder of record, please be prepared to provide your Notice, proxy card or proof of your stock ownership as of the Record Date. If you hold your shares in “street name,” you will need to provide proof of ownership, such as a recent account statement or letter from your broker.

Can I change or revoke my vote?
You may change or revoke your proxy at any time prior to voting at the Annual Meeting (1) by submitting a later dated proxy or by entering new instructions by Internet or telephone prior to 11:59 p.m. Eastern Time on Wednesday, May 13, 2026; (2) by requesting, marking, signing, dating and mailing in a new paper proxy card; (3) by giving timely written notice of such change or revocation to the Corporate Secretary; or (4) by attending the Annual Meeting and voting.
If you are a street name stockholder, you must follow the instructions to revoke your proxy, if any, provided by your bank, broker or other nominee.
How do I make a stockholder proposal or stockholder director nominations for the 2027 Annual Meeting?
Stockholders interested in presenting a proposal for inclusion in our proxy statement and proxy relating to our 2027 annual meeting may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible for inclusion in next year’s proxy statement, stockholder proposals must be received by the Corporate Secretary at our principal executive offices no later than the close of business on November 25, 2026. The Company’s principal executive offices are located at Wyndham Hotels & Resorts, Inc., 22 Sylvan Way, Parsippany, New Jersey 07054.
In general, any stockholder proposal to be considered at the 2027 annual meeting but not included in the proxy statement must be submitted in accordance with the procedures set forth in our By-Laws. Notice of any such proposal must be submitted in writing to and received by the Corporate Secretary at our principal executive offices not earlier than the close of business on January 14, 2027 and not later than the close of business on February 12, 2027. However, if the date of the 2027 annual meeting is not within 30 days before or after May 14, 2027, then a stockholder will be able to submit a proposal for consideration at the 2027 annual meeting not earlier than the close of business on the 120th day prior to the 2027 annual meeting and not later than the close of business on the later of the 90th day prior to the 2027 annual meeting or the 10th day following the day on which public announcement of the date of the 2027 annual meeting is first made. Our By-Laws require that such notice be updated as necessary as of specified dates prior to such annual meeting. Any notification to bring any proposal before an annual meeting must comply with the requirements of our By-Laws as to proper form. A stockholder may obtain a copy of our By-Laws on our investor website, https://investor.wyndhamhotels.com under the Governance/Governance Documents page, or by writing to our Corporate Secretary.
Stockholders may also nominate Directors for election at an annual meeting. To nominate a Director outside of our proxy access By-Laws, stockholders must comply with provisions of applicable law and Article II, Section 15 of our By-Laws. Pursuant to the proxy access provisions in our By-Laws, a stockholder, or a group of up to 20 stockholders, owning at least 3% of the Company’s outstanding stock continuously for at least three years, may nominate and include in the Company’s proxy materials Director nominees constituting up to the greater of two Directors or 20% of the Board, provided that the stockholders and Director nominees satisfy the disclosure and procedural requirements in Article II, Section 16 of our By-Laws. The Corporate Governance Committee will also consider stockholder recommendations for candidates to the Board sent to the Committee c/o the Corporate Secretary. See below under “Director Nomination Process” for information regarding nomination or recommendation of a Director.

Who should I call if I have questions about the Annual Meeting?
If you have any questions or require any assistance with voting your shares, or if you need additional copies of the proxy materials, please contact our proxy solicitation firm, Innisfree M&A Incorporated, at
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
(877) 750-0625 (toll-free from the U.S. and Canada) or
+1 (412) 232-3651 from other countries

GOVERNANCE OF THE COMPANY
Strong corporate governance is an integral part of our core values. Our Board is committed to having sound corporate governance principles and practices. Please visit our investor website at https://investor.wyndhamhotels.com and click on the Governance link, followed by the Governance Documents link, for the Board’s Corporate Governance Guidelines and Director Independence Criteria, the Board-approved charters for the Audit, Compensation and Corporate Governance Committees and related information. These guidelines and charters may also be obtained by writing to our Corporate Secretary at Wyndham Hotels & Resorts, Inc., 22 Sylvan Way, Parsippany, New Jersey 07054.
Stockholder Engagement
The Board and senior management value regular input from all stockholders, and we believe direct engagement with our stockholders is the best way to understand their perspectives and expectations. During 2025, we engaged with stockholders representing 75% of the outstanding Wyndham common stock, including 11 of the 15 largest Wyndham stockholders, to hear their perspectives and expectations. Wyndham believes ongoing engagement with stockholders is critically important and helps ensure our decisions and actions are informed by stockholders’ viewpoints and aligned with their interests.
Corporate Governance Guidelines
Our Board adopted Corporate Governance Guidelines that, along with the charters of the Board committees, Director Independence Criteria and Code of Business Conduct and Ethics for Directors, provide the framework for our governance. The governance rules for companies listed on the NYSE and those contained in the SEC rules and regulations are reflected in the guidelines. The Board reviews these principles and other aspects of governance periodically. The Corporate Governance Guidelines are available on the Governance/Governance Documents page of our investor website at https://investor.wyndhamhotels.com.
Director Independence Criteria
The Board adopted the Director Independence Criteria set out below for its evaluation of the materiality of Director relationships with us. The Director Independence Criteria contain independence standards that exceed the independence standards specified in the listing standards of the NYSE. The Director Independence Criteria are available on the Governance/Governance Documents page of our investor website at https://investor.wyndhamhotels.com.
A Director who satisfies all of the following criteria shall be presumed to be independent under our Director Independence Criteria:
•Wyndham Hotels does not currently employ and has not within the last three years employed the Director or any of his or her immediate family members (except in the case of immediate family members, in a non-executive officer capacity).
•The Director is not currently and has not within the last three years been employed by Wyndham Hotels’ present auditors nor has any of his or her immediate family members been so employed (except in a non-professional capacity not involving Wyndham Hotels’ business).

•Neither the Director nor any of his or her immediate family members is or has been within the last three years part of an interlocking directorate in which an executive officer of Wyndham Hotels serves on the compensation or equivalent committee of another company that employs the Director or his or her immediate family member as an executive officer.
•The Director is not a current employee nor is an immediate family member a current executive officer of a company that has made payments to or received payments from Wyndham Hotels for property or services in an amount in any of the last three fiscal years exceeding the greater of $750,000 or 1% of such other company’s consolidated gross revenues.
•The Director currently does not have and has not had within the past three years a personal services contract with Wyndham Hotels or any of its executive officers.
•The Director has not received and none of the Director’s immediate family members have received during any twelve-month period within the last three years more than $100,000 in direct compensation from Wyndham Hotels other than Board fees.
•The Director is not currently an officer or director of a foundation or other non-profit organization to which Wyndham Hotels within the last three years gave directly or indirectly through the provision of services more than the greater of 2% of the consolidated gross revenues of such organization during any single fiscal year or $1,000,000.
Guidelines for Determining Director Independence
Our Corporate Governance Guidelines and Director Independence Criteria provide for Director independence standards that meet or exceed those of the NYSE. Our Board is required under NYSE rules to affirmatively determine that each independent Director has no material relationship with Wyndham Hotels other than as a Director.
In accordance with these standards and criteria, the Board undertook its annual review of the independence of its Directors. During this review, the Board considered whether there are any relationships or related party transactions between each Director, any member of his or her immediate family or other affiliated entities and us and our subsidiaries. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the Director is independent.
The Board follows a number of procedures to review related party transactions. We maintain a written policy governing related party transactions that requires Audit Committee preapproval of related party transactions exceeding $120,000. Each Board member answers a questionnaire designed to disclose conflicts and related party transactions. We also review our internal records for related party transactions. Based on a review of these standards and materials, none of our independent Directors had or has any relationship with us other than as a Director.
As a result of its review, the Board affirmatively determined that the following Directors are independent of us and our management as required by the NYSE listing standards and the Director Independence Criteria: Myra J. Biblowit, James E. Buckman, Bruce B. Churchill, Mukul V. Deoras, Alexandra A. Jung, Ronald L. Nelson and Pauline D.E. Richards.

Committees of the Board
The following describes our Board committees and related matters. The composition of the committees is provided immediately after.
Audit Committee
Responsibilities include:
•appoints our independent registered public accounting firm to perform an integrated audit of our consolidated financial statements and internal control over financial reporting;
•pre-approves all services performed by our independent registered public accounting firm;
•provides oversight on the external reporting process and the adequacy of our internal controls;
•reviews the scope, planning, staffing and budgets of the audit activities of the independent registered public accounting firm and our internal auditors;
•reviews services provided by our independent registered public accounting firm and other disclosed relationships as they bear on the independence of our independent registered public accounting firm and provides oversight on hiring policies with respect to employees or former employees of the independent auditor;
•maintains procedures for the receipt, retention and resolution of complaints regarding accounting, internal controls and auditing matters; and
•reviews and provides oversight with respect to the Company’s related person transaction policy and reviews and preapproves related person transactions under such policy.
All members of the Audit Committee are independent Directors under the Board’s Director Independence Criteria and applicable regulatory and listing standards. The Board in its business judgment determined that each member of the Audit Committee is financially literate, knowledgeable and qualified to review financial statements in accordance with applicable listing standards. The Board also determined that Bruce B. Churchill, Ronald L. Nelson and Pauline D.E. Richards are audit committee financial experts within the meaning of applicable SEC rules.
The Audit Committee Charter is available on the Governance/Governance Documents page of our investor website at https://investor.wyndhamhotels.com.
Audit Committee Report
The Audit Committee of the Board of Directors assists the Board in fulfilling its oversight responsibilities for the external financial reporting process and the adequacy of Wyndham Hotels’ internal control over financial reporting. Specific responsibilities of the Audit Committee are set forth in the Audit Committee Charter adopted by the Board. The Charter is available on the Governance/Governance Documents page of our investor website at https://investor.wyndhamhotels.com.

The Audit Committee was comprised of six directors through March 10, 2026 and is currently comprised of five directors, all of whom meet the standards of independence adopted by the NYSE and the SEC. The Audit Committee appoints, compensates and oversees the services performed by Wyndham Hotels’ independent registered public accounting firm. The Audit Committee approves in advance all services to be performed by Wyndham Hotels’ independent registered public accounting firm in accordance with SEC rules and the Audit Committee’s established policy for pre-approval of all audit services and permissible non-audit services, subject to the de minimis exceptions for non-audit services.
Management is responsible for Wyndham Hotels’ financial reporting process including our system of internal controls and for the preparation of consolidated financial statements in compliance with generally accepted accounting principles, applicable laws and regulations. In addition, management is responsible for establishing, maintaining and assessing the effectiveness of Wyndham Hotels’ internal control over financial reporting. Deloitte & Touche LLP (“Deloitte”), Wyndham Hotels’ independent registered public accounting firm, is responsible for expressing an opinion on Wyndham Hotels’ consolidated financial statements and the effectiveness of Wyndham Hotels’ internal control over financial reporting. The Audit Committee reviewed and discussed Wyndham Hotels’ 2025 Annual Report on Form 10-K for the year ended December 31, 2025 (the "2025 Form 10-K"), including the audited consolidated financial statements of Wyndham Hotels for the year ended December 31, 2025, with management and Deloitte. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures.
The Audit Committee also discussed with Deloitte matters required to be discussed by applicable standards and rules of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit Committee also received the written disclosures and the letter from Deloitte required by applicable standards and rules of the PCAOB, including those required by Auditing Standard No. 1301, Communications with Audit Committees, and the SEC regarding Deloitte’s communications with the Audit Committee concerning independence, and discussed with Deloitte its independence.
The Audit Committee also considered whether the permissible non-audit services provided by Deloitte to Wyndham Hotels are compatible with Deloitte maintaining its independence. The Audit Committee satisfied itself as to the independence of Deloitte.
Based on the Audit Committee’s review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Wyndham Hotels’ 2025 Form 10-K for the year ended December 31, 2025.
AUDIT COMMITTEE
Pauline D.E. Richards (Chair)
James E. Buckman
Bruce B. Churchill
Mukul V. Deoras
Alexandra A. Jung
Ronald L. Nelson

Compensation Committee
Responsibilities include:
•provides oversight with respect to our executive compensation program consistent with corporate objectives and stockholder interests;
•reviews and approves CEO and other senior management compensation;
•approves grants of long-term incentive awards and our senior executives’ annual incentive compensation under our compensation plans;
•provides oversight with respect to the Company’s incentive compensation recovery policy; and
•reviews and considers the independence of advisers to the Committee.
For additional information regarding the Compensation Committee’s processes and procedures see below under “Executive Compensation – Compensation Discussion and Analysis – Compensation Committee Matters.”
All members of the Compensation Committee are independent Directors under the Board’s Director Independence Criteria and applicable regulatory and listing standards.
The Compensation Committee Report is provided below under Executive Compensation. The Compensation Committee Charter is available on the Governance/Governance Documents page on our investor website at https://investor.wyndhamhotels.com.
Compensation Committee Interlocks and Insider Participation
During 2025, Ms. Biblowit, Mr. Buckman and Mr. Churchill served on our Compensation Committee. There are no compensation committee interlocks between Wyndham Hotels and other entities involving our executive officers and Directors.
Corporate Governance Committee
Responsibilities include:
•recommends to the Board nominees for election to the Board;
•reviews principles, policies and procedures affecting Directors and the Board’s operation and effectiveness;
•provides oversight on the evaluation of the Board and its effectiveness; and
•reviews and makes recommendations to the Board on Director compensation.
All members of the Corporate Governance Committee are independent Directors under the Board’s Director Independence Criteria and applicable regulatory and listing standards.
The Corporate Governance Committee Charter is available on the Governance/Governance Documents page on our investor website at https://investor.wyndhamhotels.com.

Executive Committee
The Executive Committee may exercise all of the authority of the Board when the Board is not in session, except that the Executive Committee does not have the authority to take any action which legally or under our internal governance policies may be taken only by the Board.
Committee Membership
The following chart provides the current committee membership and the number of meetings that each committee held during 2025.

Director	Audit Committee	Compensation Committee	Governance Committee	Executive Committee
Geoffrey A. Ballotti				M
Myra J. Biblowit		M	C
James E. Buckman*		M	M	M
Bruce B. Churchill	M	C
Mukul V. Deoras	M		M
Stephen P. Holmes				C
Alexandra A. Jung**	M		M
Ronald L. Nelson	M		M
Pauline D.E. Richards	C		M
Number of Meetings in 2025	8	6	4	2
C = Chair
M = Member
* Mr. Buckman served as a member of the Audit Committee, the Compensation Committee and the Executive Committee through March 10, 2026. Beginning on March 10, 2026, Mr. Buckman serves as a member of the Compensation Committee, the Governance Committee and the Executive Committee.
** Ms. Jung was appointed to the Board on November 13, 2025, at which time the Board also increased the size of the Board from eight to nine directors.
The Board held 5 meetings during 2025. Each Director attended at least 75% of the meetings of the Board and the committees of the Board on which the Director served while in office during 2025.
Directors fulfill their responsibilities not only by attending Board and committee meetings but also through communication with the Non-Executive Chair, Lead Director, CEO and other members of management relative to matters of interest and concern to Wyndham Hotels.
Board Leadership Structure
Under our current Board leadership structure, the roles of Chair and CEO are held by two different individuals. Mr. Holmes serves as our Non-Executive Chair, while Mr. Ballotti serves as our President and CEO. The Board believes that Mr. Holmes is highly effective in serving as our Non-Executive Chair due to his strong leadership skills and his extensive knowledge of our operations and the markets in which we compete.

One of the key responsibilities of the Board is to review our strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes that the separation of the roles of the Chair and the CEO is objective and in the best interests of stockholders at this time because it allows our CEO to focus on the execution of our business strategy, growth and development, while our Non-Executive Chair oversees our Board. In addition, our independent Lead Director provides us with further oversight as described below.
Lead Director
Mr. Buckman, an independent Director, has served as the Board’s Lead Director since August 2019. The Lead Director acts as a liaison with the Non-Executive Chair in consultation with the other Directors; chairs executive sessions of the non-executive Directors and independent Directors and provides feedback to the Non-Executive Chair; chairs meetings of the Board in the absence of the Non-Executive Chair; and reviews in advance and consults with the Non-Executive Chair regarding the schedule and agenda for all Board meetings. With his deep knowledge of our business and industry, our Board believes Mr. Buckman as Lead Director adds significant value to our Board in assisting in the leadership of our Board in its oversight, strategic planning and execution.
Oversight of Risk Management
The Board has an active role, as a whole and at the committee level, in providing oversight with respect to management of our risks. The Board focuses on the most significant risks facing us and our general risk management strategy and seeks to ensure that risks undertaken by us are consistent with a level of risk that is appropriate for our Company and aligned with the achievement of our business objectives and strategies.
The Board regularly reviews information regarding risks associated with our finances, credit and liquidity; our business, operations and strategy; legal, regulatory and compliance matters; and reputational exposure. The Audit Committee provides oversight on our programs for risk assessment and risk management, including with respect to financial accounting and reporting, internal audit services, information technology, cybersecurity and compliance. The Compensation Committee provides oversight on our assessment and management of risks relating to our executive compensation, including through its oversight responsibilities with respect to our incentive compensation recovery policy. The Corporate Governance Committee provides oversight on our management of risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for providing oversight with respect to the management of risks, the entire Board is regularly informed about our risks through committee reports and management presentations.
While the Board and the committees provide oversight with respect to our risk management, our CEO and other senior management are primarily responsible for day-to-day risk management, analysis and mitigation and report to the full Board or the relevant committee regarding risk management. Our General Counsel, who also serves as our Chief Compliance Officer, is a direct report to our CEO, is in attendance at all meetings of the Board and committees of the Board and provides regular reports to the Board. Our General Counsel and Chief Compliance Officer also has a direct reporting relationship to the Audit Committee and the Board under our compliance program. Our leadership structure, with Mr. Holmes serving as our Non-Executive Chair and with Mr. Ballotti serving as a Director, enhances the Board’s effectiveness in risk oversight due to their extensive knowledge of our industry, business and operations and facilitates the Board’s oversight of key risks. We believe this division of responsibility and leadership structure is the most effective approach for addressing our risk management.

Succession Planning
The Board believes in providing strong and effective continuity in leadership of our Company. A principal responsibility and strategic priority of our Board is the selection, retention and succession planning for our CEO and other senior leaders. The Board works with the CEO and with our Chief Human Resource Officer to plan for succession, and the non-management members of the Board discuss CEO and other senior leader succession planning at executive sessions. The Board also discusses with our CEO the appropriate continuing development of our senior leaders, as well as criteria the Board considers important as part of succession planning. The Board also actively interacts with and evaluates and discusses potential internal candidates as part of its succession planning.
Executive Sessions of Non-Management and Independent Directors
The Board meets regularly without any members of management present. Our Lead Director presides at these sessions. Our independent Directors also meet in executive session at least twice per year. The Lead Director chairs these sessions of independent Directors.
Communications with the Board and Directors
Stockholders and other parties interested in communicating directly with the Board, our non-management Directors as a group, our independent Directors as a group or any individual Director may do so by writing our Corporate Secretary at Wyndham Hotels & Resorts, Inc., 22 Sylvan Way, Parsippany, New Jersey 07054. Prior to forwarding any correspondence, the Corporate Secretary will review it and in his discretion will not forward correspondence deemed to be of a commercial nature or otherwise not appropriate for review by the Directors.
Director Attendance at Annual Meeting of Stockholders
As provided in the Board’s Corporate Governance Guidelines, Directors are expected to attend our annual meetings absent exceptional cause. All of our current Directors attended our 2025 annual meeting of stockholders (except for Ms. Jung, who was not a Director at the time of the 2025 annual meeting of stockholders) and are expected to attend the Annual Meeting.
Code of Business Conduct and Ethics
The Board maintains a Code of Business Conduct and Ethics for Directors with ethics guidelines specifically applicable to Directors. In addition, we maintain Business Principles applicable to all our team members, including our CEO, Chief Financial Officer (“CFO”) and Chief Accounting Officer.
We will disclose on our website any amendment to or waiver from a provision of our Business Principles or Code of Business Conduct and Ethics for Directors as may be required and within the time period specified under applicable SEC and NYSE rules. The Code of Business Conduct and Ethics for Directors and our Business Principles are available on the Governance/Governance Documents page of our investor website at https://investor.wyndhamhotels.com. Copies of these documents may also be obtained free of charge by writing to our Corporate Secretary.

Director Nomination Process
Role of Corporate Governance Committee. The Corporate Governance Committee is responsible for recommending the Director nominees for election to the Board. The Corporate Governance Committee considers the appropriate balance of experience, skills and characteristics required of the Board when considering potential candidates to serve on the Board. Nominees for Director are selected on the basis of their depth and breadth of experience, skills, wisdom, integrity, ability to make independent analytical inquiries, understanding of our business environment and willingness to devote adequate time to Board duties.
The Corporate Governance Committee also focuses on matters that promote the Company’s values-driven culture. The Corporate Governance Committee provides oversight that ensures all individuals are empowered to lend their education, professional experience and varying viewpoints and skills to the Company’s success. The Board and the Corporate Governance Committee also believe that it is essential that the Board members represent distinct experiences and perspectives.
In considering candidates for the Board, the Corporate Governance Committee considers the entirety of each candidate’s credentials in the context of these standards. For the nomination of continuing Directors for re-election, the Corporate Governance Committee also considers the individual’s contributions to the Board.
All of our Directors bring to our Board a wealth of executive leadership experience derived from their service as senior executives of large organizations as well as extensive board experience. Certain individual qualifications, experience and skills of our Directors that led the Board to conclude that each of the nominees for Director should serve as our Director are described below under “Proposal No. 1: Election of Directors.”
Identification and Evaluation Process. The process for identifying and evaluating nominees to the Board is initiated by identifying candidates who meet the criteria for selection as a nominee and have the specific qualities or skills being sought based on input from members of the Board and, if the Corporate Governance Committee deems appropriate, a third-party search firm. These candidates will be evaluated by the Corporate Governance Committee by reviewing the candidates’ biographical information and qualifications and checking the candidates’ references. Qualified nominees will be interviewed by at least one member of the Corporate Governance Committee. Using the input from the interview and other information it obtains, the Corporate Governance Committee evaluates whether the prospective candidate is qualified to serve as a Director and whether the Corporate Governance Committee should recommend to the Board that the Board nominate the prospective candidate for election by the stockholders or to fill a vacancy on the Board. Ms. Jung was appointed to the Board in November 2025, at which time the Board also increased the size of the Board from eight to nine directors. Ms. Jung was recommended as a nominee by our Corporate Governance Committee.
Stockholder Recommendations of Nominees. The Corporate Governance Committee will consider written recommendations from stockholders for nominees for Director. Recommendations should be submitted to the Corporate Governance Committee, c/o the Corporate Secretary, and include at least the following: name of the stockholder and evidence of the person’s ownership of Wyndham common stock, number of shares owned and the length of time of ownership, name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a Director and the person’s consent to be named as a Director if selected by the Corporate Governance Committee and nominated by the Board. To evaluate nominees for Directors recommended by stockholders, the Corporate Governance Committee intends to use a substantially similar evaluation process as described above.

Stockholder Nominations and By-Law Procedures. Our By-Laws establish procedures pursuant to which a stockholder may nominate a person for election to the Board. Our By-Laws are posted on our investor website under Governance/Governance Documents at https://investor.wyndhamhotels.com. To nominate a person for election to the Board outside of our proxy access By-Laws, a stockholder must submit a notice under Article II, Section 15 containing all information required by our By-Laws regarding the Director nominee and the stockholder and any associated persons making the nomination, including but not limited to name and address, number of shares owned, a description of any additional interests of such nominee or stockholder and certain representations regarding such nomination. Our By-Laws require that such notice be updated as necessary as of specified dates prior to such annual meeting. We may require any proposed nominee to furnish such other information as we may require to determine his or her eligibility to serve as a Director. Such notice must be accompanied by the proposed nominee’s consent to being named as a nominee and to serve as a Director if elected.
To nominate a person for election to the Board at our 2027 annual meeting, written notice of a stockholder nomination must be delivered to our Corporate Secretary not later than the close of business on the 90th day (February 12, 2027) nor earlier than the close of business on the 120th day (January 14, 2027) prior to the anniversary date of the prior year’s annual meeting. However, if our 2027 annual meeting is advanced or delayed by more than 30 days from May 14, 2027, then a stockholder will be able to submit a proposal for consideration at the 2027 annual meeting not earlier than the close of business on the 120th day prior to the 2027 annual meeting and not later than the close of business on the later of the 90th day prior to the 2027 annual meeting or the 10th day following the day on which public announcement of the date of the 2027 annual meeting is first made. Our By-Laws require that any such notice be updated as necessary as of specified dates prior to such annual meeting. A stockholder may make nominations of persons for election to the Board at a special meeting if the stockholder delivers written notice to our Corporate Secretary not later than the close of business on the 10th day following the day on which public disclosure of the date such special meeting was made or notice of such special meeting was mailed, whichever occurs first; provided that, at a special meeting of stockholders, only such business may be conducted as shall have been brought before the meeting (including election of Directors) under our notice of meeting.
In addition to satisfying the requirements under our By-Laws described in the immediately preceding paragraph, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of Director nominees other than the Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act in accordance with the time period set forth immediately above for providing notice of stockholder nominations for Director candidates.
To nominate a person for election to the Board pursuant to the proxy access provisions in our By-Laws, a stockholder, or a group of up to 20 stockholders, owning at least 3% of the Company’s outstanding stock continuously for at least three years, may nominate and include in the Company’s proxy materials Director nominees constituting up to the greater of two Directors or 20% of the Board, provided that the stockholders and Director nominees satisfy the disclosure and procedural requirements in Article II, Section 16 of our By-Laws. To be timely, any notice of proxy access nomination must be delivered to the Corporate Secretary no earlier than the close of business on the 150th day (October 26, 2026) and no later than the close of business on the 120th day (November 25, 2026) before the anniversary of the date that the Company issued its proxy statement for the previous year’s annual meeting, or, if the date of the annual meeting is more than 30 days earlier or more than 60 days later than the anniversary date of the most recent annual meeting, then not later than the close of business on the 10th day after public announcement of the meeting date.

Compensation of Directors
Non-management Directors receive compensation for Board service designed to compensate them for their Board responsibilities and align their interests with the interests of stockholders. A management Director receives no additional compensation for Board service. The following are certain highlights of our Director compensation program:
•Heavy weighting on equity pay to align Director compensation with our stockholders’ long-term interests
•Annual time-based restricted stock unit (“RSU”) grants subject to 4-year vesting
•Opportunity to defer all cash and equity compensation in the form of deferred stock units (“DSUs”) under our deferred compensation plan which are not paid out until the Director’s retirement or other cessation of service from the Board
•Limit on annual equity grants under our stockholder-approved equity incentive plan
•No fees paid per meeting
•No retirement benefits
•Robust stock ownership guidelines
Overview. Our Directors play a critical and active role in overseeing the management of our Company and guiding our strategic direction. Ongoing developments in corporate governance, executive compensation and financial reporting have resulted in increased demand for highly qualified and productive public company directors. The time commitment and the many responsibilities and risks of being a director of a public company of our size and profile require that we provide reasonable compensation that is competitive among our peers and commensurate with our Directors’ qualifications, responsibilities and workload. Our non-management Directors are compensated based on their specific Board responsibilities, including service as Board Chair, Lead Director, or chair or member of key Board committees. Our Board is made up of 9 members total, with 7 independent Directors. All of our independent Directors serve on more than one committee. Our Director compensation program is designed to reasonably compensate our non-management Directors for their significant responsibilities, expected time commitment and qualifications.
Peer Review. In November 2024, the Rewards Solutions practice at Aon plc (“Aon”) was engaged to conduct an independent review of our non-management Director compensation program. For this review, Aon used the peer group described below in the Compensation Discussion and Analysis under “Compensation Review and Benchmarking – Peer Review.”
The following elements were examined as part of this review: annual board retainers in the form of cash and equity, retainers for chair and committee service, prevalence of program features such as non-executive chair and lead director pay, other compensation in the form of perquisites and benefits, and governance policies such as stock ownership guidelines and stock hedging/pledging. The Corporate Governance Committee reviewed the peer group data prepared by our compensation consultant that presented annual retainer fees, average committee pay, and annual equity award values and determined that the average total direct compensation of our Directors was aligned with the philosophy of targeting the top quartile of the peer group.
Based on peer group data regarding our overall Director compensation program, it was determined that our program features are consistent with the structure of programs offered by our peers, and no changes were made to our non-management Director compensation program for 2025 as compared to 2024.

Annual Retainer Fees. The table below describes the 2025 annual retainer and committee chair and membership fees for non-management Directors. Our Directors do not receive additional fees for attending Board or committee meetings.

	Cash-Based	Stock-Based	Total
Non-Executive Chair	$160,000	$160,000	$320,000
Lead Director	$132,500	$132,500	$265,000
Director	$105,000	$105,000	$210,000
Audit Committee chair	$22,500	$22,500	$45,000
Audit Committee member	$12,500	$12,500	$25,000
Compensation Committee chair	$17,500	$17,500	$35,000
Compensation Committee member	$10,000	$10,000	$20,000
Corporate Governance Committee chair	$15,000	$15,000	$30,000
Corporate Governance Committee member	$8,750	$8,750	$17,500
Executive Committee member	$10,000	$10,000	$20,000
The annual Director retainer and committee chair and membership fees are paid on a quarterly basis, 50% in cash and 50% in Wyndham Hotels stock. The requirement for Directors to receive at least 50% of their fees in our equity further aligns their interests with those of our stockholders. The number of shares of stock issued is based on our stock price on the quarterly determination date. Directors may elect to receive the stock-based portion of their fees in the form of common stock or DSUs.
A DSU entitles the Director to receive one share of common stock following the Director’s retirement or termination of service from the Board for any reason and is credited with dividend equivalents during the deferral period in the form of additional DSUs. The Director may not sell or receive value from any DSU prior to termination of service. Directors may also elect to defer any cash-based compensation in the form of DSUs under our Amended and Restated Non-Employee Directors Deferred Compensation Plan.
Annual Equity Grant. In March 2025, each non-management Director of Wyndham Hotels was awarded a grant of time-vesting RSUs with a value of $125,000, which vests in equal annual increments over a four-year period. RSUs are credited with dividend equivalents subject to the same vesting restrictions as the underlying units. Directors may elect to defer any vested RSUs in the form of DSUs under our Amended and Restated Non-Employee Directors Deferred Compensation Plan.
Benefits and Other Compensation. Consistent with the Company’s commitment to philanthropic giving, we provide a three-for-one Company match of a non-management Director’s qualifying charitable contributions, up to a maximum Company contribution of $75,000 per year per non-management Director, with such contributions paid by Wyndham Hotels directly to the charitable organization. This match program supports our core value of caring for our communities.
We maintain a policy to provide our non-management Directors annually with 500,000 Wyndham Rewards Points. These Wyndham Rewards Points have an approximate value of $3,848 and may be redeemed for numerous rewards options including stays at Wyndham properties. This benefit provides our Directors with ongoing, first-hand exposure to our properties and operations, furthering their understanding and evaluation of our business. Directors are permitted to hold up to a maximum of 1,000,000 Wyndham Rewards Points under this policy and for this reason may be granted fewer than 500,000 points in a given year. Directors also receive an additional 30,000 points annually through their membership in the Wyndham Rewards program valued at $231.

Letter Agreement with Mr. Holmes. In connection with his appointment as Non-Executive Chair of the Board in June 2018, we entered into a letter agreement with Mr. Holmes, which provides him with an annual retainer of $320,000 payable 50% in cash and 50% in our equity as described above, $18,750 per year for his costs incurred in connection with retaining an administrative assistant, $12,500 per year for the cost of his office space, and reimbursement for 50% of the cost of his annual health and wellness physical.
2025 Director Compensation Table
The following table describes compensation we paid our non-management Directors for 2025.

Name	Fees Paid in Cash $(b)	Stock Awards $(c)	All Other Compensation $(a)(d)	Total $(a)
Myra J. Biblowit	130,000	254,763	20,504	405,267
James E. Buckman	165,000	289,976	75,231	530,207
Bruce B. Churchill	135,000	259,939	76,809	471,748
Mukul V. Deoras	126,250	251,091	4,079	381,420
Stephen P. Holmes	170,000	294,951	39,767	504,718
Alexandra A. Jung (e)	16,949	16,949	3,848	37,746
Ronald L. Nelson	126,250	251,200	79,079	456,529
Pauline D.E. Richards	136,250	260,994	74,087	471,331

_________________________________________
(a)SEC rules require the reporting of charitable matching contributions as compensation to Directors. The below supplemental table is provided to show “All Other Compensation” and “Total” Director compensation excluding charitable matching contributions and donations, which are paid directly to the charitable organization as part of our non-management Director charitable match program.
2025 Director Compensation Excluding Charitable Contributions:

Name	Fees Paid in Cash ($)	Stock Awards ($)	All Other Compensation, Excluding Charitable Donations(i) ($)	Total, Excluding Charitable Donations(i) ($)
Ms. Biblowit	130,000	254,763	4,079	388,842
Mr. Buckman	165,000	289,976	231	455,207
Mr. Churchill	135,000	259,939	1,809	396,748
Mr. Deoras	126,250	251,091	4,079	381,420
Mr. Holmes	170,000	294,951	39,767	504,718
Ms. Jung	16,949	16,949	3,848	37,746
Mr. Nelson	126,250	251,200	4,079	381,529
Ms. Richards	136,250	260,994	7,937	405,181
(i)Excludes charitable matching donations which are paid by the Company directly to the selected 501(c)(3) organization under our three-for-one Company match program for our non-management Directors.

(b)Reflects the cash-based fees paid in 2025.
(c)Represents the aggregate grant date fair value of stock awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Each non-management Director was granted a time-vesting RSU award with a grant date fair value of $124,903 on March 3, 2025 that vests ratably over four years. The remaining amount in each row represents the aggregate grant date fair value of common stock and/or DSU grants constituting the equity portion of each non-management Director’s quarterly retainer fees and includes fractional share values settled in 2025.
Total shares of Wyndham common stock issuable for Wyndham Hotels unvested RSUs as of December 31, 2025 were as follows: Ms. Biblowit, 3,511; Mr. Buckman, 3,511; Mr. Churchill, 3,511; Mr. Deoras, 3,511; Mr. Holmes, 3,511; Ms. Jung, 0; Mr. Nelson, 3,511; and Ms. Richards, 3,511. Total shares of Wyndham common stock issuable for Wyndham Hotels DSUs at December 31, 2025 were as follows: Ms. Biblowit, 91,477; Mr. Buckman, 91,498; Mr. Churchill, 27,215; Mr. Deoras, 22,075; Mr. Holmes, 21,325; Ms. Jung, 0; Mr. Nelson, 17,363; and Ms. Richards, 61,745.
(d)The amounts reported in the All Other Compensation column of the 2025 Director Compensation table include the following: The value of Wyndham Rewards Points granted to each Director was as follows: Ms. Biblowit, $4,079; Mr. Buckman, $231; Mr. Churchill, $1,809; Mr. Deoras, $4,079; Mr. Holmes, $2,892; Ms. Jung, $3,848; Mr. Nelson, $4,079; and Ms. Richards, $3,309. The value of charitable matching contributions made by Wyndham Hotels were as follows: Ms. Biblowit, $16,425; Mr. Buckman, $75,000; Mr. Churchill, $75,000; Mr. Nelson, $75,000 and Ms. Richards, $66,150. For Ms. Richards, this amount also includes $4,628 in life insurance premiums paid by us under a legacy Wyndham Worldwide program.
(e)Ms. Jung's 2025 compensation is prorated for the time she served on the Board in 2025 subsequent to her appointment on November 13, 2025. Ms. Jung elected to defer the stock portion of her 2025 Board retainer fees. An award of DSUs for the $16,949 deferred stock amount was granted in February 2026, concurrently with the grant of stock awards for 2026 first quarter retainer fees to all members of the Board.
For Mr. Holmes, the amount reported in the All Other Compensation column of the 2025 Director Compensation table also includes $31,250 reflecting reimbursement for his office space and administrative support and $5,625 for an annual physical exam under the terms of his letter agreement.
In accordance with SEC rules, the value of dividends paid to our Directors upon vesting of RSUs and credited as dividend equivalents with respect to outstanding DSUs is not reported above because dividends were factored into the grant date fair value of these awards.
Non-Management Director Stock Ownership Guidelines
The Corporate Governance Guidelines require each non-management Director to comply with Wyndham Hotels’ Non-Management Director Stock Ownership Guidelines. These guidelines require each non-management Director to beneficially own an amount of our stock equal to the greater of a multiple of at least five times the cash portion of the annual retainer or two and one-half times the total retainer value without regard to Board committee fees.
Directors have a period of five years after joining the Board to achieve compliance with this ownership requirement. DSUs and RSUs credited to a Director count towards satisfaction of the guidelines. As of December 31, 2025, all of our non-management Directors were in compliance with the stock ownership guidelines.

Ownership of Company Stock
The following table describes the beneficial ownership of Wyndham common stock for the following persons as of March 15, 2026, except as otherwise specified in the footnotes to the table: each person who to our knowledge beneficially owns in excess of 5% of the Wyndham common stock, each executive officer named in the Summary Compensation Table below, each Director, and all of our Directors and executive officers as a group. The percentage values are based on 75,179,617 shares of Wyndham common stock outstanding as of March 15, 2026. The principal address for each Director and executive officer of Wyndham Hotels is 22 Sylvan Way, Parsippany, New Jersey 07054.

Name	Number of Shares	% of Class
The Vanguard Group	8,311,030(a)	11.05%
BlackRock, Inc.	7,084,595(b)	9.42%
T. Rowe Price Investment Management, Inc.	4,606,963(c)	6.13%
Kurt Albert	2,927 (h)	*
Michele Allen	19,795 (h)	*
Geoffrey A. Ballotti	832,015(d)(e)	1.11%
Myra J. Biblowit	107,011(d)(f)	*
James E. Buckman	103,248(d)(f)	*
Paul F. Cash	53,334(d)(e)	*
Bruce B. Churchill	29,226(d)(f)	*
Mukul V. Deoras	27,826(d)(f)	*
Stephen P. Holmes	373,782(d)(f)	*
Alexandra A. Jung	575(d)(f)	*
Monica Melancon	20,435(d)	*
Ronald L. Nelson	50,238(d)(f)	*
Pauline D.E. Richards	81,298(d)(f)	*
Scott Strickland	59,097(d)(e)	*
All Directors and executive officers as a group (14 persons)	1,765,310(g)	2.33%
__________________
*    Amount represents less than 1% of outstanding common stock.
(a)We have been informed by a Schedule 13G/A filed with the SEC on April 10, 2024 by The Vanguard Group that The Vanguard Group beneficially owns, as of March 28, 2024, 8,311,030 shares of Wyndham common stock with sole voting power over no shares, shared voting power over 29,700 shares, sole dispositive power over 8,193,294 shares and shared dispositive power over 117,736 shares. The principal business address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(b)We have been informed by a Schedule 13G/A filed with the SEC on January 25, 2024 by BlackRock, Inc. and affiliates named in such report that BlackRock, Inc. beneficially owns, as of December 31, 2023, 7,084,595 shares of Wyndham common stock with sole voting power over 6,851,405 shares, shared voting power over no shares, sole dispositive power over 7,084,595 shares and shared dispositive power over no shares. The principal business address for BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.
(c)We have been informed by a Schedule 13G filed with the SEC on November 14, 2025 by T. Rowe Price Investment Management, Inc. that T. Rowe Price Investment Management, Inc. beneficially owns, as of September 30, 2025, 4,606,963 shares of Wyndham common stock with sole voting power over 4,598,388 shares, shared voting power over no shares, sole dispositive power over 4,606,963 shares and shared dispositive power over no shares. The principal business address for T. Rowe Price Investment Management, Inc. is 1307 Point Street, Baltimore, MD 21231.

(d)Excludes shares of Wyndham common stock issuable upon vesting of time-vesting RSUs after 60 days from March 15, 2026, as follows: Mr. Ballotti, 165,045; Ms. Biblowit, 3,742; Mr. Buckman, 3,742; Mr. Cash, 45,217; Mr. Churchill, 3,742; Mr. Deoras, 3,742; Mr. Holmes, 3,742; Ms. Jung, 1,639; Ms. Melancon, 31,855; Mr. Nelson, 3,742; Ms. Richards, 3,742 and Mr. Strickland, 44,301. Excludes PSUs granted in 2024, 2025 and 2026 which vest, if at all, after 60 days from March 15, 2026, as follows: Mr. Ballotti, 200,505; Mr. Cash, 18,360; Ms. Melancon, 12,530; and Mr. Strickland, 15,903.
(e)Includes 1,694 shares of Wyndham common stock issuable upon vesting of time-vesting RSUs within 60 days of March 15, 2026 for Mr. Strickland. Includes shares of Wyndham common stock underlying stock options which are currently exercisable or will become exercisable within 60 days of March 15, 2026, as follows: Mr. Ballotti, 272,920; Mr. Cash, 23,900; and Mr. Strickland, 12,547.
(f)Includes shares of Wyndham common stock issuable for DSUs: Ms. Biblowit, 92,247; Mr. Buckman, 93,941; Mr. Churchill, 29,226; Mr. Deoras, 24,035; Mr. Holmes, 23,411; Ms. Jung, 575; Mr. Nelson, 19,299; and Ms. Richards, 63,521.
(g)Includes or excludes, as the case may be, shares of common stock as indicated in the preceding footnotes. In addition, with respect to our other executive officers who were not named executive officers during 2025, this amount includes 14,678 shares of Wyndham common stock and 12,547 stock options that are currently exercisable or will become exercisable within 60 days of March 15, 2026. This amount excludes 53,309 shares and 15,067 shares of Wyndham common stock issuable with respect to unvested RSUs and PSUs, respectively, which vest, if at all, after 60 days from March 15, 2026.
(h)Beneficial ownership information for Ms. Allen and Mr. Albert is as of December 31, 2025. For Mr. Albert, includes 325 shares of Wyndham common stock and 2,602 shares of Wyndham common stock issuable upon vesting of time-vesting RSUs within 60 days of December 31, 2025. For Mr. Albert excludes 13,904 shares of Wyndham common stock issuable upon vesting of time-vesting RSUs after 60 days from December 31, 2025. For Ms. Allen, includes 1 stock option that was exercisable as of December 31, 2026 and 19,794 shares of Wyndham common stock issuable upon vesting of time-vesting RSUs pursuant to the terms of Ms. Allen's Separation, Release and Advisory Services Agreement.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
At the date of this Proxy Statement, the Board consists of nine members, seven of whom are independent Directors under applicable listing standards and our corporate governance documents.
At the Annual Meeting, all nine of the current Directors on the Board are to be nominated for re-election as Directors to serve terms expiring at the 2027 annual meeting, with each Director to serve until such Director’s successor is elected and qualified or until such Director’s earlier resignation, retirement, disqualification, death or removal.
On the recommendation of the Corporate Governance Committee, the Board has nominated Stephen P. Holmes, Geoffrey A. Ballotti, Myra J. Biblowit, James E. Buckman, Bruce B. Churchill, Mukul V. Deoras, Alexandra A. Jung, Ronald L. Nelson and Pauline D.E. Richards for election, each of whom is presently a Director, to serve until the 2027 annual meeting. The nine nominees are listed below with brief biographies.
Each nominee has consented to serve if elected. If any of the nominees is unable to serve or for good cause will not serve, the persons named as proxies may vote for a substitute nominee recommended by the Board and, unless you indicate otherwise when voting on the proxy card, your shares will be voted in favor of the Board’s remaining nominees. In the alternative, the Board may instead reduce the number of Directors comprising the Board, as permitted by the By-Laws. If any substitute nominees are designated by the Board prior to the Annual Meeting, we will file an amended proxy statement that, as applicable, identifies the substitute nominees of the Board, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominees required by the rules of the SEC. At this time, we do not know of any reason why any nominee of the Board would be unable to serve as a Director.
Majority Voting Standard in Uncontested Director Elections
Under our By-Laws, Directors are elected by a majority of the votes cast at the Annual Meeting, meaning that, for a Director to be elected, the number of shares voted “FOR” the Director must exceed the number of shares voted “AGAINST” such Director’s election. In the event that the number of candidates nominated for election as Directors exceeds the number of directors to be elected, a plurality of the votes cast will instead be the vote standard for that election.
If a Director is not elected under this majority vote standard, he or she is required to promptly offer to resign from the Board. The Corporate Governance Committee will recommend to the Board whether to accept or reject the resignation or to take some other action, such as rejecting the tendered resignation and addressing the apparent underlying causes of the withheld votes. In making this recommendation, the Corporate Governance Committee will consider all factors deemed relevant by its members.
The Board will act on the Corporate Governance Committee’s recommendation no later than 120 days following the certification of the stockholder vote. In considering the Corporate Governance Committee’s recommendation, the Board will review the factors considered by the Corporate Governance Committee and such additional information and factors the Board believes to be relevant. The Board will promptly publicly disclose its decision in a periodic or current report filed with the SEC. Any Director who offers his or her resignation under this process will not participate in the Corporate Governance Committee recommendation or Board decision regarding whether or not to accept the resignation. However, such Director shall remain active and engaged in all other Board and committee activities, deliberations and decisions during this Corporate Governance Committee and Board process.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING
“FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES
Board of Directors Matrix
The following matrix provides information about certain types of knowledge, skills, experience and attributes possessed by one or more of the Directors that the Board believes are relevant to our business and operations. This matrix is a summary. It does not encompass all of the knowledge, skills, experience or attributes of our Director nominees and does not suggest that a Director who is not listed as having any particular knowledge, skill, experience or attribute does not possess that particular knowledge, skill, experience or attribute or is unable to contribute to the decision-making process in that area. Additional detail about our Directors’ knowledge, skills and experience is included in each Director’s bio following the matrix.

Knowledge, Skills, Experience & Attributes
Senior Executive and Operational
Directors who have served as a CEO or other senior executive within a large, complex organization bring valuable practical experience and understanding, including experience addressing the challenges of large-scale operations and analyzing, establishing and overseeing the execution of important operational, strategic and policy initiatives.
•	•	•	•	•	•	•	•	•
Hospitality/Travel
As the world’s largest hotel franchising company with the mission of making hotel travel possible for all, we benefit from having directors with extensive experience in senior leadership roles at companies in the hospitality and travel industries with an understanding of the challenges and opportunities facing us and our peers.
•	•	•			•		•
Marketing/Media
Directors with marketing and media experience provide insight about building brand awareness, developing strategies to grow sales and market share, understanding customer preferences and connecting with consumers and other stakeholders in an impactful and timely manner.
•	•		•	•	•	•	•
Finance/Accounting
At a large, publicly-traded company, directors who have experience with financial accounting and reporting and regulatory compliance provide valuable insight with respect to oversight of our financial statements, capital structure and internal controls.
•		•	•	•	•	•	•	•

Knowledge, Skills, Experience & Attributes
Mergers & Acquisitions
Directors who have prior experience with assessing, negotiating and executing on transactions are valuable to the Company and enable the Board to oversee any tactical and strategic M&A opportunities that the Company may consider.
•		•	•	•	•	•	•	•
Organizational Culture and Compensation
Directors with experience in developing organizational or community culture, including team engagement and setting compensation practices, bring valuable perspectives with respect to managing and developing the Company’s talent and culture.
•	•	•	•		•	•	•	•
Corporate Responsibility and Sustainability
Directors with experience in corporate responsibility initiatives, including sustainability and building stronger relationships with stakeholders like our franchisee owners, help us fulfill our commitment to operating our business in an ethically responsible manner.
•	•			•	•		•	•
Franchising
Directors who have experience with franchise business models provide valuable insight into our business and support us on executing our owner-first mindset and global hotel franchising model.
•	•	•			•		•

Knowledge, Skills, Experience & Attributes
International
Directors who have oversight experience with respect to corporate strategy and development at international organizations provide valuable perspective with respect to our international business operations and related growth strategies. International exposure also provides an understanding of diverse business environments, economic conditions and cultural perspectives that informs our oversight and growth strategies.
•	•	•	•	•	•	•	•	•
Public Company Board
Directors with public company board experience from prior or current service on other public company boards understand the dynamics and operation of a corporate board, the legal and regulatory landscape in which public companies operate, the importance of particular agenda and oversight issues, and how to oversee an ever-changing mix of strategic, operational, and compliance-related matters.
•	•	•	•	•	•	•	•	•

Nominees for Election to the Board

Stephen P. Holmes | Age: 69 | Non-Executive Chair
Director since: 2018 Board Committees ▪Executive (Chair) Key Skills ▪Franchising ▪Hospitality/Travel ▪International ▪Mergers & Acquisitions ▪Senior Executive and Operational Experience
Relevant Expertise
▪Visionary leader in the global hospitality and hotel franchising industries with over 30 years of experience and leadership in the field, including guiding Wyndham’s signature Count On Me! service culture and building Wyndham Hotels from the ground up into the largest hotel franchisor, commencing with the acquisitions of the Ramada US and Howard Johnson brands in 1990
▪Extensive M&A and capital allocation experience. Stephen has overseen and negotiated M&A and restructuring transactions for four decades, including the spin-off of Wyndham Hotels & Resorts from Wyndham Worldwide, the divestiture of Wyndham Worldwide’s European vacation rentals business and the acquisition of La Quinta. He also has a long track record of returning capital to shareholders through billions of dollars of dividends and repurchases
▪Significant financial knowledge and brand portfolio management expertise from managing and growing complex hospitality portfolios as well as vehicle rental, timeshare development, timeshare exchange and vacation rental businesses in various senior executive roles
Career Highlights
▪Non-Executive Chair of Wyndham Hotels & Resorts (2018 – Present)
▪Chairman and Chief Executive Officer of Wyndham Worldwide (2006 – 2018)
▪Vice Chairman and director of Cendant Corporation and Chairman and Chief Executive Officer of Cendant’s Travel Content Division (1997 – 2006)
▪Vice Chairman of HFS Incorporated (1996 – 1997)
▪Executive Vice President, Treasurer and Chief Financial Officer of HFS (1990 – 1996)
▪Mr. Holmes began his career as a Certified Public Accountant with Deloitte before focusing on M&A and investments, first at Reliance Group Holdings and then at Blackstone Group
Other Public Company Board Experience
▪Travel + Leisure Co. (formerly Wyndham Destinations & Wyndham Worldwide) (Chairman, 2006 – 2018; Non-Executive Chairman, 2018 – Present)
▪Cendant Corporation (1997 – 2006)
▪PHH Corporation (1997 – 2005)
▪Avis Europe PLC (1997 – 2004)
▪Avis Group Holdings (2000 – 2001)
▪Director of HFS Incorporated (1994 – 1997)
Other
▪Bucknell University Trustee (including Vice Chair) (2007 – 2023)
▪World Travel and Tourism Council (former member)
▪Inducted to US Travel Association Hall of Leaders (2007)

Geoffrey A. Ballotti | Age: 64 | Director and Chief Executive Officer
Director since: 2018 Board Committees ▪Executive Key Skills ▪Franchising ▪Hospitality/Travel ▪International ▪Marketing/Media ▪Mergers & Acquisitions ▪Senior Executive & Operational Experience
Relevant Expertise
▪Deep hospitality and hotel franchising industry knowledge from over 35 years of leadership positions and operational experience in the global hospitality and travel industry
▪Extensive leadership and expertise in strategic planning for organic and inorganic growth from his decade as CEO guiding the strategic direction, operations, growth, diversification and performance of the business of Wyndham and Wyndham Hotel Group. Geoff has led Wyndham through transformational M&A transactions like the acquisition of La Quinta, tuck-in acquisitions of AmericInn and Vienna House and the launch of organic brands such as Trademark Collection, Wyndham Alltra, Registry Collection and Echo Suites
▪Significant international experience through leadership positions at Wyndham and Starwood as well as Wyndham’s initiatives to drive global growth with a thoughtful understanding for each geographic region and its market dynamics
Career Highlights
▪President and Chief Executive Officer of Wyndham Hotels (2018 – Present)
▪President and Chief Executive Officer of Wyndham Hotel Group (2014 – 2018)
▪Chief Executive Officer of Wyndham Destinations Network (2008 – 2014)
▪President of the North America Division of Starwood Hotels and Resorts Worldwide (2003 – 2008)
▪Various leadership positions of increasing responsibility at Starwood including Executive Vice President Operations, Senior Vice President of Southern Europe and Managing Director, Ciga Spa, Italy
Other Public Company Board Experience
▪The Steak N Shake Company (2007 – 2008)
Other
▪Recipient of 2nd Annual Arne Sorenson Award for great strides in the advancement of DE&I (2023)
▪US Executive Office of the President (Economic Revival Industry Group in White House) (2020 – 2021)
▪American Hotel and Lodging Association (Current Executive Committee Member and Former Chairman)
▪US Travel Association National Chairman (2017 – 2019)

Myra J. Biblowit | Age: 77 | Independent Director

Director since: 2018
Board Committees
▪Corporate Governance (Chair)
▪Compensation
Key Skills
▪Corporate Responsibility and Sustainability
▪International
▪Marketing/Media
▪Special Events
▪Organizational Culture and Compensation
▪Senior Executive and Operational Experience

Relevant Expertise
▪Strong leadership, marketing and capital-raising expertise from her career as a distinguished non-profit executive, Myra led the Breast Cancer Research Foundation (BCRF) for more than 22 years, building it into the world’s largest private funder of breast cancer research. As President and CEO, she promoted BCRF’s mission globally, including its funding of over 275 scientists across 14 countries, and driving significant research progress while raising over $1.2 billion in funding. Myra has been recognized for leading one of the most financially efficient, transparent, and impactful U.S.-based nonprofits
▪Global perspective and significant boardroom experience from over 20 years as a public company director and leader of BCRF’s worldwide operations, which underpin her insights into our business as a global hotel franchising company. Myra’s unique global marketing background has also enabled her to be an open-minded and creative thinker who drives improved decision-making for our Board
▪Commitment to sound governance and community impact developed over 30 years at the helm of complex organizations, creating significant social impact for the betterment of society. These experiences inform her perspectives and actions as Chair of the Corporate Governance Committee, which guides Wyndham’s focus on operating with integrity, driving team member engagement and supporting philanthropic initiatives, all in a manner that reflects well on our franchisees. She has directly supported our efforts to invest in and expand hotel ownership and has significant public speaking experience, including representing Wyndham as a speaker at franchisee forums and conferences
Career Highlights
▪President Emeritus of the Breast Cancer Research Foundation (2023 – Present) and President and CEO (2001 – 2023)
▪Vice Dean for External Affairs for NYU School of Medicine and Senior Vice President of Mount Sinai-NYU Health System (1997 – 2001)
▪Senior Vice President and Executive Director of the Capital Campaign for the American Museum of Natural History (1991 – 1997)
▪Executive Vice President of the Central Park Conservancy (1985 – 1991)
Other Public Company Board Experience
▪Wyndham Worldwide (2006 – 2018)
▪Cendant Corporation (2000 – 2006)
Other
▪Ellig Group, Strategic Advisor for Board Services and Advisory Board Member (2024 – Present)
▪Lauder Family Office, Consultant (2023 – 2025)
▪New York Women’s Forum, Member (1989 – Present)
▪Extraordinary Women on Boards, Member (2022 – Present)
▪Historic House Trust of New York City, Founder, Co-Chair and Director (2004 – Present)
▪Housewares Charity Foundation, Honorary Board Member (2009 – Present)
▪Kendra Scott Yellow for Pink National Council, Member (2022 – Present)
▪Institute for Advanced Clinical Trials for Children, Strategic Advisor (2023 – 2025)
▪Literacy in Community (LINC), Strategic Advisor (2023 – Present)
▪Guiding Eyes for the Blind, Capital Campaign Advisor (2024 – Present)
▪Honor Flight New England, Philanthropic Advisor (2023 - Present)

James E. Buckman | Age: 81 | Lead Independent Director

Director since: 2018
Board Committees
▪Lead Director
▪Compensation
▪Corporate Governance
▪Executive
Key Skills
▪Franchising
▪Hospitality/Travel
▪International
▪Mergers & Acquisitions
▪Organizational Culture and Compensation

Relevant Expertise
▪Invaluable strategic insights, hotel franchising and hospitality expertise and leadership capabilities rooted in his broad experience across senior roles at global companies in both finance and legal departments. Jim has been at the table for nearly every strategic decision since the inception of Wyndham Hotels and its predecessors and possesses a unique, intimate understanding of the business. He plays a critical role in facilitating robust debate in the boardroom as the Lead Independent Director
▪Deep understanding of risk management and governance honed from his experiences as the General Counsel at Cendant and York Capital Management. James’s legal acumen, coupled with his executive oversight, has contributed significantly to the Board’s oversight of corporate strategy and risk management in the competitive hospitality landscape as well as Board governance
▪Extensive M&A expertise gained through his background in investing at York Capital Management and from advising public companies on dozens of acquisitions during his tenure as a General Counsel at real estate, travel and hospitality-focused companies Cendant and HFS, including the acquisition of the Days Inn and Super 8 brands
Career Highlights
▪Vice Chairman of York Capital Management (2007 – 2012) and General Counsel of York Capital (2010 – 2012)
▪General Counsel of Cendant Corporation (1997 – 2006) and Vice Chairman (1998 – 2006)
▪Executive Vice President, General Counsel and Assistant Secretary of HFS Incorporated (1992 – 1997) and director (1994 – 1997)
Other Public Company Board Experience
▪Travel + Leisure Co. (formerly Wyndham Destinations) (2006 – Present; Lead Director, 2010 – Present)
▪Cendant Corporation (1998 – 2006)
▪PHH Corporation (1997 – 2005)
▪Wex Inc. (formerly Wright Express Corp) (2004 – 2005)
▪HFS, Inc. (1994 – 1997)
Other
▪Sparta Insurance Holdings, Inc. (private Board Director 2007 – 2012)
▪New York Philharmonic Director (2006 – 2013)
▪Fordham University Trustee (1999 – 2022 with a year off between terms)
▪Marymount Manhattan College Trustee (including Chair) (2010 – 2015)

Bruce B. Churchill | Age: 68 | Independent Director

Director since: 2018
Board Committees
▪Compensation (Chair)
▪Audit
Key Skills
▪Finance/Accounting
▪International
▪Marketing/Media
▪Mergers & Acquisitions
▪Organizational Culture and Compensation
▪Senior Executive & Operational Experience

Relevant Expertise
▪Proven leader with international operations and technology experience from holding transformative roles in Latin America and Asia during a successful 30-year career in media, including as President for both DirecTV Latin America and STAR TV, and leading companies to remarkable growth on the global stage through a strong understanding of local consumer preferences
▪Deep understanding of corporate finance and accounting from his experience as the Chief Financial Officer of DirecTV and President of STAR TV and his time on the audit committee of Millicom International Cellular
▪Valuable public company board experience at Millicom International Cellular, PanAmSat (including through its take-private transaction), and DXC Technology Company, which equips him with unique perspectives on how to harness technological innovation and drive sustainable expansion in furtherance of long-term value creation
Career Highlights
▪President of DirecTV Latin America (2004 – 2015)
▪Chief Financial Officer of DirecTV (2004 – 2005)
▪President and Chief Operating Officer for STAR TV (1996 – 2003)
▪Earlier senior roles at Paramount Pictures and Fox Television
Other Public Company Board Experience
▪Millicom International Cellular SA (2021 – Present)
▪DXC Technology Co. (2014 – 2017)
▪PanAmSat Co. (2004 (taken private in 2004))

Mukul V. Deoras | Age: 62 | Independent Director

Director since: 2018
Board Committees
▪Audit
▪Corporate Governance
Key Skills
▪Corporate Responsibility and Sustainability
▪International
▪Mergers & Acquisitions
▪Marketing/Media
▪Senior Executive & Operational Experience

Relevant Expertise
▪Expert in global brand growth and portfolio management from serving as the Chief Marketing Officer for Colgate-Palmolive and leading its marketing function at global scale with a significant advertising budget. Mukul has a deep understanding of strategic brand portfolio management and has helped successfully grow and expand Colgate’s consumer product division by stepping up product innovation as well as investment in consistent brand advertising and strengthening go-to-market strategies
▪Strong international operational experience with a distinguished track record, including as the current President of Colgate’s Asia Pacific Division and chairman of Colgate India. Mukul also has a history of operating businesses with P&L responsibility in multiple emerging economy countries and has led acquisitions of brands and businesses to expand presence in geographies including Myanmar. He has also demonstrated his ability to build digital strategies that drive digital transformation in multiple geographies, including growing business in key markets for driving growth such as India and China
▪Influential leader who as chairman of Colgate India has steered a large organization towards significant growth with an emphasis on innovation and optimism. Repeatedly promoted into increasingly senior roles at Unilever and now Colgate, Mukul is valued for the clarity of his market-level and community-level insights as well as his commitment to integrity
Career Highlights
▪President, Asia Pacific Division of Colgate-Palmolive Company (2018 – Present) and Chairman of Colgate-Palmolive (India) Ltd. (2018 – Present)
▪Chief Marketing Officer of Colgate-Palmolive Company (2015 – 2018)
▪President, Asia Division of Colgate-Palmolive (2012 – 2015)
▪Managing Director for Colgate-Palmolive (India) Ltd. (2010 – 2012)
▪Various roles of increasing seniority at Colgate Palmolive (2004 – 2010)
▪Sales and marketing roles of increasing responsibility at Unilever (1984 – 2004)
Other Public Company Board Experience
▪Colgate-Palmolive (India) Ltd. (including chair) (2018 – Present)
Other
▪Mukul also serves as a Governor on The American Chamber of Commerce (Hong Kong) Board of Governors and a member of the Advisory Board for The Center for Emerging Markets at Northeastern University’s D’Amore-McKim School of Business

Alexandra A. Jung | Age: 55 | Independent Director
Director since: 2025 Board Committees ▪Corporate Governance ▪Audit Key Skills ▪Finance/Accounting ▪International ▪Mergers & Acquisitions ▪Organizational Culture and Compensation ▪Marketing/Media
Relevant Expertise
▪Global business leader with over 25 years of experience and leadership in the field of alternative credit investing, including the founding of Amateras Capital, an investment firm focused on capital solutions in private debt and equity, leading AEA Investors’ Private Credit business and serving on the Management Committee of AEA Investors as well as leading the build out of the European business of Oak Hill Advisors
▪Significant governance and management experience gained through involvement in all aspects of management and governance of AEA’s Private Debt business as well as leading the European business of Oak Hill Advisors, including strategic planning, operations, human resources, legal and compliance and service on the global investment committees, the Valuation Committee and other Oak Hill European Management boards
▪Extensive expertise in corporate transformation and restructuring, working with management and boards of directors across a diverse set of sectors as a lead investor
Career Highlights
▪Co-Founder and Managing Partner of Amateras Capital (2021 – Present)
▪Head of Private Debt Funds and Partner at AEA Investors (2022 – Present)
▪Partner and Managing Director at Oak Hill Advisors, L.P. (2009 – 2021)
▪Managing Director at Greywolf Capital Management (2004 – 2009)
▪Roles of increasing responsibility in the Special Situations Group at Goldman Sachs (1999 – 2004)
▪Various roles of increasing seniority in the Financial Restructuring Group of Houlihan Lokey Howard & Zukin (1992 – 1997)
Other Public Company Board Experience
▪NVR, Inc. (2018 – Present), (Audit committee, previously Nominating Governance committee)
Other
▪Bucknell University Trustee (including on the investment and finance committee) (2019 – Present)
▪Women’s Business Collaborative (founding member) (2020 – 2023)
▪Recipient of the 100 Women in Finance European Leadership Award (2016)
▪Recognized as one of 50 Leading Women in Hedge Funds by The Hedge Fund Journal (2017)

Ronald L. Nelson | Age: 73 | Independent Director

Director since: 2019
Board Committees
▪Corporate Governance
▪Audit
Key Skills
▪Franchising
▪Hospitality/Travel
▪Marketing/Media
▪Mergers & Acquisitions
▪Organizational Culture and Compensation
▪Senior Executive and Operational Experience

Relevant Expertise
▪Extensive leadership and financial oversight experience gained from both his service as the chairman of four different public companies and his impressive career as a senior executive, first in film and media as the CFO of Paramount Communications and principal operating executive and a founding member of Dreamworks and then in the business travel industry as CEO and Chairman of Avis Budget Group
▪Proven operator of multi-national brand and franchising companies with decades of experience leading a range of consumer-facing global public companies, including in the global hospitality and hotel franchising industries, where he reduced costs and increased economies of scale while delivering a better experience for customers
▪Significant transactional and brand portfolio management experience including leading the acquisition of Avis Europe plc to re-unite ownership of Avis and Budget and operate the two global brands, overseeing the complex Viacom-CBS merger as a Viacom director and overseeing the expansion of Hanesbrands’ brand portfolio with the Champion and Maidenform acquisitions
Career Highlights
▪Executive Chairman of the Board of Avis Budget Group (2015 – 2018), Chairman and Chief Executive Officer of Avis Budget Group (2006 – 2015) and Chief Operating Officer of Avis Budget Group (2010 – 2015)
▪Chief Financial Officer, President and Board Member of Cendant Corporation (2003 – 2006)
▪Co-Chief Operating Officer and founding member of DreamWorks SKG (1994 – 2003)
▪Executive Vice President, Chief Financial Officer at Paramount Communications, Inc (1987 – 1994)
Other Public Company Board Experience
▪Hanesbrands (2008 – 2023; Lead Director, 2015 – 2019; Chairman, 2019 – 2023)
▪Paramount Global (formerly known as ViacomCBS Inc.) (2019 – 2023)
▪Viacom, Inc. (2016 – 2019)
▪Convergys Corporation (Director, 2008 – 2016; Presiding Lead Independent Director, 2013 – 2016)
▪Charter Communications (1999 – 2003)
▪Advanced Tissue Sciences, Inc. (1997 – 2002)
▪Paramount Communications, Inc. (1992 – 1994)

Pauline D.E. Richards | Age: 77 | Independent Director

Director since: 2018
Board Committees
▪Audit (Chair)
▪Corporate Governance
Key Skills
▪Corporate Governance and Responsibility
▪Finance/Accounting
▪International
▪Senior Executive and Operational Experience
▪Organizational Culture and Compensation

Relevant Expertise
▪Extensive global financial oversight experience developed through service on the boards and audit committees of major organizations like Apollo because of her trusted judgment, deep financial acumen, focus on ensuring fiscal responsibility, and capital allocation and M&A oversight
▪Risk management and accounting expertise crucial to Pauline’s role as Chair of our Audit Committee, she draws upon her well-honed risk management expertise to lead the oversight of our financial statements, accounting policies and internal controls as we face an evolving risk and regulatory landscape
▪Dedication to community development reflected in her service on the Social Responsibility Committee at the Christ Presbyterian Church and work as the Director of Development for Saltus Grammar School, a non-profit organization focused on education, and service at other charitable organizations like PRIDE Bermuda and St. George’s Foundation. These roles underscore her dedication to positive community relations
Career Highlights
▪Chief Operating Officer of Trebuchet Group Holdings Limited (formerly Armour Group) (2008 – 2023) and director (2008 – Present)
▪Director of Development at the Saltus Grammar School (the largest private school in Bermuda) (2003 – 2008)
▪Chief Financial Officer of Lombard Odier Darier Hentsch (Bermuda) Limited in Bermuda (2001 – 2003)
▪Treasurer of Gulfstream Financial Limited (1999 – 2000)
Other Public Company Board Experience
▪Apollo Global Management, Inc. (2022 – 2025) and Apollo Asset Management Inc. (formerly Apollo Global Management, Inc.) (2011 – 2022)
▪Hamilton Insurance Group Ltd. (2013 – 2024; Audit Committee Chair, 2020 – 2024) (company went public in Nov. 2023)
▪Wyndham Worldwide (2006 – 2018)
▪Cendant Corporation (2003 – 2006)
Other
▪Director of Generational Reinsurance (ISA) Limited (2024 – Present)
▪Director of Butterfield Bank Ltd. (2006 – 2013)
▪Former Chair of PRIDE Bermuda
▪Deputy Chair of St. George’s Foundation, a non-profit supporting the UNESCO World Heritage site of the historic Town of St. George’s in Bermuda (2009 – 2011)
▪Recognized by Savoy Magazine 2017 as One of the Most Influential Black Corporate Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING
“FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview
Our Compensation Discussion and Analysis provides an overview of our compensation strategy and program, the processes and procedures of our Compensation Committee of the Board (the “Committee”) and the Committee’s considerations and decisions made under those programs for our named executive officers for 2025.
Our Named Executive Officers. Our named executive officers for 2025 are:
•Geoffrey A. Ballotti, President and Chief Executive Officer
•Kurt Albert, Former Interim Chief Financial Officer
•Paul F. Cash, General Counsel, Chief Compliance Officer and Corporate Secretary
•Scott Strickland, Chief Commercial Officer
•Monica Melancon, Chief Human Resource Officer
•Michele Allen, Former Chief Financial Officer and Head of Strategy
2025 Financial and Operational Performance. Our 2025 results underscore the highly cash generative nature of our business and a resilient business model that has a proven ability to generate organic adjusted EBITDA and EPS growth amid macro-uncertainty. Our performance was driven by strong, record-level development momentum, enhanced ancillary fee growth and prudent cost containment measures. We were able to achieve record-breaking levels for a number of key metrics due to the outstanding efforts of our team members across the globe and their unwavering focus on our Owner-First commitment.
Operational highlights for 2025 include:
•We grew system-wide rooms organically by 4% year-over-year.
•We opened a record 72,000 organic rooms, representing a year-over-year increase of 13%, or nearly 580 hotels in 2025 – which translates to an average of more than two hotels opened every business day – including expansion in key markets like Turkey, where we now have 130 hotels and India, where we now have nearly 100 hotels.
•We grew our international direct franchise system 9% year-over-year and our global midscale and above segment 4% year-over-year.
•We signed 870 deals, which was 18% more than 2024’s all-time high, further expanding our development pipeline by 3% year-over-year to a record 259,000 rooms.
•We continued the strong growth of ECHO Suites Extended Stay by Wyndham, including 13 additional openings in Texas, Tennessee, Virginia, Georgia, Nevada, Florida, Missouri and Arizona, bringing our total to date to 18. We have 282 ECHO hotels in our development pipeline with the potential to break ground on nearly two dozen more within the next 12 months.
•We continued to make progress on our priority of investing more in the future growth of the business, including through increased key money investments to attract new, higher FeePAR hotels in key domestic and international markets.

•We're also leveraging our technology foundation to align with our AI initiatives, helping to improve our owners’ returns while enabling new AI booking paths. With nearly 350 Agentic AI agents handling millions of guest calls and reservation requests, we’re driving hundreds of basis points of additional direct bookings and generating incremental revenue while reducing on-property labor costs for our franchisees. Through our partnership with Salesforce, we created a first-of-its-kind “Guest360 Data Product,” establishing a scalable “AI Factory” that enables us to rapidly design and deliver advanced solutions that deepen engagement with both our guests and franchisees. In addition, we successfully connected to Anthropic’s “Claude” and continue to work with public LLMs (including Google AI Mode and ChatGPT) to establish DIRECT connections of our hotel data with guests soon able to discover Wyndham properties through natural, conversational interactions—while our connected systems enable seamless, direct bookings within “AI Mode.”
•Our award-winning Wyndham Rewards loyalty program, recognized as the best hotel loyalty program for the eighth consecutive year by readers of USA Today, grew by 7% and now stands at over 122 million enrolled members.
Financial highlights for 2025 include:
•Fee-related and other revenues were $1.43 billion, which was $56 million below our original full-year outlook of $1.49 billion to $1.51 billion as a result of the softer-than-expected RevPAR performance, which finished 500 basis points below our original RevPAR outlook.
•Diluted earnings per share were $2.50, and adjusted diluted earnings per share*2were $4.58, which was $0.08 below our original full-year outlook of $4.66 to $4.78 as a result of the softer-than-expected RevPAR environment.
•Net income was $193 million for 2025, and adjusted net income* was $353 million, which was $16 million below our original full-year outlook of $369 million to $379 million as a result of the softer-than-expected RevPAR environment.
•Adjusted EBITDA* was $718 million, which was $27 million below our original full-year outlook of $745 million to $755 million as a result of the softer-than-expected RevPAR environment.
•Net cash provided by operating activities was $367 million, and adjusted free cash flow* for 2025 was $433 million, converting from adjusted EBITDA at 60%.
We also returned $393 million of capital to our stockholders:
•We continued to pay a regular dividend in 2025, with the Board authorizing four quarterly payments of $0.41, an 8% increase from the quarterly dividend in 2024.
•The Board also recently authorized an additional 5% increase in the quarterly cash dividend to $0.43 per share beginning with the dividend expected to be declared in first quarter 2026.
•During 2025, we returned 5% of our beginning market capitalization through $127 million of dividend payments and $266 million of share repurchases and 46% of our market capitalization at the time of our spin-off from Wyndham Worldwide:
*2    Please see Appendix A to the Proxy Statement for (i) cautionary language regarding forward-looking statements and (ii) a reconciliation of non-GAAP financial measures to the corresponding GAAP results and an explanation of the adjustments that we have made to calculate these adjusted non-GAAP financial measures.

Over $2.7 billion of capital returned to our stockholders since our spin-off from Wyndham Worldwide

Aggregate Return of Capital over Time
($ in millions)
$196
$77
$119
$552
$189
$363
$650
$242
$408
$842
$324
$518
$1,403
$440
$963
$1,919
$558
$1,361
$2,349
$680
$1,669
$2,742
$807
$1,935
46% of Market Cap
2018
2019
2020
2021
2022
2023
2024
2025
Accumulated stock repurchase
Accumulated dividends

•Total stockholder return*3for the year ended December 31, 2025 and for the last three years and five years compared to S&P 400 Index and S&P 400 Hotels, Resorts & Cruise Lines Index was:

	1 Year	3 Year	5 Year
Wyndham Hotels & Resorts	(24)%	12%	39%
S&P 400 Hotels, Resorts & Cruise Lines Index	8%	43%	55%
S&P 400 Index	(6)%	13%	20%
Our Corporate Governance Practices align with stockholder interests and provide for effective oversight and accountability:
*3    Source: FactSet (using the Total Return (%) measured for the listed time period through December 31, 2025).

•Our By-Laws provide for “proxy access”, allowing eligible stockholders to nominate and include in the Company’s proxy materials nominees constituting up to the greater of two Directors or 20% of the Board.
•We maintain a “clawback policy” in compliance with the SEC’s and NYSE’s rules, which requires the Company to recover from current and former officers the amount of incentive-based compensation that was erroneously awarded during the three years preceding the date of an accounting restatement resulting from material noncompliance with financial reporting requirements under the U.S. securities law.
•Previously, we eliminated all supermajority voting provisions from our By-Laws and Certificate of Incorporation.
Our corporate governance structure continues to incorporate other elements that align with stockholder interests, including:
•All of our Directors stand for election to the Board on an annual basis.
•All of our Directors, other than our Chair and our CEO, are independent Directors and the Board maintains an independent Lead Director role with extensive authority.
•22% of the Company's directors are racially/ethnically diverse.

•All members of the Audit, Compensation and Governance committees are independent, two of these committees are chaired by women, and one of these committees is chaired by a racially/ethnically diverse director.
•All of our Directors are actively engaged, with each Director attending and participating in at least 75% of all Board meetings and meetings of the committees on which the Director served while in office during 2025.
•We maintain a majority voting standard for all uncontested Director elections with a Director resignation policy in our By-Laws.
•We have policies prohibiting our Directors and executive officers from engaging in any hedging transactions in our equity securities and from pledging our securities as collateral for loans, holding shares in margin accounts or making short sales of our securities.
•We maintain robust executive and Director stock ownership guidelines, which are reviewed twice each year for compliance with respect to executives and on an annual basis with respect to Directors.
Our Executive Compensation Program Aligns with Stockholder Interests. The Compensation Committee’s philosophical approach and practices seek to align our executive compensation program and governance with stockholder interests.
•Our annual incentive compensation program requires achievement of rigorous performance metrics to incentivize high performance and achievement of short-term financial goals and thus enhance value for our stockholders in the near term.

•Our program incorporates a strategic objective based on global “net room growth,” providing a specific incentive for our executives to achieve a core strategic goal of increasing our global system size that we believe, in turn, drives long-term growth. We seek to achieve our net room growth objectives through a combination of new franchise sales worldwide and existing hotel retention efforts. Through new sales efforts we look to either expand our franchisee base to new owners and markets or expand the relationships we have with existing franchisees through new hotel additions. These efforts come in the form of new construction and conversion projects, which reinforce our pipeline and contribute to global growth. Our retention efforts stem from a disciplined, focused approach to providing our franchisees with best-in-class service and support in an effort to enhance their profitability. This owner-first approach focuses on helping drive maximum return on owner investments, delivering the highest level of bookings to their hotels at the lowest acquisition costs through our award-winning loyalty program Wyndham Rewards and our best-in-class global sales team and using the scale of the world’s largest hotel franchisor to reduce costs through sourcing and vendor programs. In addition, by providing innovative, low-to-no cost features such as artificial intelligence-driven front desk agents, these owners have access to cost benefits they would not otherwise enjoy as independent, small business owners. Our team members work closely with our franchise owners as business partners through every step of their franchisee journey to ensure the investment they have made to become a Wyndham-branded hotel will generate profitable growth for years to come.
•We provide a maximum cap of 150% of target opportunity on annual incentive awards.
•Equity awards granted to our named executive officers, which constitute a majority of our executives’ target annual total compensation and vest over multi-year periods, reinforce the economic alignment of interests between our executives and other stockholders. A portion of these awards are granted in the form of RSUs, which vest based on continued employment, and a portion are granted in the form of PSUs, which require both continued employment and the achievement of certain pre-established performance criteria to vest.
•No dividends are paid on PSUs and RSUs unless and until the awards vest.
•We have never repriced stock options, we have no plans to do so, and we may not reprice stock options unless we first obtain stockholder approval.
•Our CEO receives no tax gross-ups for perquisites.
•In the event of a change in control, our named executive officers receive cash severance only upon a termination of employment.
•None of our named executive officers are entitled to any tax gross-up in connection with severance payments upon termination of employment.
We are committed to our social, ethical and environmental responsibilities, which are central to delivering on our business strategy. Consistent with our core values of acting with integrity, accountability, inclusiveness, caring and fun, we are committed to being a highly ethical, admired and environmentally conscious company.
•We actively support the UN Sustainable Development Goals framework, prioritizing action toward specific goals as part of our long-term corporate responsibility roadmap.
•With our commitment to acting with integrity in making hotel travel possible for all, we were named one of the World’s Most Ethical Companies® by Ethisphere for 2025, marking the fifth time overall, and third consecutive year, we have been recognized for this award.

•We are committed to fostering a supportive environment for all, which we believe helps drive the Company’s success.
•Our Board recognizes the value of distinct knowledge, perspectives, and experiences. We actively create a culture that enables our team members, partners, and guests to thrive and add value. We were named in Newsweek® Magazine’s "Global Most Loved Workplaces 2025", which we believe demonstrates that our team members feel respected, empowered and inspired to do their best work.
•We remain committed to serving the military and veteran community, as demonstrated by our involvement with organizations like Honor Flight New England and Carry the Load.
We are committed to protecting human rights, as a basic right to which all are entitled. Addressing human rights related risks is consistent with our values, protects our brand, and deepens our connection to our employees and our local community. We remain committed to the well-being and safety of our team members, guests and all those that connect to our industry, and recognize the hospitality industry has a particular opportunity to help end human trafficking. In 2025, we continued to donate to, and encouraged our team members and over 122 million enrolled Wyndham Rewards members to support, humanitarian causes around the world.
•We are dedicated to combating human trafficking in our communities. We have partnered with Polaris, BEST and PACT and make training and additional resources available to all of our team members and franchisees in an effort to prevent and combat human trafficking. Further, we are committed to the 5-Star Promise for Employee Safety with the American Hotel & Lodging Association.
•We partner with Businesses Ending Slavery and Trafficking (BEST) to provide anti-human trafficking training to the Company’s corporate team members. All franchised property general managers are required, as part of brand standards, to take the training every two years and certify that they have trained their hotel staff. The Company’s new hire orientation reflects its commitment to corporate responsibility by focusing on protecting human rights. In addition, the Company makes information about child labor and human trafficking available to its team members at its managed properties, its corporate team members, and franchisees through webinars, and online portals. As part of its ongoing Business Continuity Plan Emergency Preparedness Guide and Training, the Company includes checklists, escalation protocols and information to assist property management and staff in identifying the key warning signs of human trafficking and guidance on how to report cases.
We foster environmental sustainability. Addressing environmental risks and opportunities allows us to develop programs and policies that support a resilient business. We are committed to preserving our natural resources while developing innovative solutions to mitigate our impact on climate change through the Wyndham Green Program. The Corporate Governance Committee provides oversight for our Corporate Responsibility program, which includes providing input into the strategy and direction of our sustainability, climate and energy programs.
•We provide transparent reporting by publishing and posting our 2025 Corporate Responsibility Report on our corporate website. Our 2025 Corporate Responsibility Report highlights our commitment to operating our business in a socially, ethically and environmentally responsible manner. The information contained in our Corporate Responsibility Report is not incorporated by reference into this Proxy Statement.
•We diligently assess climate risks using TCFD recommendations and remain committed to maintaining transparency in how we address climate-related and water security challenges.

•The Wyndham Green Program continues to be the foundation of our efforts to engage owners and operators to integrate sustainability into their hotels to address energy and water conservation, waste diversion, operational efficiency as well as guest and team member education and engagement to help deliver additional value through reduced operating costs and increased revenue from environmentally conscious travelers. We are committed to supporting our franchisees in terms of achieving sustainability-related goals, by helping support them along their sustainability journey.
•The Wyndham Green Toolbox, our online environmental management system, is specifically designed to track, measure and report energy, emissions, water and waste diversion performance globally and is available to all hotels.
•Our corporate headquarters has been recognized as one of the highest performing green buildings in the country by the U.S. Green Building Council having received four LEED certifications including its current Gold LEED Existing Buildings Operations and Maintenance Certification and Energy Star recertification.
We support our communities. Strong relationships with the communities where we operate are vital to delivering on our strategy. We continue to promote a Company-wide culture of team member volunteerism and philanthropy, which is innate to our core value of caring.
•Reflecting our culture of giving and service, we support various charitable programs, including youth and education, military, community and environmental programs. Our philanthropy captures the dedication of our team members, leaders and business partners who have pledged to make lasting, important contributions to the communities in which we operate.
•Wyndham Rewards and its members have donated over 225 million points to charities since inception.
We care about one of our most valuable assets – our team members. We continue to focus on attracting, retaining and engaging our team members. We were named as one of the Best Places to Work in New Jersey by New Jersey Business Magazine in 2025, for the sixth consecutive year.
Wellness – We believe that health and wellness promote both professional and personal productivity, achievement and fulfillment. We are committed to offering programs that focus on nutrition, exercise, lifestyle management, physical and emotional wellness, financial health and the quality of the environment in which we work and live. To support all of our team members to lead healthier lifestyles while balancing family, work and other responsibilities, we offer several resources under our Be Well program, including an onsite Fitness Facility in our corporate headquarters and a Wyndham Relief Fund to help team members who are facing financial hardship.
2025 Compensation Strategy
For 2025, we employed a compensation strategy designed to achieve the following objectives:
•Attract and retain superior senior management talent. We believe that attracting and retaining superior senior managers is integral to our ongoing success. Our named executive officers possess extensive experience in our industry and demonstrate the exceptional leadership skills and commitment to excellence that we believe are critical to our success. Accordingly, our compensation strategy was designed in part to promote a long-term commitment from our named executive officers.

•Provide our executives with compensation that is consistent and competitive with compensation provided by comparable hospitality-focused companies consisting of base salary, cash-based annual incentive compensation and equity-based incentive compensation. We also provide our team members with health, welfare and retirement benefits which we believe are market-competitive.
•Support a high-performance environment by linking compensation with performance. Our broad objectives are to increase our earnings, cash flow and stockholder value. Consistent with these goals, we believe a significant portion of our executive compensation should be contingent on actual results.
•Support a long-term focus that aligns the interests of our executives and stockholders. Equity incentive compensation is intended to align the interests of our named executive officers and stockholders as well as support our goal of retaining our key personnel.
Compensation Committee Matters
The Committee is responsible for providing oversight on executive compensation policies and programs consistent with corporate objectives and stockholder interests. The Committee operates under a written charter adopted by the Board. The Committee reviews the charter on an annual basis. The Committee’s membership is determined by the Board, and each member is an independent Director. The Committee Chair reports at our Board meetings on Committee actions and recommendations.
Executive Compensation Consultant. In November 2024, the Committee retained Aon’s Human Capital Solutions practice, a division of Aon, to provide independent executive compensation consulting services for 2025. The amount paid to Aon was approximately $111,000 for its services during 2025. In this capacity, the Committee utilizes reports and analyses prepared by Aon.
Wyndham Hotels has engaged affiliates of Aon for insurance brokerage and actuarial services. In this capacity, management engaged Aon Risk Services, Inc., without Board involvement, to provide insurance brokerage and actuarial services to Wyndham Hotels during 2025. During 2025, Aon Risk Services, Inc. received approximately $280,000 for these services provided to Wyndham Hotels.
Aon has in place policies and procedures designed to prevent conflicts of interest and safeguard the independence of its executive compensation consulting advice. These policies and procedures include: a code of conduct, the terms of which deter behavior by the consultant that is contrary to the compensation consulting assignment and provides for protection of confidential information; a strict policy against investing in client organizations by executive compensation consultants assigned to the client; formal segregation of executive compensation services in a separate business unit with performance results of that unit measured based on the executive compensation services; management of multi-service client relationships by separate account executives; no incentives provided for cross-selling of services; and no more favorable terms offered to companies due to the retention of Aon Risk Services, Inc. for additional services. On an annual basis, the Committee reviews the independence of Aon in accordance with NYSE requirements and considered this relationship as part of its review. Based on its review, the Committee concluded that no conflict of interest was raised by the services provided by Aon Risk Services, Inc. and determined that the executive compensation advice received from Aon is objective and independent.

Management’s Role. Our management plays a significant role in our executive compensation process including developing the terms of our executive officers’ employment agreements and employment letters, evaluating executive performance and recommending base salary increases, performance factors for annual incentive compensation and long-term incentive compensation for the named executive officers other than our CEO. Our CEO works with the Committee to establish the agenda for Committee meetings, and management prepares and distributes meeting information to Committee members. Our CEO also participates in Committee meetings at the Committee’s request to provide background information regarding our strategic objectives, his evaluation of the performance of the senior executives and compensation recommendations for senior executives other than himself. Our CEO is not involved in setting his own compensation, which is the exclusive responsibility of the Committee, and is not present when decisions regarding his compensation are made.
While the Committee reviews management’s recommendations, the Committee retains discretion over all elements and levels of the named executive officers’ compensation. The Committee generally bases its decisions on a combination of management’s recommendations with respect to executive compensation other than for our CEO and the external market data provided by our management and compensation consultant.
Committee Consideration of Say-on-Pay Vote. We currently hold an advisory vote on the compensation of our named executive officers (a “Say-on-Pay Vote”) on an annual basis in accordance with the preference expressed by our stockholders at the 2025 annual meeting regarding the frequency of our Say-on-Pay Vote.
At our 2025 annual meeting, approximately 94% of the shares voted on our Say-on-Pay Vote affirmatively voted in support of the compensation of our named executive officers as described in the 2025 proxy statement. The Committee reviewed the outcome of the 2025 advisory vote in May 2025 and felt that the level of support affirmed our executive compensation structure and program. In the future, the Committee will continue to review our executive compensation program taking into consideration the outcome of our Say-on-Pay Votes, stockholder and proxy advisory service feedback and other relevant factors in making compensation decisions for our named executive officers.
During 2025, we engaged with stockholders representing 75% of the outstanding Wyndham common stock, including 11 of the 15 largest Wyndham stockholders, to hear their perspectives and expectations. Of the 75%, we engaged with stockholders representing approximately 60% of our outstanding shares regarding our compensation and related topics including our performance, sustainability, human capital and governance matters. We believe we took reasonable compensation actions that focused on relevant financial metrics throughout the year given the factors that were present and that our stockholders will support our decisions to encourage and recognize performance and promote retention all while returning value to stockholders.
Annual Evaluation and Compensation Risk Assessment. An important aspect of the Committee’s work relates to the annual determination of compensation for our named executive officers. The Committee meets each year to review the performance of the named executive officers and review, consider and approve any potential increases in base salaries, annual incentive compensation, grants of long-term incentive compensation and perquisites.

As part of its annual review, the Committee reviews the potential for any material risks arising from or relating to our compensation programs. Based on this review, the Committee believes that our compensation programs do not encourage excessive risk-taking by our executives or other team members and are not reasonably likely to have a material adverse effect on Wyndham Hotels. In reaching its conclusion, the Committee considered the following aspects of our 2025 compensation program:
•The Committee reviews and compares executive compensation against our peer group to confirm that compensation is within an acceptable range relative to the external market.
•Our performance-based compensation is generally tied to our earnings and operating performance, aligning interests of stockholders and management, and designed to improve our core operating results as opposed to using leverage or other high-risk strategies.
•Our annual incentive compensation opportunities are capped at a specified maximum as a countermeasure to excessive risk-taking.
•Our commission-based sales programs are monitored by management for compliance with law and internal policies.
Employment Agreements
We have employment agreements or employment letters with each of our named executive officers, the terms of which form the basis of our named executive officers’ compensation elements and levels. The compensation elements provided under the agreements are reviewed periodically by management, our compensation consultant and the Committee against the peer group described below under “Compensation Review and Benchmarking.”
In 2025 and 2026, the following actions were taken with respect to our named executive officers’ employment and related agreements:
•We entered into an employment letter with Mr. Albert in connection with his appointment as Interim Chief Financial Officer effective November 4, 2025.
•We entered into a separation, release and advisory services agreement with Ms. Allen, dated November 4, 2025, in connection with her cessation of service as our Chief Financial Officer and Head of Strategy effective November 4, 2025.
•We entered into a separation, release and advisory services agreement with Mr. Albert, dated March 6, 2026, in connection with Mr. Albert's departure from the Company effective March 4, 2026.
The terms of the employment agreements, employment letters and separation and release agreements with our named executive officers are described below under “Agreements with Named Executive Officers.”
Compensation Review and Benchmarking
Management and the Committee believe that information regarding compensation practices at other companies is useful in evaluating the compensation of our named executive officers. Management and the Committee recognize that our compensation practices must be competitive in the market to attract and retain superior senior leadership. In addition, this market information is a factor that management and the Committee consider in assessing the reasonableness of the compensation of our executives.

Peer Review. In August 2024, our compensation consultant reviewed our peer group, using the following primary criteria: companies in the hospitality industry and/or with a focus on franchise operations, companies identified by proxy advisory firms as a peer company, and financial size (based on revenue or current market cap). As a result of this review, our Committee approved the peer group of companies listed below, as recommended by our compensation consultant, for purposes of our 2025 executive compensation program. The list below represents no change from our prior year peer group of companies.

Boyd Gaming Corporation	Marriott International, Inc.
Choice Hotels International, Inc.	Marriott Vacations Worldwide Corporation
Dine Brands Global, Inc.	Ryman Hospitality Properties, Inc.
Hilton Grand Vacations Inc.	The Wendy’s Company
Hilton Worldwide Holdings Inc.	Travel + Leisure Co.
Host Hotels & Resorts, Inc.	TripAdvisor, Inc.
Hyatt Hotels Corporation	Vail Resorts, Inc.
Jack in the Box, Inc.	Wynn Resorts, Limited
Our compensation consultant’s review of peer group compensation included the following compensation elements using the most recently filed proxy statements for each peer company: base salary, target bonus, total target cash compensation, long-term incentive award value and total target direct compensation. Compensation data for our peer group was presented at the 25th, 50th and 75th percentiles for each compensation element at target level performance. General industry data from our compensation consultant’s total compensation measurement database at these benchmarks was also considered to supplement the peer group data. The objectives of the review were to compare, for general consistency, the compensation of our executives to that of similarly situated executives, to ensure that our compensation is in line with our compensation strategy and to provide a framework for compensation decisions.
The Committee uses competitive compensation data from the annual total compensation study of peer companies to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Committee uses multiple reference points when establishing targeted compensation levels. The Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader United States market. Instead, the Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as company, business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential, experience and succession planning.
The Committee also seeks to balance the various elements of senior executive compensation so that no single element is weighted too heavily and there is an appropriate mix between fixed and variable compensation and short-term and long-term compensation. Given the significant scope and responsibilities of our CEO, which are greater than those of our other named executive officers, the Committee believes any differences between the individual compensation elements and the total compensation of our CEO and the other named executive officers are appropriate. In approaching 2025 compensation decisions, the Committee reviewed peer group data which showed that actual total compensation paid to our named executive officers generally was competitively aligned with our peer group.
Base Salary
Consistent with our compensation strategy, we provide base salaries designed to attract and retain our named executive officers and provide them with a base level of income.

In early 2025, the Committee approved base salary increases for our NEOs ranging from 3% to 13%, including 12% for our CEO. In November 2025, in connection with his appointment as our Interim CFO, Mr. Albert's base salary rate was increased to $500,000 pursuant to the terms of his employment letter.
For 2025, the named executive officers were paid the base salaries listed in the Summary Compensation Table below.
Annual Incentive Compensation
Consistent with our compensation strategy, we provide cash-based annual incentive compensation designed to create incentives for the named executive officers to drive financial and operating performance and thus enhance value for our stockholders in the near term.
Annually in the first quarter, the Committee approves the annual incentive compensation program for that year. Generally, at that time, the Committee approves the general plan terms and performance targets for that year’s program. Following the completion of the performance period, the Committee reviews Company operating results achieved against the pre-established performance targets set by the Committee to determine amounts earned under the program based on Company performance. In addition, as a threshold matter, to ensure that the performance of the individual executives is at the high level expected, senior management reviews with the Committee (or in the case of our CEO, the Committee itself reviews) each executive’s individual contributions and personal leadership together with their performance on strategic objectives, business drivers, business development and other initiatives as applicable. If based on this review, performance at the corporate, business unit or individual level did not meet expectations, the Committee may use its discretion to adjust downward or not provide the executive’s annual incentive compensation award.
As part of the annual incentive compensation program, the Committee also approves a target award opportunity expressed as a percentage of each executive’s annual base salary. Under our annual incentive program structure, an executive’s annual incentive compensation may be higher or lower than target annual incentive compensation depending on business and individual performance, subject to a maximum annual incentive award opportunity for our named executive officers capped at 150% of the executive’s target award opportunity.
2025 Annual Incentive Compensation Program. In the first quarter of 2025, the Committee approved the general framework and certain components of the Company’s 2025 annual incentive compensation program.
In January 2025, the Committee approved performance metric targets based on the following financial and strategic objectives for our executive officers:
•Financial Objective (weighted 75%): Adjusted EBITDA
•Strategic Objective (weighted 25%): Global Net Room Growth

We used adjusted EBITDA to incentivize our executives to achieve near-term earnings growth and enhance stockholder value. Under our annual incentive compensation program, EBITDA may be adjusted to exclude certain items which in our view do not necessarily reflect ongoing performance – such as transaction costs and the effects of hyperinflation – the categories of which are specified at the outset of the performance period. For 2025, the adjusted EBITDA target was set at $750 million and was to be measured at December 31, 2025 for the preceding twelve-month period. The pre-established performance tiers ranged from 98.2% up to 102.2% of the adjusted EBITDA target, with corresponding payout levels ranging, respectively, from 50% of the target award opportunity up to a maximum of 150% of the target award opportunity. Performance achievement below 98.2% of the adjusted EBITDA target would result in no payout for this portion of the award. Payout level is interpolated where performance under this particular performance metric is achieved between the specified performance tiers subject to the 150% maximum.
We used Global Net Room Growth to provide a specific incentive for our senior executive team to achieve a core strategic goal that drives long-term value creation. For 2025, the Global Net Room Growth target was 3.55%. The pre-established performance tiers correspond to fixed Global Net Room Growth goals of 3.00% up to a maximum Global Net Room Growth target of 4.14%, with corresponding payout gates of 50% of the target award opportunity and a maximum payout of 150% of the target award opportunity, respectively, with performance achievement below 3.00% Global Net Room Growth resulting in no payout for this portion of the award.
In January 2025, based upon its review of peer group and general industry data provided by our compensation consultant and in consideration of the competitive labor market, the Committee approved an increase to the target award opportunity under the annual incentive compensation program for Mr. Ballotti from 175% to 200% and Ms. Melancon from 85% to 100%, in each case effective February 8, 2025. In November 2025, in consideration of his promotion to Interim Chief Financial Officer and the expanded scope of his role, Mr. Albert's target award opportunity under the annual incentive compensation program was increased from 60% to 75% effective November 4, 2025. For Mr. Ballotti, Ms. Melancon and Mr. Albert, their target award opportunities remained the same as under the 2024 annual incentive compensation program through the effective date of their respective increases for 2025.
2025 Payout Results. For our 2025 named executive officers, the achievement level with respect to the Adjusted EBITDA component was 0% and the achievement level with respect to the Global Net Room Growth component was 125%. These achievement levels would have resulted in bonus awards equal to 31% of each named executive officer’s target award opportunity. For the participants below the level of named executive officer whose bonus awards were based solely on Adjusted EBITDA performance, the achievement level for 2025 was 0%.
In February 2026, the Committee determined to exercise positive discretion to pay bonus awards at 25% of target to the participants below the level of named executive officer whose bonus awards were based solely on Adjusted EBITDA performance. The Committee exercised this positive discretion for purposes of retention and to reward the Company’s strong operational performance in 2025. Additionally, to maintain parity among the named executive officers and the participants below the level of named executive officer whose bonus awards were based solely on Adjusted EBITDA performance, the Committee also determined to exercise negative discretion to reduce the named executive officers’ bonus amounts to 25% of their target award opportunity. Our CEO also requested that the Committee exercise its negative discretion to award him zero payout under the annual incentive program, which the Committee honored and approved despite the Committee’s strong view that our CEO’s performance during 2025 was exceptional. No further adjustments were made to bonus payouts based on individual performance.
The Non-Equity Incentive Plan Compensation column of the Summary Compensation Table below lists the annual incentive compensation paid to our named executive officers for 2025.

Long-Term Incentive Compensation
2025 Annual Equity Award Grants
Consistent with our compensation strategy, we provide our named executive officers with long-term incentive compensation to create incentives to prioritize their focus on sustainable and cumulative earnings growth, which in turn promotes share price appreciation for the benefit of stockholders. Our long-term incentive performance awards vest upon completion of a three-year performance period and our time-based awards vest annually in equal increments over a four-year period. Both long-term incentive awards encourage retention, which has become more important in a very competitive talent market. Accordingly, 2025 long-term incentive compensation for our named executive officers focused on aligning their interests with those of stockholders, achieving competitiveness with the external market, rewarding key talent contributions and team member retention. Long-term incentive compensation is granted under our Amended and Restated 2018 Equity and Incentive Plan ("2018 Equity and Incentive Plan"). Our compensation consultant and the Committee periodically review our plan design with respect to items such as long-term incentive mix prevalence and vesting provisions.
Management annually recommends to the Committee an aggregate budget available for long-term incentive compensation, which is allocated based on the relative number of eligible executives. Long-term incentive compensation is then recommended by management (other than for our CEO, which is determined by the Committee) and granted by the Committee to the named executive officers based on individual performance review, tenure, scope of responsibility and future potential. Elements of individual performance considered by the Committee in such review include results of operations, achievement of strategic objectives and leadership characteristics.
Based on these factors, annual long-term incentive awards were granted to our named executive officers in March 2025 in the form of RSUs and performance stock units (“PSUs”). A PSU represents the right to receive a share of Wyndham common stock on a set vesting date subject to achievement of pre-established performance goals based on earnings before interest and taxes (“EBIT”) per share, as adjusted, and continued employment and provides the executive incentive to drive earnings growth and share price appreciation. Each type of equity award under the long-term incentive plan (“LTIP”) is subject to multi-year vesting to promote retention.
For 2025, the Committee approved the following equity allocation mix, which was consistent with our 2024 equity allocation mix. In March 2025, the Committee approved our CEO’s 2025 annual LTIP awards to be in the form of 50% RSUs and 50% PSUs, and our other named executive officers’ annual LTIP awards were granted in the form of 75% RSUs and 25% PSUs. The Committee felt this approach for the 2025 LTIP appropriately provided a performance-based approach and a normalized LTIP structure.
The target values for 2025 long-term incentive grants for the CEO and the other NEOs are set forth in the Summary Compensation Table in the 2025 Stock Award column. These target values reflect an increase from 2024 target grant values, with such increases ranging from 5% to 20%. Long-term incentive grants for our CEO and the other NEOs were consistent with our compensation strategy to provide our executives with awards that are competitive with comparable hospitality-focused companies and well positioned within our peer group.

The performance goals for our PSU awards are set by the Committee at levels relative to our three-year projected target EBIT per share, as adjusted, established internally at the time of grant. Vesting of 2025 PSU awards, which is scheduled to occur on the third anniversary of the grant date, is contingent upon achievement of the levels of performance specified below and where performance is achieved between these specified performance tiers the number of vested PSUs is interpolated. No shares vest under the terms of these awards unless our cumulative adjusted EBIT per share performance for the three years ended December 31, 2027 meets or exceeds 98% of target EBIT per share, as adjusted, as determined at the end of the three-year performance period. We do not disclose the adjusted EBIT per share target for our PSU awards while the applicable performance period is ongoing because this goal relates to executive compensation to be earned in future years, and we believe that disclosure of this forward-looking target would cause us competitive harm. The EBIT per share target goal, as adjusted, established by the Committee at the commencement of the performance period will be disclosed following the conclusion of the performance period when achievement against the target goal is determined by the Committee.

Performance Achievement as % of Adjusted EBIT Per Share Target	Level of Vesting as % of Total PSUs
98.0% of Target Level	50% of PSUs
98.5% of Target Level	75% of PSUs
100.0% of Target Level	100% of PSUs
100.5% of Target Level	125% of PSUs
101.2% of Target Level	150% of PSUs
101.7% of Target Level	175% of PSUs
102.2% of Target Level	200% of PSUs
The Committee believes that the PSU performance goals are consistent with the Committee’s intention of making the vesting of these awards contingent upon achieving strong growth in EBIT per share over time that significantly benefits stockholders.
The EBIT per share results may be adjusted to reflect certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance, such as restructuring costs and impairments, the categories for which are specified at the outset of the performance period. Subject to achievement of performance tiers, vesting occurs on the third anniversary of the grant date or later upon certification of results by the Committee.
2023 PSU Grant
In January 2026, the Committee confirmed that the 2023 PSU award granted to our CEO and other named executive officers in March 2023 resulted in a 200% payout. Actual cumulative EBIT per share, as adjusted, relating to the three-year performance period beginning on January 1, 2023 and ending on December 31, 2025 was achieved at 114.2% of the $21.14 target EBIT per share, as adjusted, resulting in the maximum payout of 200%.
Perquisites
We provide our named executive officers with perquisites that management and the Committee believe are reasonable, competitive and consistent with our compensation strategy. Management and the Committee believe that our perquisites help us retain highly talented managers and allow them to operate more effectively.

In January 2025, the Committee reviewed the perquisites provided to senior management of the Company including our named executive officers and the associated cost. The Committee determined not to make any changes to the perquisite program and approved the perquisites for 2025 including annual executive physical, financial planning services and a leased automobile (which, as previously disclosed, the Committee determined to end on a rolling basis with an anticipated comparable value increase to base salary equivalent to the loss in benefit value as the current lease cycle for each executive's car concludes). Limited personal use of a Company-chartered aircraft for up to 20 hours per year was also approved for our CEO. Our named executive officers also receive 30,000 Wyndham Rewards Points annually through their membership in the Wyndham Rewards program.
For certain perquisites, the named executive officers (other than our CEO) receive a tax gross-up payment, which means they receive additional compensation to reimburse them for the amount of taxes owed on the compensation imputed for the perquisite.
The All Other Compensation Table below lists compensation attributable to perquisites provided to the named executive officers for 2025.
Deferred Compensation Plans
Officer Deferred Compensation Plan. Our nonqualified officer deferred compensation plan permits named executive officers to defer base salary and annual incentive compensation. We match executive contributions to the plan up to 6% of base salary and annual incentive compensation and, as applicable, commission compensation. The executive makes an irrevocable deferral election prior to the beginning of the calendar year. Upon termination from the Company, the executive may elect a single lump-sum payment of his or her account or may elect payments in annual installments of up to ten years. The participant’s entire account balance is 100% vested. The contributions to our officer deferred compensation plan applicable to our named executive officers are listed below in the Nonqualified Deferred Compensation Table.
Savings Restoration Plan. We make available to our named executive officers a savings restoration plan, which allows executives to defer compensation in excess of the amounts permitted by the Internal Revenue Code of 1986, as amended (the “Code”), but there are no matching contributions for these deferrals.
401(k) Plan. We provide all team members, including our named executive officers, with a 401(k) plan. Our 401(k) plan permits named executive officers to defer base salary. In 2025, we provided named executive officers and other participants a Company match of base salary of up to 5% of base salary, subject to statutory limitations under the Code. The Company match is 100% vested.
Severance Arrangements
The employment agreements and employment letters of our named executive officers provide for payments as a percentage of base salary and annual incentive compensation, as well as accelerated vesting of specified long-term equity grants, and in the case of PSUs, vesting based on performance during a specified period, if the executive’s employment is terminated without cause or, if applicable, for a constructive discharge. These severance terms for our named executive officers are generally consistent with peer group market practices and data provided by our compensation consultant. These payments and terms are discussed more specifically below under “Agreements with Named Executive Officers” and “Potential Payments on Termination or Change in Control.”

We believe these arrangements are necessary to attract and retain our executives and ensure the continuity of management. The primary focus of the severance terms is generally on the termination of employment and thus the value of these terms arises only in the context of imminent termination. The severance terms do not enhance an executive’s current income and therefore are independent of the Committee’s review of executive compensation.
Change-in-Control Arrangements
In the event of a change in control of Wyndham Hotels, the named executive officers receive cash severance payments only if their employment is terminated without cause or, if applicable, for constructive discharge following the change in control. Our named executive officers are not entitled to any excise tax gross-up in connection with their change-in-control arrangements. Long-term equity compensation grants made to all eligible team members, including the named executive officers, fully vest on a change in control. The payments and terms of our named executive officers’ change-in-control arrangements are discussed below under “Agreements with Named Executive Officers” and “Potential Payments on Termination or Change in Control.”
The change-in-control terms for severance payments for the named executive officers established in connection with their employment agreements and letters are generally consistent with peer group market practices and data provided by our compensation consultant. Since a potential change-in-control transaction may result in increased stockholder value, the Committee believes that it is important to provide incentives to motivate the named executive officers to pursue and complete a potential transaction that is in the best interest of stockholders should it arise and ensure retention. Like the severance arrangements, the value of the change-in-control arrangements arises only in the context of an imminent change in control. The terms do not enhance the named executive officers’ current income and therefore are independent of the Committee’s review of executive compensation.
Executive Officer Stock Ownership Guidelines
Our Executive Officer Stock Ownership Guidelines are intended to align further the financial interests of executive officers with the interests of stockholders. The guidelines require our named executive officers to own Wyndham common stock with a market value at least equal to the following multiples: CEO: 6 times base salary, and the other named executive officers: 3 times base salary. Stock ownership meeting the guidelines includes common stock directly owned by the named executive officer and by immediate family members residing in the same household, share equivalents held in the Company’s 401(k) plan, shares held in trust by the named executive officer and by immediate family members residing in the same household (with the foregoing three types of shares referred to collectively as “Unrestricted Shares”), restricted stock and RSUs, but excludes PSUs and stock options. Further, the guidelines also incorporate a requirement regarding the composition of named executive officers’ ownership. Each named executive officer is required to own Unrestricted Shares with a market value at least equal to the following multiples: CEO: 2 times base salary, and the other named executive officers: 1 times base salary. These Unrestricted Shares are counted towards both the composition and ownership requirements.
Named executive officers have a period of five years after first becoming an executive officer subject to the guidelines to achieve compliance with the ownership and composition requirements, and a period of three years after becoming subject to a greater ownership requirement due to a promotion, an increase in base salary or changes to the guidelines otherwise resulting in an increase to their individual requirement. As of December 31, 2025, all of our named executive officers were in compliance with the stock ownership guidelines.

Clawback Policy
Our incentive compensation recovery policy (a “clawback policy”), adopted pursuant to Rule 10D-1 of the Exchange Act and the NYSE listing standards, requires the Company to recover from current and former officers the amount of incentive-based compensation that was erroneously awarded during the three years preceding the date of an accounting restatement resulting from material non-compliance with any financial reporting requirement under U.S. securities laws.
Insider Trading Policies and Procedures
We have adopted an Insider Trading Policy which governs the purchase, sale, and/or other dispositions of Company securities by our directors, officers, employees, certain of their family members, and certain entities that such directors, officers or employees control (“insiders”). In addition, it is our policy to comply with applicable U.S. securities laws, including laws, rules and regulations related to trading in Company securities, and we believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the NYSE listing standards applicable to us. Among other restrictions, our Insider Trading Policy prohibits insiders from trading in Company securities while in possession of material nonpublic information. Additionally, with respect to our executive officers, directors and certain other insiders, our Insider Trading Policy (i) restricts trading in Company securities during designated black-out periods and (ii) requires that proposed trades in Company securities be pre-approved by a designated officer.
The foregoing summary of our Insider Trading Policy does not purport to be complete and is qualified by reference to the full text of our Insider Trading Policy, a copy of which was filed as Exhibit 19 to the Company's Form 10-K for the year ended December 31, 2024.
Policy Against Hedging, Pledging and Short Selling of Company Stock
Our Insider Trading Policy contains restrictions on transactions in our securities by our Directors, executive officers and other team members who have regular access to material nonpublic information in the normal course of their duties. Under this policy, these parties are prohibited from directly or indirectly purchasing financial instruments or otherwise engaging in derivative transactions that are designed to hedge, offset or eliminate the risk of any decrease in the market value of or price fluctuations in any Company securities. These persons are also prohibited under this policy from pledging Company securities as collateral for loans, holding Company securities in margin accounts and making short sales of Company securities.
Equity Award Grant Policies
Although the Company does not have a current practice of granting stock option awards and has not granted stock option awards since 2021, the Company maintains a Policy on Granting Equity Awards which contains procedures designed to prevent the improper timing of equity awards, including options. The Compensation Committee does not take material nonpublic information into account when determining the timing and terms of option awards and the Company does not time the disclosure of material nonpublic information for the purposes of affecting the value of executive compensation.

Compensation Committee Report
The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on this review, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.
COMPENSATION COMMITTEE
Bruce B. Churchill (Chair)
Myra J. Biblowit
James E. Buckman

2025 Summary Compensation Table
The following table summarizes compensation paid to our named executive officers for 2025, 2024 and 2023.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(a)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(b)	All Other Compensation ($)(c)	Total ($)
Geoffrey A. Ballotti	2025	1,426,935	—	11,999,818	—	—	124,947	13,551,700
President and Chief Executive Officer	2024	1,294,504	—	9,999,880	—	2,265,381	335,299	13,895,064
	2023	1,143,719	—	6,999,979	—	2,108,404	407,610	10,659,712
Kurt Albert (d)	2025	419,979	—	699,905	—	65,148	52,756	1,237,788
Former Interim Chief Financial Officer	2024	—	—	—	—	—	—	—
	2023	—	—	—	—	—	—	—
Paul F. Cash	2025	590,771	—	2,099,984	—	147,693	148,544	2,986,992
General Counsel, Chief Compliance Officer and Corporate Secretary	2024	536,733	—	1,999,945	—	524,763	209,822	3,271,263
	2023	514,900	—	1,499,929	—	501,080	137,636	2,653,545
Scott Strickland	2025	622,853	—	1,749,916	—	155,713	73,020	2,601,502
Chief Commercial Officer	2024	577,385	—	1,999,848	—	552,923	130,316	3,260,472
	2023	459,968	—	1,499,929	—	447,960	105,168	2,513,025
Monica Melancon	2025	525,388	—	1,499,898	—	128,462	52,564	2,206,312
Chief Human Resource Officer	2024	489,640	—	1,249,908	—	416,194	101,231	2,256,973
	2023	428,018	—	1,249,941	—	417,918	98,137	2,194,014
Michele Allen (e)	2025	656,158	—	5,180,192	—	—	202,583	6,038,933
Former Chief Financial Officer and Head of Strategy	2024	655,008	—	2,499,893	—	655,008	173,161	3,983,070
	2023	599,999	—	1,999,906	—	675,922	177,823	3,453,650
(a)Represents the aggregate grant date fair value of equity awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). A discussion of the assumptions used in calculating the fair value of such awards may be found in Note 14 to our 2025 audited financial statements of the 2025 Form 10-K filed with the SEC on February 19, 2026.
The grant date fair value for time-based RSUs is computed in accordance with ASC 718 and is based on the closing price of the Company’s common stock on the grant date. The grant date fair value attributable to RSUs granted in 2025 is as follows: Mr. Ballotti, $5,999,909; Mr. Albert, $587,429; Mr. Cash, $1,574,988; Mr. Strickland, $1,312,437; Ms. Melancon, $1,124,977; and Ms. Allen, $3,532,197.
The grant date fair value attributable to PSUs granted in 2025 was computed in accordance with ASC 718 based upon the closing price of the Company’s common stock on the grant date and the probable outcome of the performance conditions as of the grant date. The grant date fair value attributable to PSUs granted in 2025, as reported in the table, is as follows, reflecting achievement of target adjusted EBIT per share performance: Mr. Ballotti, $5,999,909; Mr. Albert, $112,476; Mr. Cash, $524,996; Mr. Strickland, $437,479; Ms. Melancon, $374,921; and Ms. Allen, $1,647,995. The grant date fair value of PSUs granted in 2025 assuming achievement of maximum performance conditions is as follows: Mr. Ballotti, $11,999,818; Mr. Albert, $224,952; Mr. Cash, $1,049,992; Mr. Strickland, $874,958; Ms. Melancon, $749,842; and Ms. Allen, $3,295,990. The actual value realized by each individual with respect to PSU awards will depend on the number of shares earned based on our actual performance over the three-year performance period measured against the cumulative adjusted EBIT performance goal established at the time of grant.
(b)For 2025, represents annual incentive compensation for 2025 paid in 2026. For 2024, represents annual incentive compensation for 2024 paid in 2025. For 2023, represents annual incentive compensation for 2023 paid in 2024.
(c)See All Other Compensation Table below for a description of compensation included in this column.

(d)Information is not reported for Mr. Albert for 2023 and 2024 because he was not previously a named executive officer. Mr. Albert was appointed as our Interim Chief Financial Officer on November 4, 2025. During 2025 prior to that date, Mr. Albert served as our Senior Vice President, Treasurer and Head of Financial Partnerships & Planning.
(e)Ms. Allen's employment with the Company terminated effective November 4, 2025. Ms. Allen was not eligible to receive any payout under our 2025 annual incentive compensation program as a result of her departure. Included in the Stock Awards total for Ms. Allen is $2,430,203 representing the incremental fair value of modified long-term incentive awards computed as of November 3, 2025 (the modification date) in accordance with ASC 718. These long-term incentive awards (which otherwise would have vested in March 2026 had Ms. Allen remained actively employed with the Company) vested after execution and non-revocation of a release of claims in January 2026. See "Agreements with Named Executive Officers – Ms. Allen – Separation, Release and Advisory Services Agreement" below for additional information. Approximately $360,410 of this $2,430,203 is attributable to 4,854 time-based RSUs granted in March 2025. In accordance with SEC rules, the $515,543 grant date fair value of these 4,854 time-based RSUs is also reported in the Stock Awards column of the 2025 Summary Compensation Table for the same year, thereby causing a portion of the amount attributable to these shares to be counted twice in Ms. Allen's total compensation.

2025 All Other Compensation Table
The All Other Compensation column in the Summary Compensation Table above includes the following for 2025.

	Mr. Ballotti ($)	Mr. Albert ($)	Mr. Cash ($)	Mr. Strickland ($)	Ms. Melancon ($)	Ms. Allen ($)
Personal use of aircraft (a)	4,446	—	—	—	—	—
Company automobile (b)	—	—	27,692	—	—	28,642
Financial planning services (c)	9,365	—	7,813	—	—	7,813
401(k) Company match	12,789	14,901	17,500	17,500	9,962	17,500
HSA Company match	—	—	—	500	—	500
Deferred compensation Company match	85,616	29,108	44,308	46,714	39,231	39,370
Annual physical (d)	11,250	5,250	11,250	5,000	—	11,250
Aggregate tax gross‑up (e)	—	1,264	37,517	1,691	1,987	34,672
Fees for advisory services (f)	—	—	—	—	—	61,500
Other (g)	1,481	2,233	2,464	1,615	1,384	1,336
Total	124,947	52,756	148,544	73,020	52,564	202,583
(a)In 2021, the Compensation Committee approved limited personal use of aircraft for the CEO of up to 20 hours each year. The value shown for personal use of a Company-provided (leased under timeshare or chartered), non-commercial aircraft is the aggregate incremental cost to the Company. Personal use of such Company-provided aircraft reflects the full cost charged to the Company for such use. On certain occasions a spouse, family member or other guests may accompany the CEO on a personal trip. The value reflected for 2025 relates to Mr. Ballotti's usage of the aircraft to return home from a Company Board meeting. The CEO is fully responsible for all personal income taxes associated with such personal use of aircraft.
(b)Aggregate incremental cost to the Company of automobile benefit calculated as the aggregate Company payment less any executive contribution. The amounts for Company payment include insurance, repair costs (if any) and other charges and exclude tax gross-up described below.
(c)Amounts exclude tax gross-up described below.
(d)Aggregate incremental cost to the Company of annual physical exams for our named executive officers.

(e)Aggregate tax gross-up for our named executive officers consisted of the following: Mr. Albert, American Express credit card annual fee, $311, airline club membership fee, $425 and Wyndham Rewards points awarded, $528; Mr. Cash, automobile, $26,757, financial planning, $8,180, American Express credit card annual fee, $576, airline club membership fee, $785 and Wyndham Rewards points awarded, $1,219; Mr. Strickland, American Express credit card annual fee, $576, Wyndham Rewards points awarded, $494 and travel for guest accompanying Mr. Strickland on a business trip, $621; Ms. Melancon, automobile, $538, American Express credit card annual fee, $576 and Wyndham Rewards points awarded, $873; and Ms. Allen, automobile, $25,093, financial planning, $8,180, American Express credit card annual fee, $576, airline club membership fee, $576 and Wyndham Rewards points awarded, $247.
(f)Consists of $61,500 in cash fees for advisory services provided by Ms. Allen following her departure from the Company through December 31, 2025. As per the terms of her Separation, Release and Advisory Services Agreement, the remaining $1,438,500 balance of Ms. Allen's advisory fees was paid subsequent to December 31, 2025 after Ms. Allen's execution and non-revocation of a release of claims. See "Agreements with Named Executive Officers – Ms. Allen – Separation, Release and Advisory Services Agreement" below for additional information.
(g)Includes the value of Wyndham Rewards Points awarded to our named executive officers, including points awarded under a company recognition program for Mr. Albert, Mr. Cash and Ms. Melancon, the cost of airline club memberships for certain of our named executive officers, the cost of an American Express credit card annual fee paid on behalf of our named executive officers, and for Mr. Strickland the cost of travel for a guest on a business trip (amounts exclude tax gross-up described above).
In accordance with SEC rules, the value of dividends paid to our named executive officers upon vesting of RSUs is not reported above because dividends were factored into the grant date fair value of these awards.

2025 Grants of Plan-Based Awards Table
The following table summarizes grants of plan-based awards made to the named executive officers in 2025.

Name	Award Type (a)	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (b)			Estimated Possible Payouts Under Equity Incentive Plan Awards (c)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Ballotti	RSU	3/03/25	—	—	—	—	—	—	56,491	—	—	5,999,909
	PSU	3/03/25	—	—	—	28,246	56,491	112,982	—	—	—	5,999,909
	2025 AIP	(b)	1,401,934	2,803,869	4,205,803	—	—	—	—	—	—	—
Mr. Albert	RSU	3/03/25	—	—	—	—	—	—	3,177	—	—	337,429
	PSU	3/03/25	—	—	—	530	1,059	2,118	—	—	—	112,476
	RSU	11/3/2025	—	—	—	—	—	—	3,367	—	—	250,000
	2025 AIP	(b)	130,295	260,590	390,886	—	—	—	—	—	—	—
Mr. Cash	RSU	3/03/25	—	—	—	—	—	—	14,829	—	—	1,574,988
	PSU	3/03/25	—	—	—	2,472	4,943	9,886	—	—	—	524,996
	2025 AIP	(b)	295,385	590,771	886,156	—	—	—	—	—	—	—
Mr. Strickland	RSU	3/03/25	—	—	—	—	—	—	12,357	—	—	1,312,437
	PSU	3/03/25	—	—	—	2,060	4,119	8,238	—	—	—	437,479
	2025 AIP	(b)	311,427	622,853	934,280	—	—	—	—	—	—	—
Ms. Melancon	RSU	3/03/25	—	—	—	—	—	—	10,592	—	—	1,124,976
	PSU	3/03/25	—	—	—	1,765	3,530	7,060	—	—	—	374,921
	2025 AIP	(b)	256,925	513,849	770,774	—	—	—	—	—	—	—
Ms. Allen	RSU	3/03/25	—	—	—	—	—	—	19,419	—	—	2,062,492
	PSU	3/03/25	—	—	—	3,237	6,473	12,946	—	—	—	687,497
	RSU	11/03/25	—	—	—	—	—	—	—	—	—	1,469,705 (d)
	PSU	11/03/25	—	—	—	—	—	—	—	—	—	960,498 (d)
	2025 AIP	—	—	—	—	—	—	—	—	—	—	—
(a)RSU: RSU awards granted on March 3, 2025, which vest ratably over four years subject to continued employment through the vesting date. For Mr. Albert, also includes one-time grant of RSUs on November 3, 2025 in connection with his promotion to Interim Chief Financial Officer, which fully vests after one year subject to continued employment through the vesting date.
PSUs: PSU awards granted on March 3, 2025, which vest subject to achievement of pre-established performance goals for the cumulative three-year performance period ending December 31, 2027 as described in footnote (c) below.
2025 AIP: Award opportunities under our 2025 annual incentive plan approved by the Compensation Committee on February 2, 2025.
(b)Represents potential threshold, target and maximum annual incentive compensation for 2025 under the annual incentive program. See “Annual Incentive Compensation” in the Compensation Discussion and Analysis for more information. Amounts actually paid for 2025 are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above.
(c)The amounts in these columns represent the range of PSUs that may be earned based on cumulative adjusted EBIT per share performance measured over the three-year performance period. The threshold amount reflects the minimum number of shares that may be earned for achievement at or above 98.0% of target, and the maximum amount reflects the number of shares that may be earned based on achievement at or above 102.2% of target. Where performance is achieved between the specified performance tiers, the number of vested PSUs is interpolated. The actual number of PSUs earned pursuant to these awards will be determined and paid following the completion of the three-year performance period based on our actual performance against the performance goal established at the time of grant as adjusted. PSUs, if earned, convert to Wyndham common stock on a one-for-one basis.
(d)Represents the incremental fair value, determined in accordance with ASC Topic 718, of certain long-term incentive awards granted in 2025 and in prior years which were modified on November 3, 2025 in connection with Ms. Allen's departure from the Company. See "Agreements with Named Executive Officers – Ms. Allen – Separation, Release and Advisory Services Agreement" below for additional information.

Under our 2018 Equity and Incentive Plan, all grants set forth in the table fully vest on a change in control. Dividends paid on Wyndham common stock are credited for unvested RSUs and PSUs and are paid in cash only to the extent the underlying RSUs or PSUs vest.

Outstanding Equity Awards at 2025 Fiscal Year-End Table
The following table summarizes the number of securities underlying outstanding plan awards for the named executive officers as of December 31, 2025.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(a)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares, or Units That Have Not Vested ($)(a)
		Exercisable	Unexercisable
Mr. Ballotti	2/27/2019	191,204		(b)	52.44	2/27/2029
	2/25/2020	65,480		(c)	53.40	2/25/2026
	2/23/2021	81,716		(d)	65.21	2/23/2027
	3/10/2022						9,065	(e)	684,951
	3/1/2023						22,639	(f)	1,710,603	90,556	(g)	6,842,411
	2/29/2024						48,987	(h)	3,701,458	130,632	(i)	9,870,554
	3/3/2025						56,491	(j)	4,268,460	56,491	(k)	4,268,460
Mr. Albert	3/10/2022						907	(e)	68,533
	3/1/2023						2,102	(f)	158,827
	11/13/2023						3,279	(l)	247,761
	2/29/2024						3,184	(h)	240,583
	2/29/2024						490	(m)	37,024
	3/3/2025						3,177	(j)	240,054	1,059	(k)	80,018
	11/3/2025						3,367	(n)	254,411
Mr. Cash	2/27/2019	23,900		(b)	52.44	2/27/2029
	3/10/2022						3,116	(e)	235,445
	3/1/2023						7,277	(f)	549,850	9,702	(g)	733,083
	2/29/2024						14,697	(h)	1,110,505	13,062	(i)	986,965
	3/3/2025						14,829	(j)	1,120,479	4,943	(k)	373,493
Mr. Strickland	2/27/2019	12,547		(b)	52.44	2/27/2029
	3/10/2022						2,493	(e)	188,371
	3/1/2023						7,277	(f)	549,850	9,702	(g)	733,083
	2/29/2024						11,022	(h)	832,822	9,796	(i)	740,186
	4/26/2024						5,082	(o)	383,996
	3/3/2025						12,357	(j)	933,695	4,119	(k)	311,232
Ms. Melancon	3/10/2022						2,493	(e)	188,371
	3/1/2023						6,064	(f)	458,196	8,084	(g)	610,827
	2/29/2024						9,185	(h)	694,019	8,164	(i)	616,872
	3/3/2025						10,592	(j)	800,332	3,530	(k)	266,727
Ms. Allen	2/27/2019	1		(b)	52.44	11/4/2026
	3/10/2022 (p)						3,966	(e)	299,671
	3/1/2023 (p)						4,851	(f)	366,542	12,936	(g)	977,444
	2/29/2024 (p)						6,123	(h)	462,654
	3/3/25 (p)						4,854	(j)	366,768

(a)Calculated using closing price of Wyndham Hotels common stock on the NYSE on December 31, 2025 of $75.56.

(b)Grant of stock options, which vested ratably over a period of four years on each anniversary of February 27, 2019.
(c)Grant of stock options, which vested ratably over a period of four years on each anniversary of February 25, 2020.
(d)Grant of stock options, which vested ratably over a period of four years on each anniversary of February 23, 2021.
(e)Grant of RSUs, which vest ratably over a period of four years on each anniversary of March 10, 2022.
(f)Grant of RSUs, which vest ratably over a period of four years on each anniversary of March 1, 2023.
(g)Grant of PSUs, which vest following the conclusion of a three-year performance period ending on December 31, 2025 based on actual three-year cumulative EBIT per share, as adjusted, as measured against the pre-established performance tiers. Amount reported represents the maximum number of shares which may be earned. Actual shares that may be issued can range from 0% to 200% of target based upon performance.
(h)Grant of RSUs, which vest ratably over a period of four years on each anniversary of March 1, 2024.
(i)Grant of PSUs, which vest following the conclusion of a three-year performance period ending on December 31, 2026 based on actual three-year cumulative EBIT per share, as adjusted, as measured against the pre-established performance tiers. Amount reported represents the maximum number of shares which may be earned. Actual shares that may be issued can range from 0% to 200% of target based upon performance.
(j)Grant of RSUs, which vest ratably over a period of four years on each anniversary of March 3, 2025.
(k)Grant of PSUs, which vest following the conclusion of a three-year performance period ending on December 31, 2027 based on actual three-year cumulative EBIT per share, as adjusted, as measured against the pre-established performance tiers. Amount reported represents the number of shares which may be earned at target achievement level. Actual shares that may be issued can range from 0% to 200% of target based upon performance.
(l)One-time grant of RSUs, which cliff vest on November 13, 2026.
(m)One-time grant of RSUs, which vest 50% on March 1, 2025, 25% on September 1, 2025 and 25% on March 1, 2026.
(n)One-time grant of RSUs, which cliff vest on November 3, 2026.
(o)One-time grant of RSUs, which vest ratably over a period of four years on each anniversary of April 26, 2024.
(p)Ms. Allen's employment with the Company terminated effective November 4, 2025. These amounts represent RSUs and PSUs covered by the November 3, 2025 modification of Ms. Allen's long-term incentive awards, which remained unvested until Ms. Allen's execution and non-revocation of a release of claims in January 2026. See "Agreements with Named Executive Officers – Ms. Allen – Separation, Release and Advisory Services Agreement" below for additional information.

2025 Option Exercises and Stock Vested Table
The following table summarizes the exercise of stock options and vesting of RSUs and PSUs in 2025 with respect to the common stock of Wyndham Hotels.

	Option Awards			Stock Awards
Name	Date	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(a)	Date	Number of Wyndham Hotels Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(b)
Mr. Ballotti	5/15/25	32,742	1,085,577	2/27/2025 (c)	18,402	1,989,256
	5/16/25	32,742	1,059,636	3/1/2025 (d) (e)	27,649	2,995,216
	8/15/25	32,742	1,151,399	3/10/2025 (f) (g)	81,580	7,630,177
	8/18/25	32,742	1,117,095
Mr. Albert				2/27/2025 (c)	1,150	124,315
				3/1/2025 (d) (e) (h)	3,091	334,848
				3/10/2025 (f) (g)	906	84,738
				9/1/2025 (i)	490	42,439
Mr. Cash	11/14/25	36,379	664,281	2/27/2025 (c)	6,390	690,759
				3/1/2025 (d) (e)	8,536	924,705
				3/10/2025 (f) (g)	11,424	1,068,487
Mr. Strickland	12/8/25	969	18,266	2/27/2025 (c)	4,553	492,179
	12/9/25	28,134	498,253	3/1/2025 (d) (e)	7,312	792,109
				3/10/2025 (f) (g)	9,138	854,677
				4/26/2025 (j)	1,693	144,193
				10/31/2025 (k)	6,585	483,537
Ms. Melancon				2/27/2025 (c)	3,834	414,455
				3/1/2025 (d) (e)	6,093	660,055
				3/10/2025 (f) (g)	9,138	854,677
Ms. Allen	11/25/25	6,273	133,867	2/27/2025 (c)	8,003	865,124
				3/1/2025 (d) (e)	10,974	1,188,813
				3/10/2025 (f) (g)	14,539	1,359,833
				10/31/2025 (k)	13,170	967,073
(a)Amounts in this column reflect the number of options exercised multiplied by the excess of the fair market value per share at the time of exercise over the exercise price.
(b)Amounts in this column reflect the number of shares vested multiplied by the closing market price per share on the vesting date or settlement date (or the immediately preceding trading day if the vesting or settlement date fell on a date on which there was no trading on the NYSE), as applicable, as follows: February 27, 2025, $108.10; March 1, 2025, $108.33; March 10, 2025, $93.53; April 26, 2025, $85.17; September 1, 2025, $86.61 and October 31, 2025, $73.43.
(c)RSUs granted on February 23, 2021, 25% of which vested on February 27, 2025.
(d)RSUs granted on March 1, 2023, 25% of which vested on March 1, 2025.
(e)RSUs granted on February 29, 2024, 25% of which vested on March 1, 2025.
(f)PSUs granted on March 10, 2022, 100% of which vested on March 10, 2025.
(g)RSUs granted on March 10, 2022, 25% of which vested on March 10, 2025.

(h)RSUs granted on February 29, 2024, 50% of which vested on March 1, 2025.
(i)RSUs granted on February 29, 2024, 25% of which vested on September 1, 2025.
(j)RSUs granted on April 26, 2024, 25% of which vested on April 26, 2025.
(k)RSUs granted on October 31, 2022, 100% of which vested on October 31, 2025.

2025 Nonqualified Deferred Compensation Table
The following table provides information regarding 2025 nonqualified deferred compensation for the named executive officers under our Officer Deferred Compensation Plan. Mr. Albert is the only named executive officer who also had a balance under our Savings Restoration Plan (under which plan there are no Company matching contributions), which Mr. Albert contributed to while in a prior role.

Name	Plan	Executive Contributions in 2025 ($)(a)	Company Contributions in 2025 ($)(b)	Aggregate Earnings in 2025 ($)(c)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/2025 ($)(d)
Mr. Ballotti	Officer DCP	85,616	85,616	1,298,882	—	10,959,432
Mr. Albert	Officer DCP	29,108	29,108	3,032	—	91,369
	Savings Restoration Plan	—	—	1,452	—	36,486
Mr. Cash	Officer DCP	44,308	44,308	117,743	—	1,411,707
Mr. Strickland	Officer DCP	46,714	46,714	47,620	—	390,174
Ms. Melancon	Officer DCP	117,347	39,231	167,962	—	1,160,202
Ms. Allen	Officer DCP	39,370	39,370	46,112	—	1,122,716
(a)All amounts are included as 2025 compensation in the Summary Compensation Table above. Includes amounts applicable to 2025 annual incentive compensation paid in 2026.
(b)All amounts are reported as 2025 compensation in the All Other Compensation Table above. Includes amounts applicable to 2025 annual incentive compensation paid in 2026.
(c)Represents gains or losses in 2025 on investment of aggregate balance.
(d)Salary and annual incentive compensation deferred under the Officer Deferred Compensation Plan, as well as Company contributions, are reported as compensation in the Summary Compensation Table for the respective year in which the salary or annual incentive compensation was paid or earned. The Aggregate Balance at 12/31/2025 does not include contributions or earnings related to the 2025 annual incentive compensation paid in 2026 (but for which the incentive payments are included in the executive and company contributions columns of this table).
Our Officer Deferred Compensation Plan and our Savings Restoration Plan are described above under Compensation Discussion and Analysis. The aggregate balances of the named executive officers are invested based on the executive’s investment election made at the time of enrollment. Executives may change their investment elections during the year. For 2025, we offered a range of investment options consisting of various mutual funds including money market, index, debt and equity funds.

Agreements with Named Executive Officers
The following describes our employment, termination and related arrangements with our named executive officers. Additional information regarding the termination arrangements of our named executive officers can be found under “Potential Payments on Termination or Change in Control.”
Mr. Ballotti
Employment Agreement. In June 2018, we entered into an employment agreement with Mr. Ballotti with a term expiring in May 2021. In February 2021, we entered into an amendment and restatement of Mr. Ballotti’s employment agreement with an effective date of February 23, 2021 which extended his term of employment through May 2024. In November 2023, we entered into an amended and restated employment agreement with an effective date of January 1, 2024, which extended his term of employment through May 2029.
Mr. Ballotti’s agreement, as amended and restated, provides for a minimum base salary of $1,300,000, annual incentive compensation with a target amount of no less than 175% of his base salary subject to meeting performance goals, grants of equity incentive compensation as determined by the Committee and employee benefits and perquisites generally available to our executive officers, as well as up to 20 hours per year of personal use of an aircraft made available by the Company.
Mr. Ballotti’s agreement provides that if his employment is terminated without cause or due to a constructive discharge, he will be entitled to: a lump-sum payment equal to 299% of the sum of his then-current base salary plus the highest annual incentive compensation award paid to Mr. Ballotti with respect to the three years immediately preceding the year in which his employment is terminated (but in no event will the annual incentive compensation portion exceed his then target annual incentive compensation award). In addition, if he elects to continue health plan coverage in accordance with COBRA, the Company will reimburse him for the costs associated with such continued COBRA health coverage for up to 18 months, terminable earlier if he becomes eligible for coverage from a subsequent employer.
In the event of a without cause or constructive discharge termination, all of Mr. Ballotti’s then-outstanding time-based equity awards that would otherwise vest within the one year following such termination will vest and any such awards that are stock options or stock appreciation rights will remain exercisable until the earlier of two years following such termination and the original expiration date of such awards. Any then-outstanding performance-based equity incentive awards (including restricted stock units but excluding stock options and stock appreciation rights) would vest and be paid on a prorated basis following the performance period based on the period of employment plus twelve months (but not to exceed 100% proration), subject to achievement of performance goals. The provisions of the employment agreement relating to equity awards do not supersede any right to acceleration of vesting of such awards in the event of a change in control, death or disability as provided for in the 2018 Equity and Incentive Plan and award agreements. Mr. Ballotti’s entitlement to the foregoing severance payments and benefits under his employment agreement is subject to his timely execution and non-revocation of a general release of claims in favor of the Company.
The agreement provides for customary restrictive covenants, including non-competition and non-solicitation covenants effective during the period of employment and (i) for one year following termination of employment for any reason, if Mr. Ballotti’s employment terminates after expiration of the term of the employment agreement, or (ii) for two years following termination of employment for any reason, if Mr. Ballotti’s employment terminates during the three-year term of the employment agreement.

Mr. Albert
Employment Letter. In November 2025, we entered into an employment letter with Mr. Albert with an effective date of November 4, 2025. Mr. Albert ceased serving as our Interim Chief Financial Officer effective March 3, 2026 and departed from the Company effective March 4, 2026.
Mr. Albert's employment letter provided, during his tenure as Interim Chief Financial Officer, for a base salary of $500,000, an annual incentive award with a target amount equal to 75% of his base salary subject to meeting performance goals, with his annual incentive award for fiscal year 2025 prorated to reflect his target amount in effect prior to his appointment and his new target amount effective November 4, 2025, grants of equity incentive compensation as determined by the Committee, employee benefits generally offered to eligible full-time employees and perquisites generally offered to similarly situated executives.
Mr. Albert’s employment letter also provided that if his employment was terminated by the Company other than for cause, but not including termination due to death or disability, he would be entitled to a payment equal to eighteen months of his then current base salary plus eighteen months of his then target annual incentive compensation award.
Further, pursuant to Mr. Albert's employment letter, in the event of a termination by the Company other than for cause, but not including termination due to death or disability, all of Mr. Albert's then outstanding time-based equity awards that would otherwise vest within the twelve-month period following such termination would vest, and all outstanding performance-based long-term incentive awards that had a performance period that ended within one year of the termination date would remain outstanding and eligible to vest based on whether the performance goals applicable to such PSUs were actually achieved. The provisions of the employment letter relating to equity awards did not supersede any right to acceleration of vesting of such awards in the event of a change in control, death or disability as provided for in the 2018 Equity and Incentive Plan and award agreements.
Separation, Release and Advisory Services Agreement. In connection with Mr. Albert's departure from the Company, we entered into a Separation, Release and Advisory Services Agreement with Mr. Albert. In exchange for Mr. Albert’s execution and non-revocation of such agreement, performance of advisory services and other obligations thereunder, and a release and non-revocation of claims, the Company will provide (i) separation consideration consistent with the terms of Mr. Albert’s employment letter dated November 4, 2025 and (ii) advisory fees in an aggregate amount of $450,000 during a 9-month transition period.
Mr. Cash
Employment Letter. In May 2018, we entered into an employment letter with Mr. Cash with an effective date of June 1, 2018, as amended and restated effective February 13, 2023.
Mr. Cash’s employment letter, as amended, provides for a minimum base salary of $400,000, annual incentive compensation with a target amount of no less than 75% of his base salary subject to meeting performance goals, grants of equity incentive compensation as determined by the Committee and employee benefits and perquisites generally available to our executive officers.

Mr. Cash’s employment letter provides that if his employment is terminated by the Company other than for cause, but not including termination due to death or disability, he will be entitled to a lump-sum payment equal to 200% of the sum of his then-current base salary plus the highest annual incentive compensation award paid to Mr. Cash with respect to the three years immediately preceding the year in which his employment is terminated (but in no event will the annual incentive compensation portion exceed his then target incentive compensation award). In addition, if he elects to continue health plan coverage in accordance with COBRA, the Company will reimburse him for the costs associated with continued COBRA health coverage for up to 18 months, terminable earlier if he becomes eligible for coverage from a subsequent employer.
In the event of a termination by the Company other than for cause, but not including termination due to death or disability, all of Mr. Cash’s then-outstanding time-based equity awards that would otherwise vest within the twelve-month period following such termination will vest and any such awards that are stock options or stock appreciation rights will remain exercisable until the earlier of two years following such termination and the original expiration date of such awards. Any then-outstanding performance-based equity incentive awards (other than stock options and stock appreciation rights) will vest and be paid on a prorated basis following the performance period based on the period of employment plus twelve months (but not to exceed 100% proration), subject to achievement of performance goals. The provisions of the employment letter relating to equity awards do not supersede any right to acceleration of vesting of such awards in the event of a change in control, death or disability as provided for in the 2018 Equity and Incentive Plan and award agreements. Mr. Cash’s entitlement to the foregoing severance payments and benefits under his employment letter is subject to his timely execution and non-revocation of a general release of claims in favor of the Company.
Mr. Strickland
Employment Letter. In February 2020, we entered into an employment letter with Mr. Strickland with an effective date of February 15, 2020, as amended and restated effective February 13, 2023.
Mr. Strickland’s employment letter, as amended, provides for a minimum base salary of $400,000, annual incentive compensation with a target amount of no less than 75% of his base salary subject to meeting performance goals, grants of equity incentive compensation as determined by the Committee and employee benefits and perquisites generally available to our executive officers.
Mr. Strickland’s employment letter provides that if his employment is terminated by the Company other than for cause, but not including termination due to death or disability, he will be entitled to a lump-sum payment equal to 200% of the sum of his then-current base salary plus the highest annual incentive compensation award paid to Mr. Strickland with respect to the three years immediately preceding the year in which his employment is terminated (but in no event will the annual incentive compensation portion exceed his then-current base salary). In addition, if he elects to continue health plan coverage in accordance with COBRA, the Company will reimburse him for the costs associated with continued COBRA health coverage for up to 18 months, terminable earlier if he becomes eligible for coverage from a subsequent employer.

In the event of a termination by the Company other than for cause, but not including termination due to death or disability, all of Mr. Strickland’s then-outstanding time-based equity awards that would otherwise vest within the twelve-month period following such termination will vest and any such awards that are stock options or stock appreciation rights will remain exercisable until the earlier of two years following such termination and the original expiration date of such awards. Any then-outstanding performance-based equity incentive awards (other than stock options and stock appreciation rights) will vest and be paid on a prorated basis following the performance period based on the period of employment plus twelve months (but not to exceed 100% proration), subject to achievement of performance goals. The provisions of the employment letter relating to equity awards do not supersede any right to acceleration of vesting of such awards in the event of a change in control, death or disability as provided for in the 2018 Equity and Incentive Plan and award agreements. Mr. Strickland’s entitlement to the foregoing severance payments and benefits under his employment letter is subject to his timely execution and non-revocation of a general release of claims in favor of the Company.
Ms. Melancon
Employment Letter. In December 2020, we entered into an employment letter with Ms. Melancon with an effective date of March 1, 2021, as amended and restated effective February 13, 2023.
Ms. Melancon’s employment letter, as amended, provides for a minimum base salary of $400,000, annual incentive compensation with a target amount of no less than 75% of her base salary subject to meeting performance goals, grants of equity incentive compensation as determined by the Committee and employee benefits and perquisites generally available to our executive officers.
Ms. Melancon’s employment letter provides that if her employment is terminated by the Company other than for cause, but not including termination due to death or disability, she will be entitled to a lump-sum payment equal to 200% of the sum of her then-current base salary plus the highest annual incentive compensation award paid to Ms. Melancon with respect to the three years immediately preceding the year in which her employment is terminated (but in no event will the annual incentive compensation portion exceed her then target-incentive compensation award). In addition, if she elects to continue health plan coverage in accordance with COBRA, the Company will reimburse her for the costs associated with continued COBRA health coverage for up to 18 months, terminable earlier if she becomes eligible for coverage from a subsequent employer.
In the event of a termination by the Company other than for cause, but not including termination due to death or disability, all of Ms. Melancon’s then-outstanding time-based equity awards that would otherwise vest within the twelve-month period following such termination will vest and any such awards that are stock options or stock appreciation rights will remain exercisable until the earlier of two years following such termination and the original expiration date of such awards. Any then-outstanding performance-based equity incentive awards (other than stock options and stock appreciation rights) will vest and be paid on a prorated basis following the performance period based on the period of employment plus twelve months (but not to exceed 100% proration), subject to achievement of performance goals. The provisions of the employment letter relating to equity awards do not supersede any right to acceleration of vesting of such awards in the event of a change in control, death or disability as provided for in the 2018 Equity and Incentive Plan and award agreements. Ms. Melancon’s entitlement to the foregoing severance payments and benefits under her employment letter is subject to her timely execution and non-revocation of a general release of claims in favor of the Company.

Ms. Allen
Employment Agreement. In December 2019, in connection with Ms. Allen’s appointment as our CFO, we entered into an employment agreement with Ms. Allen with an effective date of December 3, 2019 and a term expiring in December 2022. In November 2022, we entered into an amendment and restatement of Ms. Allen’s employment agreement with an effective date of November 7, 2022 which extended her term of employment through May 2026. Ms. Allen ceased employment with the Company effective November 4, 2025.
Ms. Allen’s agreement provided for a minimum base salary of $600,000, annual incentive compensation with a target amount of no less than 75% of her base salary subject to meeting performance goals, grants of equity incentive awards as determined by the Committee, employee benefits generally offered to eligible full-time employees, and perquisites generally offered to similarly situated senior executive officers.
Ms. Allen’s agreement also provided for the following benefits upon termination without cause or due to a constructive discharge: a lump-sum payment equal to 200% of the sum of her then-current base salary, plus the highest annual incentive compensation award paid to Ms. Allen with respect to the three years immediately preceding the year in which her employment is terminated (but in no event would the annual incentive compensation portion exceed her then-target incentive compensation award). If she were to elect to continue health plan coverage in accordance with COBRA, the Company would reimburse her for the costs associated with such continued COBRA health coverage for up to 18 months, terminable earlier if she becomes eligible for coverage from a subsequent employer; vesting of all of Ms. Allen’s then-outstanding time-based equity awards granted on or after December 3, 2019 that otherwise would vest within the one year following such termination, with stock options or stock appreciation rights remaining exercisable until the earlier of two years following such termination and the original expiration date of such awards; and vesting of her then-outstanding performance-based equity incentive awards to be paid on a prorated basis following the performance period based on the period of employment plus twelve months (but not to exceed 100% proration), subject to achievement of performance goals.
Separation, Release and Advisory Services Agreement. In connection with her ceasing to serve as our Chief Financial Officer and Head of Strategy, we entered into a Separation, Release and Advisory Services Agreement with Ms. Allen. In exchange for Ms. Allen’s execution and non-revocation of such agreement, performance of advisory services through December 31, 2025 (the "Separation Date") and other obligations thereunder, and a release of claims, (i) the Company provided cash compensation in an aggregate amount of $1,500,000 (which was paid at $7,500 per week during the transition period and the remainder was paid after the execution and non-revocation of a release of claims following the Separation Date) and (ii) long-term incentive awards which otherwise would have time-vested on or prior to March 10, 2026 had she remained actively employed with the Company vested after execution and non-revocation of a release of claims following the Separation Date. Ms. Allen's PSUs will vest based on actual performance for the applicable performance period. All other unvested equity awards were forfeited, and any vested stock options shall expire per normal terms on the earlier of one year after Ms. Allen’s last date of employment post-termination or the original expiration date.

Potential Payments on Termination or Change in Control
The following table describes the potential payments and benefits to which the named executive officers who served during 2025 would be entitled upon termination of employment or a change in control. The payments described in the table are based on the assumption that the termination of employment or change in control occurred on December 31, 2025. For a description of the payments and benefits to which Ms. Allen became entitled in connection with her separation from employment in November 2025, see above under "Agreements with Named Executive Officers — Ms. Allen - Separation, Release and Advisory Services Agreement."

Name	Termination Event	Cash Severance ($)(a)	Continuation of Medical Benefits ($)(b)	Acceleration of Equity Awards ($)(c)	Total Termination Payments ($)
Mr. Ballotti	Voluntary Resignation, Retirement, Involuntary Termination for Cause	—	—	—	—
	Death or Disability	—	—	22,990,415	22,990,415
	Termination without Cause or Constructive Discharge	11,488,794	37,912	23,402,292	34,928,998
	Qualifying Termination Following Change in Control	11,488,794	37,912	22,990,415	34,517,121
Mr. Albert	Voluntary Resignation, Retirement, Involuntary Termination for Cause	—	—	—	—
	Death or Disability	—	—	1,327,211	1,327,211
	Termination without Cause or Constructive Discharge	1,312,500	—	827,306	2,139,806
	Qualifying Termination Following Change in Control	1,312,500	—	1,327,211	2,639,711
Mr. Cash	Voluntary Resignation, Retirement, Involuntary Termination for Cause	—	—	—	—
	Death or Disability	—	—	4,249,797	4,249,797
	Termination without Cause or Constructive Discharge	2,303,284	56,203	3,129,846	5,489,333
	Qualifying Termination Following Change in Control	2,303,284	56,203	4,249,797	6,609,284
Mr. Strickland	Voluntary Resignation, Retirement, Involuntary Termination for Cause	—	—	—	—
	Death or Disability	—	—	3,936,600	3,936,600
	Termination without Cause or Constructive Discharge	2,359,847	46,420	2,783,177	5,189,444
	Qualifying Termination Following Change in Control	2,359,847	46,420	3,936,600	6,342,867
Ms. Melancon	Voluntary Resignation, Retirement, Involuntary Termination for Cause	—	—	—	—
	Death or Disability	—	—	3,021,493	3,021,493
	Termination without Cause or Constructive Discharge	1,981,828	55,243	2,254,559	4,291,630
	Qualifying Termination Following Change in Control	1,981,828	55,243	3,021,493	5,058,564
(a)Cash severance payable upon a Qualifying Termination Following Change in Control assumes that the employment of the named executive officer was terminated on a change in control as a termination without cause or, as applicable, a constructive discharge.
(b)If eligible for continuation of medical benefits, represents 18 months’ reimbursement for continued health plan coverage in accordance with COBRA if elected by the executive officer.
(c)Calculated using closing price of Wyndham Hotels common stock on the NYSE on December 31, 2025 of $75.56. This table assumes that all unvested equity awards to which the executive would be entitled vested on December 31, 2025. Upon a change in control or upon the executive's termination of employment by reason of death or disability, all grants made under our 2018 Equity and Incentive Plan fully vest and any performance conditions imposed with respect to awards are deemed to be fully achieved at target. Upon a termination without cause or constructive discharge, the number of PSUs that each NEO would ultimately receive would be subject to performance achievement, and solely for purposes of this table, maximum performance achievement is assumed for our 2023 PSU and 2024 PSU awards and target performance achievement is assumed for our 2025 PSU awards.
Accrued Pay. The amounts shown in the table above do not include payments and benefits, including accrued salary and annual incentive compensation, to the extent they are provided on a non-discriminatory basis to salaried team members generally upon termination of employment.

Deferred Compensation. The amounts shown in the table do not include distributions of aggregate balances under the Officer Deferred Compensation Plan. Those amounts are shown in the Nonqualified Deferred Compensation Table above.
Covered Terminations. The table assumes a termination of employment that is eligible for severance or other benefits under the terms of the named executive officers’ employment agreement and our 2018 Equity and Incentive Plan.
•A termination of an executive officer is for cause if it is for any of the following reasons: the executive’s willful failure to substantially perform his or her duties as our employee (other than any such failure resulting from incapacity due to physical or mental illness); any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against us or the executive’s conviction of a felony or any crime involving moral turpitude (which conviction, due to the passage of time or otherwise, is not subject to further appeal); the executive’s gross negligence in the performance of his or her duties; or the executive purposefully or negligently makes (or has been found to have made) a false certification to us pertaining to our financial statements.
•Under the employment agreements of Mr. Ballotti and Ms. Allen, a constructive discharge means the occurrence of any material breach or failure by us to fulfill our obligations under the executive’s employment agreement; any material reduction in base salary or target award opportunity under our annual incentive plan; any material diminution in the executive’s authority, duties or responsibilities; a required relocation of over fifty miles; not offering to renew his or her employment agreement on substantially similar terms prior to the end of the employment period; or an acquiring company does not agree to assume the executive’s employment agreement.
•A without cause termination occurs if the executive’s employment is terminated other than due to death, disability or for cause.
Acceleration of Equity Awards. Upon a change in control as defined in our 2018 Equity and Incentive Plan, grants made to all eligible team members, including the named executive officers, under the plan fully vest and any performance conditions imposed with respect to awards are deemed to be fully achieved. All awards fully vest and any performance conditions imposed with respect to awards are deemed to be fully achieved at target on the death or disability of the named executive officer. The table does not reflect a reduction in shares that would be withheld for taxes on vesting.
Under our 2018 Equity and Incentive Plan, a change in control generally means any person or persons (other than us, any fiduciary holding securities under a Company employee benefit plan or any of our subsidiaries) becomes the beneficial owner of 30 percent or more of our outstanding voting shares, a merger of Wyndham Hotels or any of our subsidiaries is consummated with another company, consummation of a plan of liquidation of the Company or at least 40 percent of our assets are sold (and following each of the foregoing events, a majority of our pre-change-in-control Board does not constitute a majority of the surviving or purchasing entity’s board); or individuals who presently make up our Board or who become members of our Board with the approval of at least two-thirds of our existing Board (other than a new Director who assumes office in connection with an actual or threatened election contest) cease to be at least a majority of the Board.

Payments Upon Change in Control. For our named executive officers, severance payments in connection with a change in control are made only if the executive suffers a covered termination of employment. The table assumes that the employment of these executives was terminated on a change in control as a constructive discharge or termination without cause. Grants made under our 2018 Equity and Incentive Plan fully vest on a change in control, whether or not the executive’s employment is terminated.

2025 Pay Ratio Disclosure
We provide the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. In 2025, there was a change in the role of our median employee due to a promotion, and to address this, we identified a replacement median employee, as permitted by SEC rules. We selected a new employee whose compensation and job level was substantially similar to our original median employee's compensation, based on the same compensation measure described below used to select the original median employee in 2023. There has been no other change in our employee population or compensation arrangements in the past year that we believe would significantly impact the pay ratio disclosure. For purposes of determining our pay ratio for 2025, the median of the annual total compensation of all employees of our Company (other than our CEO) was $96,598 and the annual total compensation of our CEO was $13,565,781. Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees for 2025 was 140 to 1. This pay ratio disclosure is a reasonable estimate calculated in a manner consistent with SEC rules and guidance.
In determining our pay ratio, we combined all of the elements of our median employee’s compensation for 2025 in accordance with the reporting requirements used for the Summary Compensation Table plus the value attributable to health benefits provided under our non-discriminatory benefit plans, resulting in the annual total compensation amount reported above. With respect to our CEO’s annual total compensation, we used the amount reported in the Total column in the 2025 Summary Compensation Table above plus the value attributable to health benefits provided under our non-discriminatory benefit plans.*1
*1    As permitted by SEC rules, the amount attributable to these health benefits ($14,081) is not included in our CEO’s total compensation reported above in the 2025 Summary Compensation Table.

Pay Versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last five completed fiscal years.
Pay versus Performance Table - Compensation Definitions
The following table reports the compensation of our Principal Executive Officer (“PEO”) and the average compensation of the other Named Executive Officers (“Other NEOs”) as reported in the Summary Compensation Table for the past five fiscal years, as well as their “Compensation Actually Paid.” Compensation Actually Paid as reported in this section is calculated pursuant to recently adopted SEC rules, which require various adjustments be made to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. The dollar amounts do not reflect the actual amount of compensation earned or received by the PEO or Other NEOs during the applicable year.
Pay versus Performance Table

Year	Summary Compensation Table Total for PEO ($)(1)(2)	Compensation Actually Paid to PEO ($)(1)(3)(4)	Average Summary Compensation Table Total for Other NEOs ($)(5)(6)	Average Compensation Actually Paid to Other NEOs ($)(3)(4)	Value of Initial Fixed $100 Investment Based On:		WH GAAP Net Income ($)(9)	WH EBIT Per Share, as adjusted ($)(10)
					WH Total Shareholder Return ($)(7)	Peer Group Total Shareholder Return ($)(8)
2025	13,551,700	9,481,518	3,014,305	685,399	138.63	226.60	193	8.84
2024	13,895,064	25,447,280	3,385,115	4,732,351	181.30	199.57	289	8.11
2023	10,659,712	16,068,245	2,703,559	3,503,272	141.97	150.99	289	7.18
2022	9,732,789	1,614,733	2,808,056	1,700,216	123.52	90.79	355	6.65
2021	18,209,539	33,542,395	3,120,108	4,413,427	152.60	119.84	244	5.68
(1)Chief Executive Officer Geoffrey A. Ballotti served as the PEO for all five years above and shall be referred to as “CEO” throughout the remainder of this section.
(2)The dollar amounts reported are the amounts of total compensation reported for our CEO for each corresponding year in the “Total” column of the Summary Compensation Table.

(3)Calculations of Compensation Actually Paid are reported in compliance with SEC rules which require certain adjustments be made to the Summary Compensation Table reported totals. Compensation Actually Paid does not necessarily represent cash and/or equity value transferred to the CEO or Other NEOs without restriction, but rather is a value calculated under the applicable SEC rules. In general, Compensation Actually Paid is calculated as Summary Compensation Table total compensation adjusted to include the fair value of equity awards as of December 31st of the applicable year or, if earlier, the vesting date (rather than the grant date). Our CEO and Other NEOs do not participate in a defined benefit plan so no adjustment for pension benefits is included. The following table details these adjustments:

Year	Role(s)	Summary Compensation Table Total ($)	(Subtract) Original Grant Date Fair value of Stock Awards and Option Awards Granted in Year	Add Year- End Fair Value of Awards Granted in Year	Add/ (Subtract) Change in Fair Value of Equity Awards Granted in Prior Years	Add/ (Subtract) Change in Value of Vested Equity Awards	Add Fair Value at Vesting of Equity Awards Granted and Vested in Same Year	(Subtract) Value of Equity Awards that Failed to Meet Vesting Conditions	Add Value of Dividends or other Earnings Paid on Stock Awards or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Compensation Actually Paid
2025	CEO	13,551,700	(11,999,818)	8,536,920	(1,033,208)	(103,622)	—	—	529,546	9,481,518
	Other NEOs	3,014,305	(2,245,979)	949,442	(503,646)	(91,046)	—	(509,231)	71,554	685,399
2024	CEO	13,895,064	(9,999,880)	13,166,399	8,764,606	(760,031)	—	—	381,122	25,447,280
	Other NEOs	3,385,115	(1,769,908)	2,076,556	1,170,664	(104,235)	38,885	(139,640)	74,914	4,732,351
2023	CEO	10,659,712	(6,999,979)	7,281,608	4,163,401	636,429	—	—	327,074	16,068,245
	Other NEOs	2,703,559	(1,562,426)	1,625,287	567,712	97,780	—	—	71,360	3,503,272
2022	CEO	9,732,789	(5,999,974)	6,463,895	(7,900,974)	(886,654)	—	—	205,651	1,614,733
	Other NEOs	2,808,056	(1,706,121)	1,642,813	(1,001,586)	(88,987)	—	—	46,041	1,700,216
2021	CEO	18,209,539	(14,600,000)	20,613,575	7,932,664	1,199,193	—	—	187,424	33,542,395
	Other NEOs	3,120,108	(1,532,292)	2,106,488	941,103	176,611	—	(423,178)	24,587	4,413,427

(4)For 2025, the values of restricted stock units, performance stock units and stock options used to calculate Compensation Actually Paid reflect the following assumptions. The disclosure of ranges reflects the consolidation of different grant years into each covered fiscal year under the Pay Versus Performance disclosure. As such, each covered year includes awards granted in such year and awards granted in prior years that were either unvested and outstanding or had vested in such year. The fair value of stock options is estimated using a Black-Scholes option pricing model in accordance with the SEC rules. This model uses both historical data and current market data to estimate the fair value of options and requires several assumptions. The Company did not grant stock options during 2025.

2025
Restricted Share Units
Stock Price	$73.43 – $108.33
Performance Share Units
Financial Metric Multiplier (1)	100 – 200%
Stock Options
Expected life (in years)	0.50 years
Volatility	24.01%
Expected dividend yield	1.46%
Risk-free rate	4.19%

(1)Because each covered fiscal year in the Pay versus Performance disclosure incorporates grants made in different years, a range of multipliers is shown based on the payout expectations as of the applicable fiscal year end date or vesting date.
(5)The Other NEOs in the 2025 reporting year are Kurt Albert, Paul F. Cash, Scott Strickland, Monica Melancon and Michele Allen. The Other NEOs in the 2024 reporting year are Michele Allen, Paul F. Cash, Scott Strickland, Monica Melancon and Lisa Checchio. The Other NEOs in the 2023 reporting year are Michele Allen, Paul F. Cash, Scott Strickland and Monica Melancon. The Other NEOs in the 2022 reporting year are Michele Allen, Paul F. Cash, Lisa Checchio, and Scott Strickland. The Other NEOs in the 2021 reporting year are Michele Allen, Paul F. Cash, Lisa Checchio, Scott LePage and Mary R. Falvey.
(6)The dollar amounts reported represent the average of the amounts reported for our company’s named executive officers as a group (excluding Mr. Ballotti) for each corresponding year in the “Total” column of the Summary Compensation Table.
(7)Cumulative Total Shareholder Return represents the measurement period value of an investment of $100 in our stock on December 31, 2020, and then valued again on each of December 31, 2021, December 31, 2022, December 31, 2023, December 31, 2024 and December 31, 2025.
(8)Consistent with the Stock Performance Graph included in the 2025 Form 10-K, and as permitted by SEC rules the peer group depicted is the S&P 500 Hotels, Resorts & Cruise Lines Index. Total Shareholder Return represents the measurement period value of an investment of $100 and includes the reinvestment of dividends.
(9)Values shown are in millions.
(10)Earnings Before Interest and Taxes, or “EBIT per share,” as adjusted, is reflected for each respective fiscal year and was selected as the Company’s most important financial performance measure used to link Compensation Actually Paid to the CEO and Other NEOs, and additional information regarding how this measure is defined is reflected in the Compensation Discussion and Analysis on the pages referenced below. The unranked list of performance metrics is below and the use of each metric is further discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement as shown in the Proxy Statement Reference column.

Performance Metrics	Proxy Statement Reference
EBIT per share, as adjusted	Compensation Discussion & Analysis – Long-Term Incentive Compensation (pp. 52-53)
Adjusted EBITDA	Compensation Discussion & Analysis – Annual Incentive Compensation (p. 50-51)
Net Room Growth	Compensation Discussion & Analysis – Annual Incentive Compensation (p. 50-51)

Relationships Between Compensation Actually Paid and Performance Measures
The graphs below reflect the relationships between the CEO and Average Other NEOs Compensation Actually Paid (“CAP”) and the Company’s cumulative indexed Total Shareholder Return (“TSR”), (assuming an initial fixed investment of $100), the Company’s TSR performance to peer group, and to GAAP Net Income and EBIT per share for each of the fiscal years ended December 31, 2021, 2022, 2023, 2024 and 2025:

Relationship of TSR to CEO Compensation Actually Paid (CAP)
(12/31/20 to 12/31/25)
Total Shareholder Return (TSR)
Compensation Actually Paid ($M)
190.00
170.00
150.00
130.00
110.00
90.00
70.00
50.00
40.00
35.00
30.00
25.00
20.00
15.00
10.00
5.00
0.00
33.54
1.61
16.07
25.45
9.48
$152.60
$123.52
$141.97
$181.30
$138.63
FY2021
FY2022
FY2023
FY2024
FY2025
PEO CAP
WH TSR

Relationship of TSR to Average Other NEO Compensation Actually Paid (CAP)
(12/31/20 to 12/31/25)
Total Shareholder Return (TSR)
Compensation Actually Paid ($M)
190.00
170.00
150.00
130.00
110.00
90.00
70.00
50.00
8.00
7.00
6.00
5.00
4.00
3.00
2.00
1.00
0.00
$152.60
$123.52
$141.97
$181.30
$138.63
4.41
1.70
3.50
4.73
0.69
FY2021
FY2022
FY2023
FY2024
FY2025
Avg Other NEO CAP
WH TSR

Relationship of WH TSR to Peer Group TSR
Total Shareholder Return (TSR)
250.00
200.00
150.00
100.00
50.00
0.00
152.60
119.84
123.52
90.79
150.99
141.97
199.57
181.30
226.60
138.63
FY2021
FY2022
FY2023
FY2024
FY2025
WH TSR
Peer Group TSR

Relationship of GAAP Net Income to Compensation Actually Paid (CAP)
GAPP Net Income ($M)
Compensation Actually Paid ($M)
450
400
350
300
250
200
150
100
50
0
40.00
35.00
30.00
25.00
20.00
15.00
10.00
5.00
0.00
33.54
$244
4.41
$355
1.61
1.70
$289
16.07
3.50
$289
25.45
4.73
$193
9.48
0.69
FY2021
FY2022
FY2023
FY2024
FY2025
PEO CAP
Avg Other NEO CAP
Net Income

Relationship of EBIT Per Share to Compensation Actually Paid (CAP)
10.00
9.00
8.00
7.00
6.00
5.00
4.00
3.00
2.00
1.00
0.00
35.00
30.00
25.00
20.00
15.00
10.00
5.00
0.00
Compensation Actually Paid ($M)
33.54
4.41
$5.68
1.61
1.70
$6.65
16.07
3.50
$7.18
25.45
4.73
$8.11
9.48
0.69
$8.84
FY2021
FY2022
FY2023
FY2024
FY2025
PEO CAP
Avg Other NEO CAP
WH EBIT Per Share

In accordance with certain requirements under Item 402(v) of Regulation S-K, the above graphs present the relationships as required between the Compensation Actually Paid measure and other performance measures. Our Compensation Committee remains deliberative about designing and implementing executive compensation programs that attract, retain and incentivize Company leadership to deliver strong results in the best long-term interests of our stockholders. These decisions are made independently of disclosure requirements. Our CEO and Other NEOs receive a significant portion of their pay in the form of equity compensation which remains very sensitive to stock price fluctuations. Compensation Actually Paid is a measure to be viewed alongside performance measures as an addition to the Company’s compensation strategy discussed elsewhere in the Compensation Discussion and Analysis, not in replacement thereof.

Related Party Transactions
Wyndham Hotels is a party to an Aircraft Timesharing Agreement with a limited liability company owned by Mr. Holmes’ immediate family (the “Holmes LLC”) pursuant to which the Holmes LLC granted us the right to use the aircraft on a timesharing basis in accordance with, and subject to the reimbursement of certain operating costs and expenses as provided in, the federal aviation regulations. In 2025, we paid $42,357 for operating costs and expenses under this timesharing agreement. The Holmes LLC is solely responsible for the physical and technical operation of the aircraft, aircraft maintenance and the cost of maintaining aircraft liability insurance, as provided in the federal aviation regulations.

PROPOSAL NO. 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are asking our stockholders to cast a non-binding advisory vote to approve the compensation of our named executive officers described in the Compensation Discussion and Analysis and in the tabular and accompanying narrative disclosure regarding named executive officer compensation. We encourage you to read the Compensation Discussion and Analysis and the tables and narratives for details on the 2025 compensation of our named executive officers. This advisory vote to approve named executive officer compensation allows stockholders to provide direct input on important issues relating to executive compensation.
Because your vote is advisory, it will not be binding upon or overrule any decisions of the Board, nor will it create or imply any additional fiduciary duty on the part of the Board. However, the Compensation Committee values the opinions expressed by stockholders in their vote on this proposal and will take into account the outcome of the vote when considering executive compensation arrangements in the future.
Executive Compensation Program
Our Compensation Strategy. As discussed in the Compensation Discussion and Analysis, our executive compensation program is designed to:
•support a high-performance environment by linking compensation with performance for the benefit of stockholders;
•attract, motivate and retain key executives who are crucial to our long-term success;
•provide our executives with market-competitive compensation consistent with comparable companies; and
•support a long-term focus for our executives that aligns their interests with the interests of our stockholders.
Program Highlights. As discussed in the Compensation Discussion and Analysis under “Our Executive Compensation Program Aligns with Stockholder Interests,” we employ a pay-for-performance approach and seek to ensure that our executive compensation program aligns with the interests of our stockholders, including:
•Our annual incentive compensation program approved by our independent Compensation Committee requires achievement of performance metrics designed to incentivize high performance and achievement of financial and strategic goals, thus enhancing value for our stockholders.
•Under the 2025 annual incentive compensation program, the Compensation Committee approved a financial objective based on adjusted EBITDA (weighted 75%) and a strategic metric based on Global Net Room Growth (weighted 25%). Adjusted EBITDA was determined to be an appropriate metric as it reflects the continued importance of this profitability metric to our business. Global Net Room Growth was determined to be an appropriate metric as it reflects the continued importance of this strategic metric as a key driver of long-term value creation.
•In February 2025, the Committee approved an equity mix of RSUs and PSUs as part of each named executive officer’s target long-term incentive award, reflecting a performance-based approach that incentivizes our leadership to drive long-term value creation. For the CEO, the 2025 long-term incentive award consisted of 50% PSUs and 50% time-based RSUs, and for the other named executive officers, 2025 long-term incentive awards consisted of 25% PSUs and 75% time-based RSUs, in each case with no additional performance-based modifier grant.

•The vesting of our 2025 PSU awards is contingent upon achievement of cumulative adjusted EBIT per share measured over the three-year performance period, designed to incentivize medium-term high performance and value growth for our stockholders. Time-based RSUs subject to multi-year vesting are designed to retain our executives, to align the interests of our executives and stockholders and to incentivize them to achieve strong financial performance and drive longer-term stock price appreciation.
•Equity awards granted to our named executive officers, which constitute a majority of our executives’ target annual total compensation and vest over multi-year periods, align the interests of our executives and stockholders.
Performance Highlights. We believe our executive compensation program provides our named executive officers robust incentives to achieve strong strategic and financial performance. As discussed in the Compensation Discussion and Analysis, the commitment and determination of our senior management and team members worldwide drove strong financial and operational results which continue to drive stockholder value creation for the short- and long-term.
Recommendation for Approval
For the reasons discussed above and in our Compensation Discussion and Analysis, the Board recommends that our stockholders vote in favor of the following resolution:
RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers described in the Compensation Discussion and Analysis and the tabular and related narrative disclosure regarding named executive officer compensation included in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

PROPOSAL NO. 3: RATIFICATION OF THE APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee selected Deloitte as our independent registered public accounting firm to conduct an integrated audit of our consolidated financial statements and internal control over financial reporting for the year ending December 31, 2026. The Board seeks an indication from stockholders of their approval or disapproval of the Audit Committee’s appointment of Deloitte as our independent registered public accounting firm (“auditor”) for 2026. The Audit Committee will consider the outcome of our stockholders’ vote in connection with the selection of our auditor but is not bound by the vote. If the appointment is not ratified, the Audit Committee will consider whether a different independent auditor should be selected.
Deloitte served as our auditor for 2025. No relationship exists between Deloitte and us other than the usual relationship between auditor and client. Representatives of Deloitte will be present at the annual meeting and available to respond to appropriate questions and will have the opportunity to make a statement if such representatives desire to do so.
Disclosure about Fees
For the years ended December 31, 2025 and 2024, we engaged Deloitte to perform professional audit services for the integrated audit of our financial statements and internal control over financial reporting for the years ended December 31, 2025 and 2024, as well as for other permissible services during this period in the following categories and amounts.

Type of Fees	2025	2024
Audit Fees	$3,664,000	$3,414,000
Audit-Related Fees	160,000	64,000
Tax Fees	1,073,000	748,000
All Other Fees	—	—
Total	$4,897,000	$4,226,000
In the above table, in accordance with the SEC’s definitions and rules, Audit Fees represent fees billed for the integrated audit of our annual financial statements and internal control over financial reporting included in our Annual Report on Form 10-K for 2025 and 2024, review of interim financial statements included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2025 and 2024 and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.
Audit-Related Fees represent fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including review of the Company’s internal controls (other than as required as part of the integrated audit), including reports under Statement on Standards for Attestation Engagements No. 18, Attestation Standards: Clarification and Recodification, including System and Organization Controls Reports, and due diligence services related to acquisitions and dispositions.
Tax Fees for 2025 represent $628,000 in fees billed for tax advice and tax planning and $445,000 in fees for tax compliance, which may include the preparation of tax returns, tax refund claims and/or tax payment planning.
All Other Fees represent fees billed for any services not included in the first three categories, including permitted services primarily related to conducting operational quality assessments of property adherence with corporate brand standards.

Pre-Approval of Audit and Non-Audit Services
Under the Audit Committee charter, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services to be performed for us by our auditor. The Audit Committee maintains a policy regarding pre-approval of all audit and non-audit services provided by our auditor. Under the policy, the Audit Committee pre-approves on an annual basis certain audit, audit-related, tax and other services to be provided by our auditor. On an ongoing basis, management communicates specific projects and categories of service relating to audit, audit-related, tax and other services for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the auditor.
The Audit Committee discusses with Deloitte the nature of the services being performed as well as considerations with respect to the independence of Deloitte. On a quarterly basis, management and Deloitte report to the Audit Committee regarding the actual fees incurred for all services provided by the auditor. For 2025, all of the audit, audit-related, tax and all other fees listed in the table above were pre-approved by the Audit Committee pursuant to the Audit Committee’s pre-approval policy.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR”
THE ADOPTION OF THE PROPOSAL TO RATIFY THE APPOINTMENT
OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL NO. 4: STOCKHOLDER PROPOSAL REGARDING STOCKHOLDER ABILITY TO ACT BY WRITTEN CONSENT
The Accountability Board (“TAB”), whose address and stockholdings will be provided by us upon written or oral request, has advised the Company that it plans to present the following proposal at the Annual Meeting. This stockholder proposal will be voted on at the Annual Meeting only if properly presented by or on behalf of TAB. The stockholder proposal and supporting statement are set forth below.

For the reasons set forth in its Statement of Opposition immediately following this stockholder proposal, the Board does not support this proposal and urges you to vote AGAINST this proposal.

Stockholder Proposal and Supporting Statement
RESOLVED: Shareholders ask the Board to take the necessary steps to permit action by written consent of the holders of outstanding stock having at least the number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.
DEAR FELLOW SHAREHOLDERS:
Written consents allow shareholders to approve corporate action without having to wait for an annual or special meeting to be scheduled, thereby saving time and resources while ensuring a critical year-round accountability tool for shareholders. Authorization by written consent has the same effect as actions approved at a meeting, but instead of a proxy vote on an action, shareholders sign and deliver to management written consents to the action.
In Delaware—where Wyndham is incorporated—the law by default authorizes shareholder action by written consent in lieu of a meeting. Companies can, however, include language in their charters that eliminates this critical shareholder right, which Wyndham has done, explicitly stating that “the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied.”
Giving shareholders the right to act by written consent is widely recognized as good governance.
For example, Institutional Shareholder Services (ISS) has reported that an “inability to act via written consent can block potential benefits to shareholders.” It’s also said the ability to act by written consent can “enhance the rights of the company’s shareholders by affording them [a] means of acting in between annual meetings” and that adopting this right “is generally in shareholders’ best interests.”
Similarly, Glass Lewis says it “strongly supports the right of shareholders to effect change at their portfolio companies including by acting by written consent.” BlackRock says that since “[s]hareholders should have the opportunity to raise issues of substantial importance without having to wait for management to schedule a meeting” they “should have the right to solicit votes by written consent.”
Vanguard Group says it “will generally support shareholder proposals to adopt this right,” if the company does not already provide shareholders the right to call special meetings (which Wyndham doesn’t).
State Street says providing shareholders the right to act by written consent is appropriate, and Fidelity says it “generally will support proposals regarding shareholders’ right to act by written consent.”
Further, just a small sample of major companies whose proxy statements have touted the fact that their shareholders can act by written consent includes JP Morgan Chase, Home Depot, MGM Resorts, Labcorp, Northrop Grumman, Mattel, Wendy’s, JetBlue, KraftHeinz, Motorola Solutions, Capital One, Ecolab, BNY Mellon, Walgreens Boots Alliance, Intuit, Cisco, Campbell Soup, Sysco, Oracle, AIG, and Apple.
Looking ahead, we believe Wyndham should allow shareholders to act by written consent and that adoption of this proposal is clearly warranted. Thank you.

Board's Statement in Opposition to the Stockholder Proposal

The Board believes that adopting this proposal would not be in the best interests of the Company or its stockholders because the proposal, if adopted, would not provide a meaningful right to stockholders and may actually serve to disenfranchise stockholders.
The proposal claims that action by written consent would offer stockholders a “year-round accountability tool,” that would purportedly “sav[e] time and resources” and is “widely recognized as good governance.” We respectfully disagree:
•The Company already actively engages with stockholders throughout the year, giving stockholders a low-cost and high impact accountability tool that allows them to express their views and provide input to the Board. During 2025, we engaged with stockholders representing 75% of the outstanding Wyndham common stock, including 11 of the 15 largest Wyndham stockholders, to hear their perspectives and expectations. Wyndham believes ongoing engagement with stockholders is the best way to help ensure our decisions and actions are informed by stockholders’ viewpoints and aligned with their interests.
•Activist investors and hostile bidders overwhelmingly use annual meetings (and not written consent) to solicit other shareholders to approve changes at companies.
•Rather than saving time and resources, an action by written consent would substantially increase time and resources expended by the Company, the Board, and shareholders in preparing for and responding to a proxy contest outside of the typical annual meeting cycle.
•Action by written consent is not a commonplace governance practice among U.S. public companies, including companies of Wyndham’s size: for example, over 75% of the constituent members of the S&P 400 do not provide for stockholder action by written consent.
•We believe adopting this stockholder proposal would add very little practical value to our stockholders who already benefit from governance practices that align with stockholder interests and provide for effective oversight and accountability, such as:
•Our By-Laws provide for “proxy access”, allowing eligible stockholders to nominate and include in the Company’s proxy materials nominees constituting up to the greater of two Directors or 20% of the Board.
•Previously, we eliminated all supermajority voting provisions from our By-Laws and Certificate of Incorporation.
•All of our Directors stand for election to the Board on an annual basis.
•All of our Directors, other than our Chair and our CEO, are independent Directors and the Board maintains an independent Lead Director role with extensive authority.
•All members of the Audit, Compensation and Governance committees are independent.
•All of our Directors are actively engaged, with each Director attending and participating in at least 75% of all Board meetings and meetings of the committees on which the Director served that were held in 2025.
•We maintain a majority voting standard for all uncontested Director elections with a Director resignation policy in our By-Laws.

•We maintain a “clawback policy” in compliance with the SEC’s and NYSE’s rules, which requires the Company to recover from current and former officers the amount of incentive-based compensation that was erroneously awarded during the three years preceding the date of an accounting restatement resulting from material noncompliance with financial reporting requirements under the U.S. securities law.
•We have policies prohibiting our Directors and executive officers from engaging in any hedging transactions in our equity securities and from pledging our securities as collateral for loans, holding shares in margin accounts or making short sales of our securities.
•We maintain robust executive and Director stock ownership guidelines.
•Requiring stockholders to vote at a meeting rather than by written consent provides greater benefit to all stockholders, but particularly smaller stockholders, who may not be invited to participate in a written consent. Unlike taking action by written consent, voting at a meeting is a fair, transparent, open, and democratic means of obtaining the feedback of all stockholders. Action by written consent can blindside stockholders and silence the voice of close to a majority of stockholders by never giving them the opportunity to consider a proposal or vote on it.
•A meeting of stockholders requires the provision of notice to stockholders about the meeting and any proposals to be voted on, allows adequate time for stockholders to consider proposals, provides an opportunity to consider any opposing views on proposals as well as an opportunity to debate the merits of proposals at a meeting which all stockholders are invited to attend. Stockholders also have greater ability in a meeting framework to change their minds and their votes prior to action becoming effective. In the context of a stockholder meeting, all communications with respect to proposed actions to be taken at a meeting of stockholders are governed by SEC rules that require disclosure to all stockholders. Accordingly, complete and accurate information about any proposed stockholder action is widely distributed beforehand through proxy statement materials, facilitating open and informed discussion prior to and in connection with the meeting. The meeting process also gives the Board time to analyze and provide a recommendation on the proposal and promotes well informed decision-making by stockholders and directors.
For these reasons, the Board recommends that our stockholders vote against the stockholder proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “AGAINST” THE STOCKHOLDER PROPOSAL

ADDITIONAL INFORMATION
Information about this Solicitation
The Board is soliciting your proxy to vote your shares at the Annual Meeting. The Company will bear the expenses of calling and holding the Annual Meeting and the solicitation of proxies on behalf of the Board with respect to the Annual Meeting. These costs will include, among other items, the expense of preparing, assembling, printing and mailing the Notice, and as applicable, the proxy materials to stockholders of record and beneficial owners, and reimbursements paid to brokerage firms, banks and other fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders and obtaining voting instructions of beneficial owners. We retained Innisfree M&A Incorporated to advise and assist us in soliciting proxies for the Annual Meeting, and agreed to pay Innisfree a fee of $20,000 plus reasonable expenses and any applicable discretionary fees. Proxies may also be solicited by our Directors, officers and employees (who we refer to as “team members”) personally, by mail, telephone or electronic means.
Householding Information
We have adopted a procedure approved by the SEC called householding. Under this procedure, stockholders who have the same address and last name and have not previously requested electronic delivery of proxy materials or otherwise provided instructions to the contrary will receive a single envelope containing the Notices for all stockholders having that address. The Notice for each stockholder will include that stockholder's unique control number needed to vote his or her shares. This procedure will reduce our printing costs and postage fees.
If you do not wish to participate in householding, please contact Broadridge Financial Solutions by calling their toll-free number at (866) 540-7095 or through Broadridge Financial Solutions, Attn.: Householding Department, 51 Mercedes Way, Edgewood, New York 11717, and a Notice in a separate envelope will be promptly delivered to your address. If you are currently receiving the Notice in separate envelopes and wish to receive only one, you may use the same contact information to opt into householding.
For those stockholders who have the same address and last name and who request to receive a printed copy of the proxy materials by mail, we will send only one copy of such materials to each address unless one or more of those stockholders notifies us, in the same manner described above, that they wish to receive a printed copy for each stockholder at that address.
Beneficial stockholders may request information about householding from their banks, brokers or other holders of record.
Stockholder List
We will make available a list of stockholders of record as of the Record Date for inspection by stockholders for any purpose germane to the Annual Meeting from May 4, 2025 through May 13, 2025 at our headquarters located at Wyndham Hotels & Resorts, Inc., 22 Sylvan Way, Parsippany, New Jersey 07054. If you wish to inspect the list, please submit your request, along with proof of ownership, to the Corporate Secretary.

Information About the Notice of Internet Availability of Proxy Materials for the Annual Meeting of Stockholders:
Instead of mailing a printed copy of our proxy materials, including our Annual Report, to all of our stockholders, we provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all stockholders. Accordingly, on or about March 25, 2026, we will begin mailing a Notice to all stockholders as of March 20, 2026, and will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a copy of our proxy materials in printed form by mail or electronically by email. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Appendix A
Non-GAAP Financial Information and Forward-Looking Statements
WYNDHAM HOTELS & RESORTS
NON-GAAP RECONCILIATIONS
(In millions)
The tables below reconcile certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the income statement in order to assist investors’ understanding of the overall impact of such adjustments. We believe that adjusted EBITDA, adjusted net income, free cash flow and adjusted diluted earnings per share financial measures provide useful information to investors about us and our financial condition and results of operations because these measures are used by our management team to evaluate our operating performance and make day-to-day operating decisions and adjusted EBITDA is frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry. These measures also assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. These supplemental disclosures are in addition to GAAP reported measures. These non-GAAP reconciliation tables should not be considered in isolation or as a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP and may not be comparable to similarly-titled measures used by other companies.
Reconciliation of Net Income to Adjusted EBITDA:

	Year Ended December 31, 2025	Year Ended December 31, 2024
Net income	$193	$289
Provision for income taxes	70	79
Depreciation and amortization	62	71
Interest expense, net	139	124
Early extinguishment of debt (a)	—	3
Stock-based compensation	41	41
Development advance notes amortization	32	24
Impairment (b)	86	12
Revo-related charges (c)	74	—
Restructuring and other-related costs (d)	18	15
Transaction-related (e)	2	47
Separation-related (f)	1	(11)
Adjusted EBITDA	$718	$694
________________

(a)     Amount relates to non-cash charges associated with the Company's refinancing of its term loan B.

(b)    2025 represents an impairment of development advance notes and intangible assets related to Revo Hospitality Group ("Revo"). 2024 primarily represents an impairment of development advance notes as a result of the Company’s evaluation of the recoverability of their carrying value.
(c)    Represents a provision for accounts and loans receivable from Revo, which is reflected in operating expenses on the Consolidated Statements of Income.
(d)     2025 amounts consist primarily of employee-related costs and real estate costs related to a call center closure in connection with a restructuring plan; 2024 amounts consist primarily of employee-related costs in connection with a restructuring plan.
(e)    Represents costs related to corporate transactions, including the Company's defense of an unsuccessful hostile takeover attempt. 2024 also includes costs related to the Company's repricing and upsizing of its term loan B.
(f)    Represents costs (income) associated with the Company’s spin-off from Wyndham Worldwide.

WYNDHAM HOTELS & RESORTS
NON-GAAP RECONCILIATIONS (continued)
(In millions, except per share data)
Reconciliation of Net Income and Diluted EPS to Adjusted Net Income and Adjusted Diluted EPS:

	Year Ended December 31,
	2025	2024
Diluted earnings per share	$2.50	$3.61
Net income	$193	$289
Adjustments:
Impairment (a)	86	12
Revo-related charges (b)	74	—
Acquisition-related amortization expense (c)	27	27
Restructuring and other-related costs	18	15
Transaction-related	2	47
Separation-related	1	(11)
Early extinguishment of debt	—	3
Total adjustments before tax	208	93
Special tax items (d)	—	11
Income tax provision (e)	48	24
Total adjustments after tax	160	58
Adjusted net income	$353	$347
Adjustments – EPS impact	2.08	0.72
Adjusted diluted EPS	$4.58	$4.33

Diluted weighted average shares outstanding	77.2	80.1
________________
(a)    2025 represents an impairment of development advance notes and intangible assets related to Revo. 2024 primarily represents an impairment of development advance notes as a result of the Company’s evaluation of the recoverability of their carrying value.
(b)    Represents a provision for accounts and loans receivable from Revo, which is reflected in operating expenses on the Consolidated Statements of Income.
(c)    Reflected in depreciation and amortization on the Consolidated Statements of Income.
(d)    Includes a benefit related to tax credits received in Puerto Rico.
(e)    Reflects the estimated tax effects of the adjustments.

WYNDHAM HOTELS & RESORTS
NON-GAAP RECONCILIATIONS (continued)
(in millions)

	Year Ended December 31,
	2025	2024
Net cash provided by operating activities	$367	$290
Less: Property and equipment additions	(46)	(49)
Plus: Payments of development advances, net	105	109
Free cash flow	426	350
Plus: Adjusting items (a)	7	45
Adjusted free cash flow	$433	$395
________________
(a)    2024 includes payments related to the Company's defense of an unsuccessful hostile takeover attempt; 2025 and 2024 include separation-related net tax payments.

DEFINITIONS
Adjusted Net Income and Adjusted Diluted EPS: Represents net income and diluted earnings per share excluding acquisition-related amortization, impairment and other-related charges (including Revo-related charges), significant accelerated depreciation, restructuring and other-related charges, contract termination costs, separation-related items, transaction-related items (acquisition-, disposition-, or debt-related), (gain)/loss on asset sales, foreign currency impacts of highly inflationary countries and special tax items. The Company calculates the income tax effect of the adjustments using an estimated effective tax rate applicable to each adjustment.
Adjusted EBITDA: Represents net income excluding net interest expense, depreciation and amortization, early extinguishment of debt charges, impairment and other-related charges (including Revo-related charges), restructuring and other-related charges, contract termination costs, separation-related items, transaction-related items (acquisition-, disposition-, or debt-related), (gain)/loss on asset sales, foreign currency impacts of highly inflationary countries, stock-based compensation expense, income taxes and development advance notes amortization. Adjusted EBITDA is a financial measure that is not recognized under U.S. GAAP and should not be considered as an alternative to net income or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company's definition of adjusted EBITDA may not be comparable to similarly titled measures of other companies.
Adjusted Free Cash Flow: Represents free cash flow excluding payments related to the Company's defense of an unsuccessful hostile takeover attempt and separation-related items.
Average Daily Rate (ADR): Represents the average rate charged for renting a Room for one day.
Average Occupancy Rate: Represents the percentage of available Rooms occupied during the period.
Comparable Basis: Represents a comparison eliminating Marketing Fund Variability.
Constant Currency: Represents a comparison eliminating the effects of foreign exchange rate fluctuations between periods (foreign currency translation) and the impact caused by any foreign exchange related activities (i.e., hedges, balance sheet remeasurements and/or adjustments).
FeePAR: Represents annual royalties per franchised Room and is calculated by dividing total annual royalty revenue of the Company's franchised hotels by the number of franchised Rooms in its system size.
Free Cash Flow: Reflects net cash provided by operating activities excluding development advances, less capital expenditures. The Company believes free cash flow to be a useful operating performance measure to it and investors. This measure helps the Company and investors evaluate its ability to generate cash beyond what is needed to fund capital expenditures, debt service and other obligations. Notwithstanding cash on hand and incremental borrowing capacity, free cash flow reflects the Company's ability to grow its business through investments and acquisitions, as well as its ability to return cash to shareholders through dividends and share repurchases or even to delever. Free cash flow is not a representation of how the Company will use excess cash. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating Wyndham Hotels is that free cash flow does not represent the total cash movement for the period as detailed in the condensed consolidated statement of cash flows.

Marketing Fund Variability: Relates to the quarterly timing variances from the Company's marketing funds. The Company's franchise agreements require the payment of marketing and reservation fees, and in accordance with these franchise agreements, the Company is generally contractually obligated to expend such fees for the benefit of each of its brands over time. Marketing and reservation fees earned are generally highest during the summer season when the franchised hotels have the highest occupancy and daily rates, while marketing and reservation expenses are generally highest during the first half of the year in an effort to drive higher occupancy in the summer months. Accordingly, the seasonality of the marketing and reservation revenues and expenses results in adjusted EBITDA variability during the quarters throughout the year but are designed such that on a full-year basis, the Company's marketing funds break even.
RevPAR: Represents revenue per available franchised or managed Room and is calculated by multiplying average occupancy rate by ADR.
Rooms: Represents the number of rooms at the end of the period which are (i) either under franchise and/or management agreements, excluding all rooms associated with the Company's Super 8 master licensee in China, and (ii) properties under affiliation agreements for which the Company receives a fee for reservation and/or other services provided.

FORWARD-LOOKING STATEMENTS
This Proxy Statement contains "forward-looking statements" within the meaning of the federal securities laws, including statements related to Wyndham's current views and expectations with respect to strategy and the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. Forward-looking statements are any statements other than statements of historical fact, including those that convey management's expectations as to the future based on plans, estimates and projections at the time Wyndham makes the statements and may be identified by words such as "will," "expect," "believe," "plan," "anticipate," "predict," "intend," "goal," "future," "forward," "remain," "confident," "outlook," "guidance," "target," "objective," "estimate," "projection" and similar words or expressions, including the negative version of such words and expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Wyndham to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Proxy Statement.
Factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, general economic conditions, including inflation, higher interest rates and potential recessionary pressures, which may impact decisions by consumers and businesses to use travel accommodations; global trade disputes, including with China; the performance of the financial and credit markets; the economic environment for the hospitality industry; operating risks associated with the hotel franchising business; Wyndham's relationships with franchisees; the ability of franchisees to pay back loans owed to Wyndham; the impact of prior or any future impairment charges related to the credit Wyndham extends to its franchisees; the impact of war, terrorist activity, political instability or political strife; global or regional health crises or pandemics including the resulting impact on Wyndham's business, operations, financial results, cash flows and liquidity, as well as the impact on its franchisees, guests and team members, the hospitality industry and overall demand for and restrictions on travel; Wyndham's ability to satisfy obligations and agreements under its outstanding indebtedness, including the payment of principal and interest and compliance with the covenants thereunder; risks related to Wyndham's ability to obtain financing and the terms of such financing, including access to liquidity and capital; and Wyndham's ability to make or pay, plans for and the timing and amount of any future share repurchases and/or dividends, as well as the risks described in Wyndham's most recent Annual Report on Form 10-K filed with the SEC on February 19, 2026 and any subsequent reports filed with the SEC. These risks and uncertainties are not the only ones Wyndham may face and additional risks may arise or become material in the future. Wyndham undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by law.

WYNDHAM HOTELS & RESORTS, INC
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 13, 2026 for shares held directly and by 11:59 p.m. Eastern Time on May 8, 2026 for shares held in the Savings Plan (as defined below). Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 13, 2026 for shares held directly and by 11:59 p.m. Eastern Time on May 8, 2026 for shares held in the Savings Plan (as defined below). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you are voting by mail, proxy cards must be received by May 13, 2026.

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WYNDHAM HOTELS & RESORTS, INC.

The Board of Directors recommends you vote FOR the election of each Director nominee:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Stephen P. Holmes	☐	☐	☐
1b. Geoffrey A. Ballotti	☐	☐	☐
1c. Myra J. Biblowit	☐	☐	☐
1d. James E. Buckman	☐	☐	☐
1e. Bruce B. Churchill	☐	☐	☐
1f. Mukul V. Deoras	☐	☐	☐
1g. Alexandra A. Jung	☐	☐	☐
1h. Ronald L. Nelson	☐	☐	☐
1i. Pauline D.E. Richards	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 2 and 3.	**For**	**Against**	**Abstain**
2. To vote on an advisory resolution to approve our executive compensation program.	☐	☐	☐
3. To vote on a proposal to ratify the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for fiscal year 2026.	☐	☐	☐

The Board of Directors recommends you vote AGAINST Proposal 4.	**For**	**Against**	**Abstain**
4. To vote on a stockholder proposal, if properly presented at the meeting, regarding stockholder ability to act by written consent.	☐	☐	☐

NOTE: To transact any other business that may be properly brought before the meeting or any adjournment, postponement or continuation of the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 2025 Annual Report to Stockholders are available at www.proxyvote.com.

V87607-P46193

WYNDHAM HOTELS & RESORTS, INC.
Annual Meeting of Stockholders
May 14, 2026 9:00 AM ET
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Geoffrey A. Ballotti and Paul F. Cash, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side, all the shares of Wyndham Hotels & Resorts, Inc. (the "Company") common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Company's Annual Meeting of Stockholders to be held on May 14, 2026, or at any adjournment, postponement or continuation thereof, with all powers which the undersigned would possess if present at the meeting.

Wyndham Hotels & Resorts, Inc. Employee Savings Plan Voting Instructions

When casting your vote, you are directing the trustee of the Wyndham Hotel Group Employee Savings Plan (the "Savings Plan") to vote the shares of Company common stock credited to the account under the Savings Plan as of March 20, 2026 (the "Record Date"), in accordance with your instructions and in accordance with the judgment of the trustee upon such other business as may properly come before the meeting and any adjournment or postponement thereof. In addition, you are also affecting the way the trustee will vote shares held in the Savings Plan as of the Record Date that have not been voted by other participants. The trustee will vote these shares in the same proportion as those shares for which timely voting instructions are received.

This proxy will be voted as directed by signature on the reverse side, or if no direction is indicated, will be voted in accordance with the recommendation of the Board of Directors specified on the reverse.

Continued and to be signed on reverse side